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                                                                    EXHIBIT 2.1







                         AGREEMENT FOR SALE AND PURCHASE
                                    OF ASSETS

                                     BETWEEN

                            THE B.F.GOODRICH COMPANY
                                   ("Seller")

                                       AND

                                 PMD GROUP INC.
                                    ("Buyer")











                          DATED AS OF NOVEMBER 28, 2000




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                                                          TABLE OF CONTENTS

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ARTICLE I             PURCHASE AND SALE OF ASSETS.................................................................2
     Section 1.1.     Transaction; Sale Assets....................................................................2
     Section 1.2.     Excluded Assets.............................................................................4
     Section 1.3.     Title to Sale Assets........................................................................6
     Section 1.4.     Excluded Liabilities........................................................................6
     Section 1.5.     Assumed Liabilities.........................................................................7
     Section 1.6.     Purchase Price..............................................................................8
     Section 1.7.     Allocation of Purchase Price................................................................8
     Section 1.8.     Closing.....................................................................................9
     Section 1.9.     Purchase Price Adjustment...................................................................9

ARTICLE II            REPRESENTATIONS AND WARRANTIES OF SELLER...................................................12
     Section 2.1.     Organization; Power........................................................................12
     Section 2.2.     Capitalization.............................................................................13
     Section 2.3.     Authority; No Violation....................................................................13
     Section 2.4.     Ownership of Stock and Equity Interest.....................................................14
     Section 2.5.     Title to Sale Assets and Related Matters...................................................14
     Section 2.7.     Other Tangible Property....................................................................14
     Section 2.8.     No Sales or Options........................................................................15
     Section 2.9      Financial Statements.......................................................................15
     Section 2.10.    Actions Pending............................................................................15
     Section 2.11.    Absence of Changes or Events...............................................................16
     Section 2.12.    Compliance with Laws:  No Default..........................................................16
     Section 2.13.    Real Property..............................................................................17
     Section 2.14.    Material Contracts.........................................................................17
     Section 2.15.    Licenses and Permits.......................................................................19
     Section 2.16.    Intellectual Property......................................................................20
     Section 2.17.    Environmental Matters......................................................................21
     Section 2.18.    Labor Relations; Employees.................................................................23
     Section 2.19.    Employee Benefit Plans.....................................................................24
     Section 2.20.    Tax Matters................................................................................26
     Section 2.21.    Brokers' or Finders' Fee...................................................................28
     Section 2.22.    No Other Representations and Warranties....................................................28
     Section 2.23.    No Gifts or Similar Benefits...............................................................29
     Section 2.24.    Affiliate Transactions.....................................................................29
     Section 2.25.    Suppliers and Customers....................................................................29
     Section 2.26.    Product Liability Claims...................................................................29

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF BUYER....................................................29
     Section 3.1.     Organization; Power........................................................................30
     Section 3.2.     Authority; No Violation; Etc...............................................................30


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     Section 3.3.     Consents and Approvals.....................................................................30
     Section 3.4.     Actions Pending............................................................................31
     Section 3.5.     Disclaimer as to Condition of Sale Assets..................................................31
     Section 3.6.     Nonreliance................................................................................31
     Section 3.8.     Investment Intent..........................................................................31
     Section 3.9.     Legend.....................................................................................31
     Section 3.10.    Brokers' or Finders' Fees..................................................................32
     Section 3.11.    Financing..................................................................................32
     Section 3.12.    Buyer Investment Plan......................................................................32
     Section 3.13.    No Other Representations Or Warranties.....................................................32

ARTICLE IV            PRE-CLOSING COVENANTS OF SELLER............................................................32
     Section 4.1.     Maintenance of Corporate and Entity Status.................................................32
     Section 4.2.     Operation of the Business..................................................................32
     Section 4.3.     Other Offers...............................................................................35
     Section 4.4.     Access to Information......................................................................35
     Section 4.5.     Insurance..................................................................................36
     Section 4.6.     Required Consents and Approvals............................................................36
     Section 4.7.     Pre-Transaction Notification, Transfer Statutes............................................36
     Section 4.8.     Seller's Actions...........................................................................38
     Section 4.9.     Notice of Material Adverse Change..........................................................38
     Section 4.10.    Cooperation................................................................................38
     Section 4.11.    Intercompany Accounts......................................................................39
     Section 4.12.    Acquisition of Rights to Confidentiality...................................................39
     Section 4.13.    Textile Consolidation Project..............................................................39
     Section 4.14.    Satisfaction of Indebtedness...............................................................39
     Section 4.15.    Transfer of Excluded Real Property.........................................................39

ARTICLE V             PRE-CLOSING COVENANTS OF BUYER.............................................................40
     Section 5.1.     Required Consents and Approvals............................................................40
     Section 5.2.     Pre-Transaction Notification...............................................................40
     Section 5.3.     Buyer's Actions............................................................................41
     Section 5.4.     Notice of Material Adverse Change..........................................................41
     Section 5.5.     Cooperation................................................................................41

ARTICLE VI            CONDITIONS PRECEDENT TO PERFORMANCE OF BUYER...............................................41
     Section 6.1.     Accuracy of Representations and Warranties of Seller.......................................41
     Section 6.2.     Compliance.................................................................................42
     Section 6.3.     Approval...................................................................................42
     Section 6.4.     Authorization..............................................................................42
     Section 6.5.     Litigation.................................................................................42
     Section 6.6.     Closing Deliveries.........................................................................43
     Section 6.7.     Material Adverse Effect....................................................................43
     Section 6.8      Financing..................................................................................43

ARTICLE VII            CONDITIONS PRECEDENT TO PERFORMANCE OF SELLER.............................................43
     Section 7.1.     Accuracy of Representations and Warranties of Buyer........................................43


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     Section 7.2.     Compliance.................................................................................43
     Section 7.3.     Approval...................................................................................44
     Section 7.4.     Authorization..............................................................................44
     Section 7.5.     Litigation.................................................................................44
     Section 7.6.     Closing Deliveries.........................................................................44

ARTICLE VIII          TERMINATION................................................................................45
     Section 8.1.     Termination by Mutual Agreement............................................................45
     Section 8.2.     Termination by Buyer.......................................................................45
     Section 8.3.     Termination by Seller......................................................................45
     Section 8.4.     Termination with Respect to Antitrust Matters..............................................45
     Section 8.5.     Effect of Termination......................................................................46

ARTICLE IX            ADDITIONAL AGREEMENTS......................................................................46
     Section 9.1.     Confidentiality............................................................................46
     Section 9.2.     Obligations with Respect to Seller's Employees.............................................46
     Section 9.3.     Certain Costs..............................................................................54
     Section 9.4.     Option to Purchase EMD Business............................................................55
     Section 9.5.     Title to Real Property.....................................................................55
     Section 9.6.     Product Liability Claims...................................................................55
     Section 9.7.     Bulk Transfer Laws.........................................................................55
     Section 9.8.     Name Changes of Stock Group Subsidiaries...................................................56
     Section 9.9.     Provision of Transition Services...........................................................56
     Section 9.10.    Further Assurances.........................................................................56
     Section 9.11.    Accounting and Other Assistance............................................................58
     Section 9.12.    Tax Matters................................................................................59
     Section 9.13.    Noncompetition.............................................................................66
     Section 9.14.    Directors' and Officers' Insurance.........................................................67
     Section 9.15.    Operating Cash.............................................................................67
     Section 9.16.    Aerospace Lease............................................................................67
     Section 9.17.    EMD Lease..................................................................................67
     Section 9.18.    Sublicense of Lemelson License.............................................................67

ARTICLE X             CLOSING DELIVERIES.........................................................................68
     Section 10.1.    Deliveries to Buyer at the Closing.........................................................68
     Section 10.2.    Deliveries to Seller at the Closing........................................................69
     Section 10.3.    Third-Party Consents.......................................................................70

ARTICLE XI            INDEMNIFICATION............................................................................71
     Section 11.1.    Indemnification By Seller..................................................................71
     Section 11.2.    Indemnification by Buyer...................................................................71
     Section 11.3.    Indemnity and Cost Sharing with Respect to Environmental Costs.............................72
     Section 11.4.    Claims.....................................................................................79
     Section 11.5.    Survival of Representations and Warranties.................................................80
     Section 11.6.    Indemnification Limitations................................................................80
     Section 11.7.    Exclusive Remedy...........................................................................81
     Section 11.8.    Lost Profits and Special Damages...........................................................81


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ARTICLE XII           MISCELLANEOUS PROVISIONS...................................................................82
     Section 12.1.    Counterparts...............................................................................82
     Section 12.2.    Entire Agreement...........................................................................82
     Section 12.3.    Exhibits and Disclosure Statement..........................................................82
     Section 12.4.    Expenses...................................................................................82
     Section 12.5.    Interpretation.............................................................................82
     Section 12.6.    Governing Law..............................................................................82
     Section 12.7.    Headings...................................................................................82
     Section 12.8.    Interpretation.............................................................................82
     Section 12.9.    Modification and Waiver....................................................................83
     Section 12.10.   Notices....................................................................................83
     Section 12.11.   Press Release..............................................................................85
     Section 12.12.   Rights of Parties Assignability; Binding Effect............................................85
     Section 12.13.   Currency...................................................................................85
     Section 12.14.   Severability...............................................................................85

Appendix A.           Certain Definitions.......................................................................A-1

EXHIBITS

A                     May 31, 2000 Balance Sheet
B                     May 31, 2000 Working Capital Statement
C                     Terms of Seller Note
D                     Commitment Letters
E                     Terms of Aerospace Lease Agreement
F                     Terms of EMD Lease Agreement

SCHEDULES

B(i)                  Stock Selling Subsidiaries; Stock Subsidiaries
B(ii)                 Asset Subsidiaries
D                     Equity Subsidiaries
E                     Indirect Subsidiaries
1.1(a)                Real Property Acquired by Asset Purchase
1.1(e)                Certain Contracts Assigned by Asset Purchase
1.1(f)                Certain Intangible Acquired by Asset Purchase
1.2(j)                Retained Intellectual Property
1.2(l)                EMD Assets
1.2(m)                Brecksville Vacant Land
1.2(n)                Closed Facilities
1.2(o)                Textile Dyes Business
1.2(p)                Other Excluded Assets
1.5                   Other Assumed Liabilities
1.7                   Allocation of Purchase Price
1.9                   Principles for Preparation of Seller's Working Capital Statement
4.2(a)                Capital Expenditures

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4.2(b)                Operation of Business
4.4                   Access to Information
4.10                  Cooperation
4.13                  Textile Consolidation Project
6.4(b)                Material Consents
9.1                   Confidentiality Agreement
9.2(d)                Transition Arrangements
9.5                   Surveys/Title Commitments
9.10(d)               Defined Remediation Projects
11.3(c)               Certain Identified Facilities
11.3(e)(ii)           Apportionment
11.3(g)               Certain Identified Areas
A                     Persons Deemed to Have Knowledge

DISCLOSURE SCHEDULE
Section 2.1(a)      List of Subsidiaries
Section 2.2(a)      Capitalization of corporate Subsidiaries that are part of Stock Group
Section 2.2(b)      Capitalization of Equity Subsidiaries
Section 2.2(d)      Incumbent Directors and Officers
Section 2.3         Defaults and Violations
Section 2.5         Title to Sale Assets
Section 2.7         Other Tangible Property
Section 2.8         Sales or Options
Section 2.9(a)      Financial Statements
Section 2.9(b)      Liabilities Not Reflected in Financial Statements
Section 2.9(c)      Debt For Borrowing Money
Section 2.10        Actions Pending
Section 2.11        Change or Events
Section 2.12        Compliance with Laws; Defaults
Section 2.13(a)     Owned Real Property
Section 2.13(b)     Condemnation Proceedings
Section 2.13(c)     Leased Real Property
Section 2.14        Material Contracts
Section 2.15        Licenses and Permits
Section 2.16(a)     Intellectual Property
Section 2.16(b)     Intellectual Property Restrictions
Section 2.16(c)     Infringement of Intellectual Property
Section 2.16(d)     Intellectual Property Licensed to Third Parties
Section 2.16(e)     Intellectual Property License or Royalty Fees Arrangements with Third Parties
Section 2.16(f)     Actions Pending regarding Intellectual Property
Section 2.16(g)     Infringements on Intellectual Property
Section 2.16(h)     Intellectual Property Agreements to be Assigned to Buyer (except patents and trademarks)
Section 2.17(a)     Environmental Compliance
Section 2.17(b)     Environmental Matters
Section 2.17(g)     Connecticut and New Jersey Operations
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Section 2.18        Collective Bargaining Agreement; Labor Relations
Section 2.19(a)     Employee Plans
Section 2.19(d)     Certain Payments due upon Consummation of Transaction
Section 2.19(f)     Retiree Benefit Plans
Section 2.20        Tax Matters
Section 2.20(a)     Tax Group
Section 2.20(c)     Tax Returns of Stock Subsidiaries and Equity Subsidiaries
Section 2.20(g)     Other Tax Returns
Section 2.23        Gifts and Similar Benefits
Section 2.24        Affiliate Transactions
Section 2.25        Suppliers and Customers
Section 2.26        Product Liability Claims

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                         AGREEMENT FOR SALE AND PURCHASE
                                    OF ASSETS


         This Agreement for Sale and Purchase of Assets (the "AGREEMENT") dated as of November 28, 2000 is by and between THE B.F.GOODRICH COMPANY, a New York corporation ("SELLER"), and PMD GROUP INC., a Delaware corporation ("BUYER").

                                 R E C I T A L S

         A. Seller's Performance Materials business segment develops, manufactures, markets, distributes and sells a broad range of specialty thermoplastic materials and polymer additives, thickeners, emulsions and other additives for consumer and industrial applications (the "BUSINESS").

         B. Each of the companies listed in Schedule B(i) (the "STOCK SELLING SUBSIDIARIES") and the companies listed in Schedule B(ii) (the "ASSET SUBSIDIARIES") is a direct or indirect wholly owned subsidiary of Seller;

         C. Seller and each of the Stock Selling Subsidiaries is the registered and beneficial owner of the share capital of those companies set forth opposite their respective names in Schedule B(i) (the "STOCK SUBSIDIARIES");

         D. Seller is the beneficial owner of the membership or ownership interest of those companies set forth in Schedule D (the "EQUITY SUBSIDIARIES").

         E. Each Stock Subsidiary is the beneficial owner of share capital or other ownership interest of those companies for which it is identified as the "Stock Selling Subsidiary" in Schedule E (the "INDIRECT SUBSIDIARIES" and, collectively with the Stock Subsidiaries and the Equity Subsidiaries, the "STOCK GROUP").

         F. The Business is carried on through Seller, the Asset Subsidiaries, and the members of the Stock Group (the Asset Subsidiaries and the members of the Stock Group are collectively referred to as the "SUBSIDIARIES").

         G. Seller desires to sell or cause to be sold to Buyer (the "SALE") and Buyer desires to purchase from Seller, the Stock Selling Subsidiaries and the Asset Subsidiaries (the "PURCHASE") (i) the Stock and the Equity Interest (as defined below) and (ii) all of the assets that are used, held for use or useful solely or primarily in connection with the operation of the Business, on the terms, and subject to the conditions, set forth herein.

         H. Seller is acting in its own name and on behalf of the Stock Selling Subsidiaries and the Asset Subsidiaries.

         I. Capitalized terms used in this Agreement shall have the meaning ascribed to such terms in Appendix A attached to this Agreement.

                               A G R E E M E N TS

         In consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein and in order to set forth the terms and conditions of the Purchase and the Sale (together, the "TRANSACTION") and the manner of effecting the Transaction, the parties hereto agree as follows:


                                    ARTICLE I
                           PURCHASE AND SALE OF ASSETS

         SECTION 1.1. TRANSACTION; SALE ASSETS. On the Closing Date:

                  STOCK. Seller shall, and shall cause each relevant Stock Selling Subsidiary to, transfer, assign and deliver to Buyer (or its designee) all of the issued and outstanding shares of capital stock (the "STOCK") of the Stock Subsidiaries;

                  EQUITY INTEREST. Seller shall, and shall cause each relevant Stock Selling Subsidiary to, transfer, assign, and deliver to Buyer (or its designee) all of its membership or ownership interest (the "EQUITY INTEREST") in and to the Equity Subsidiaries; and

                  ASSETS. Seller shall, and shall cause each Asset Subsidiary to, sell, transfer, assign and deliver to Buyer (or its designee) all of their respective right, title and interest in and to all other assets owned, on the Closing Date, by Seller or by any Asset Subsidiaries that are used, held for use or useful solely or primarily in connection with the operation of the Business (the "ASSETS," and together with the Stock and the Equity Interest, the "SALE ASSETS").

         Buyer (or its designee) shall purchase the Sale Assets from Seller, the Asset Subsidiaries and the Stock Selling Subsidiaries, all for the consideration and upon and subject to the other terms and conditions hereinafter set forth.

         The Assets include, without limitation, the following assets, rights, interests and other properties of Seller and the Asset Subsidiaries, but the Assets specifically exclude the Excluded Assets as described in Section 1.2:

                  (a) REAL PROPERTY. All of Seller's and the Asset Subsidiaries' right, title and interests in the Owned Real Property (each parcel of which is described in Schedule 1.1(a)) (the "REAL PROPERTY ACQUIRED BY ASSET PURCHASE"), together with all buildings, improvements, fixtures and appurtenances thereto.

                  (b) INVENTORY AND SUPPLIES. All right, title and interest of Seller and any Asset Subsidiaries in inventory and supplies on the Closing Date that are used, held for use or useful solely or primarily in connection with the operation of the Business, including without limitation,

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raw materials, work-in-process and finished goods, inventory and supplies in transit or on consignment and any and all other supplies stored, kept or maintained by or on behalf of Seller and the Asset Subsidiaries, wherever located, (the "INVENTORY AND SUPPLIES ACQUIRED BY ASSET PURCHASE").

                  (c) TANGIBLE PROPERTY. All right, title and interest of Seller and any Asset Subsidiaries in the tangible property, other than the Inventory and Supplies Acquired by Asset Purchase, on the Closing Date that is used, held for use or useful solely or primarily in connection with the operation of the Business, including, without limitation, all leasehold improvements, equipment, furniture and fixtures, machinery, vehicles, tools and other fixed assets and all records relating thereto including operating and engineering records (the "OTHER TANGIBLE PROPERTY ACQUIRED BY ASSET PURCHASE").

                  (d) ACCOUNTS RECEIVABLE. All right, title and interest of Seller and any Asset Subsidiaries in accounts, notes and other receivables of the Business on the Closing Date, and any collateral or other security relating thereto and all proceeds thereof (the "RECEIVABLES ACQUIRED BY ASSET PURCHASE").

                  (e) CONTRACT RIGHTS. Subject to Section 10.3, all of Seller's and the Asset Subsidiaries' rights under those contracts, sales and purchase orders, customer orders, leases for real and personal property, licenses, commitments and agreements to which any of Seller and the Asset Subsidiaries are a party on the Closing Date that are used, held for use or useful solely or primarily in connection with the operation of the Business including, but not limited to, those set forth on Schedule 1.1(e) (the "CONTRACTS ASSIGNED BY ASSET PURCHASE").

                  (f) INTELLECTUAL PROPERTY RIGHTS. Except as provided in Sections 1.2(i) and 1.2(j), below, all of Seller's and the Asset Subsidiaries' rights in domestic and foreign patents, trademarks, software licenses, trade names, service marks, copyrights, government approvals, permits and authorizations (irrespective of whether such governmental approvals, permits and authorizations apply to intellectual property matters, but excluding Permits which are non-transferable under applicable law), together with all applications and registrations for any of the foregoing, customer lists, supplier lists, technical know-how, utility models, designs, proprietary software, trade secrets, confidential information and other similar intangible assets and all licenses, agreements and permissions related to the foregoing owned by Seller and the Asset Subsidiaries on the Closing Date and used, held for use, or useful solely or primarily in connection with the operation of the Business, including, but not limited to, the items set forth on Schedule 1.1(f) (the "INTANGIBLES ACQUIRED BY ASSET PURCHASE").

                  (g) BOOKS AND RECORDS. Originals of all books and records of Seller and the Asset Subsidiaries relating solely to the Business and copies of portions of such of the books and records to the extent they relate primarily to the Business which, in the reasonable discretion of Buyer, will be necessary or useful to Buyer in connection with the operation of the Business following the Closing Date (the "BOOKS AND RECORDS ACQUIRED BY ASSET PURCHASE").

                  (h) CERTAIN PREPAID EXPENSES. All non-refundable and transferable prepaid expenses, prepaid assets and deposits paid by Seller or the Asset Subsidiaries prior to the Closing

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Date related solely or primarily to the Business for which Buyer will receive the benefit after the Closing Date (the "ASSIGNED PREPAID EXPENSES ACQUIRED BY ASSET PURCHASE").

                  (i) CAUSES OF ACTION. All of Seller's and the Asset Subsidiaries' rights, credits, causes of action or rights of set-off against third parties relating to the Sale Assets or any assets of the members of the Stock Group, including, without limitation, unliquidated rights under manufacturer's and vendor warranties.

                  (j) GOODWILL. All goodwill associated with the Business or the Sale Assets, together with the right to represent to third parties that the Buyer is the successor to the Business.

                  (k) OTHER ASSETS. Except as provided in Section 1.2 below, the right, title and interest of Seller and any Asset Subsidiaries in all other tangible and intangible assets on the Closing Date that are used, held for use, or useful solely or primarily in connection with the operation of the Business.

         SECTION 1.2. EXCLUDED ASSETS. Notwithstanding anything in Section 1.1 above to the contrary, specifically excluded from the Transaction are the following assets none of which shall be a part of the Assets or assets held by any member of the Stock Group (the "EXCLUDED ASSETS"):

                  (a) All cash, cash equivalents, securities available for sale, bank accounts, and certificates of deposit other than cash in the amount of Five Million Dollars ($5,000,000), as described in Section 9.15 and other than any cash taken into account in calculating the Purchase Price pursuant to Section 1.9(a)(ii).

                  (b) All prepaid expenses, prepaid assets and deposits, any of which are non-transferable and are refundable to Seller or any of its Subsidiaries (including without limitation prepaid insurance and related rights to the refund of unearned premiums as of the Closing Date, cash on deposit with the Internal Revenue Service, state or foreign taxing authorities, public utilities and other service providers) and owned by Seller or any of its Subsidiaries on the Closing Date, but only to the extent such assets are excluded for purposes of calculating Net Working Capital of the Business as of the Closing Date.

                  (c) Tax Returns and tax records of Seller and its Subsidiaries (other than the Tax Returns and Tax records of the members of the Stock Group) and all rights of Seller or any of its Subsidiaries to any claims for any federal, state, local or foreign tax refunds relating to the operation of the Business or the ownership of the Sale Assets during periods prior to the Closing Date, but only to the extent such claims for refunds are excluded for purposes of calculating Net Working Capital of the Business as of the Closing Date.

                  (d) All books, files, papers and records (including without limitation minute books and stock transfer records) relating solely or primarily to general corporate affairs of Seller, the Stock Selling Subsidiaries and the Asset Subsidiaries and any records or instruments relating solely or primarily to the Excluded Assets.

                  (e) All policies of insurance of Seller and its Subsidiaries and all of Seller's and its Subsidiaries' rights thereunder.

                  (f) Permits which are non-transferable under applicable law.

                  (g) Except to the extent provided in Section 9.2, (i) all of the assets of the Employee Benefit Plans, (ii) any insurance contract, trust, third party administrator contract, or other funding arrangement for such plans,
(iii) any contracts with third parties relating to the administration of such plans, and (iv) any monies held by Seller or its Subsidiaries in any account dedicated to the payment of benefits or insurance premiums relating to any such plan.

                  (h) Any software computer programs and data bases which are not solely or primarily used or held for use in the Business.

                  (i) Except as otherwise set forth in Section 9.8, all of Seller's and its Subsidiaries' rights to use the name "Goodrich," "B.F. Goodrich" and "BFG," alone or in combination with any other words or terms or variations of such words or terms.

                  (j) Any intellectual property of Seller or its Subsidiaries, including, patents, licenses, trademarks, trade names, copyrights, know-how and trade secrets (i) that are not solely or primarily used, held for use or useful in connection with the operation of the Business, or (ii) that are listed on
Schedule 1.2(j) ("RETAINED INTELLECTUAL PROPERTY").

                  (k) Except as otherwise set forth in Section 4.12, (i) information relating to Seller's negotiations for the sale or other ownership arrangement of all or a portion of the Business and any other transaction with Buyer or any third party who or which was interested in the Business or any other businesses, divisions, commercial business units or assets of Seller or its Subsidiaries or affiliates and (ii) any confidential information of third parties which is contained within records exclusively dedicated for and relating to the Business, or otherwise held under an obligation of confidentiality, which is subject to an obligation of confidentiality which is not assumed by Buyer pursuant to this Agreement or otherwise or for which consent for such assumption is necessary and not obtained.

                  (l) Subject to Section 9.4, all of the assets directly related to Seller's Electronic Materials Business ("EMD BUSINESS") including but not limited to those assets described on Schedule 1.2(l).

                  (m) That certain parcel of vacant land of approximately 150 acres in Brecksville, Ohio, as depicted on the map attached to Schedule 1.2(m) (the "BRECKSVILLE VACANT LAND").

                  (n) All of the real property of those facilities described on
Schedule 1.2(n) (the "CLOSED FACILITIES") along with all of the tangible personal property located at the Closed Facilities.

                  (o) All of the real property described on Schedule 1.2(o) (the "TEXTILE DYES FACILITIES") along with all of the assets directly related to the Textile Dyes business, including, but not limited to, those described on
Schedule 1.2(o).

                  (p) All other assets of Seller or the Asset Subsidiaries not used or useful solely or primarily in connection with the Business and/or otherwise listed in Schedule 1.2(p).

         SECTION 1.3. TITLE TO SALE ASSETS. At the Closing, the Sale Assets shall be sold, transferred, assigned and conveyed to Buyer free and clear of any and all liens, mortgages, pledges, security interests, conditional sales agreements, charges, claims, options, conditions, easements and restrictions of record and any other encumbrances of any kind or nature whatsoever (collectively, "ENCUMBRANCES"), except (in the case of the Assets) for Permitted Encumbrances and except as otherwise expressly provided in this Agreement. On the Closing Date, Seller shall, and shall cause the Stock Selling Subsidiaries to, transfer to Buyer (or its designee) good and marketable title to the Stock and the Equity Interest, free and clear of all Encumbrances, proxies, voting rights or agreements and other restrictions and limitations of any kind.

         SECTION 1.4. EXCLUDED LIABILITIES. Except as expressly set forth in
Section 1.5, Buyer shall neither assume nor become responsible for any Liabilities of Seller or its Subsidiaries or affiliates at the Closing (collectively, the "EXCLUDED LIABILITIES"). All Excluded Liabilities shall remain the sole obligation and responsibility of Seller, its Subsidiaries or affiliates or predecessors (in each case, who are not members of the Stock Group), as applicable. The Excluded Liabilities include, without limitation, the following:

                  (a) Liabilities relating to or arising in respect of any of the Excluded Assets;

                  (b) Liabilities in respect of Taxes, or any reporting requirement or estimated Tax payable with respect thereto, including all Taxes resulting from or with respect to the Assets prior to the Closing (except as provided in Section 9.12);

                  (c) the fees and expenses incurred by the Seller or any of its Subsidiaries or affiliates in connection with negotiating, preparing, closing and carrying out the provisions of this Agreement and the Transaction, including, but not limited to, the fees, disbursements and expenses for Seller's attorneys, accountants, financial advisers and any other consultants;

                  (d) except as provided in Section 9.2, all liabilities with respect to Employee Benefit Plans, including liabilities for post-retirement health and life insurance benefits, Management Continuity Agreements, Retention Agreements, Management Retention Agreements and Supplemental Executive Retirement Plan Agreements;

                  (e) any indebtedness for borrowed money of Seller or any of its Subsidiaries or affiliates to third parties or to Seller or any of its Subsidiaries or affiliates (other than amounts owed between any members of the Stock Group) and any guarantees or obligations to reimburse a bank or any other Person under any letter of credit or similar obligations, and any interest, fees, prepayment premium and other amounts payable in respect thereof;

                  (f) all Liabilities against which Seller has agreed to indemnify Buyer pursuant to this Agreement but only to the extent of such obligation to indemnify;

                  (g) Liabilities arising in connection with any (i) disposition prior to the Closing by Seller or any of its affiliates of stock or assets (whether by stock or asset sale, merger or other transaction) formerly comprising a product line, segment, portion or division of the Business, including without limitation, Liabilities arising in connection with the dispositions of Tremco, Inc. and Tremco Autobody Technologies, Inc. or (ii) product line, segment, portion or division of the Business discontinued prior to the Closing;

                  (h) Liabilities arising in connection with product lines of the Business manufactured, sold or delivered prior to the Closing Date (including, without limitation, Liabilities under any warranty or product liability claims or product recalls or defects, including defective material, design or manufacturing claims) which product lines are not, as of the date hereof or as of the Closing Date, currently manufactured or sold by the Business; and

                  (i) Other Liabilities expressly assumed or retained by Seller under this Agreement.

         SECTION 1.5. ASSUMED LIABILITIES. Notwithstanding anything in this Agreement to the contrary, at the Closing, Buyer shall assume and agree to pay, perform and discharge as and when due the following Liabilities of the Seller or the Asset Subsidiaries (the "ASSUMED LIABILITIES"):

                  (a) bona fide liabilities of the Business (other than any non-current Liability described in Section 1.4(a) through Section 1.4(i)) as reflected, or for which amounts are reserved for, on the Closing Balance Sheet to the extent such liabilities are of the type reflected on the May 31, 2000 Balance Sheet or are of a different type and arose subsequent thereto and are taken into account in the calculation of the Net Working Capital as of the Closing Date;

                  (b) Except as provided in Section 1.4(f), Liabilities relating to or arising out of or incurred in connection with the performance after the Closing Date of all Contracts Assigned by Asset Purchase (other than items set forth in Section 1.4(d));

                  (c) Except as provided in Sections 1.4(h) or 9.6, Liabilities under any warranty or product liability claims, or product recalls or defects, including defective material, design or manufacturing claims and merchandise returns made or received after the Closing Date with respect to products of the Business manufactured, sold or delivered by Seller or its Subsidiaries prior to, on or after the Closing Date;

                  (d) Liabilities of the Business constituting Permitted Encumbrances;

                  (e) Other Liabilities expressly assumed by Buyer under this Agreement or listed on Schedule 1.5; and

                  (f) Except as otherwise specifically provided in this Agreement, Liabilities arising from events relating to the ownership of the Assets and/or operation of the Business or Assets with respect to the period after the Closing Date.

         SECTION 1.6. PURCHASE PRICE. The purchase price to be paid by Buyer for the Sale Assets shall be One Billion Four Hundred Million United States Dollars ($1,400,000,000) (as such number may be adjusted pursuant to the immediately succeeding sentence and Section 1.9, the "PURCHASE PRICE"). The Purchase Price (as adjusted pursuant to Section 1.9(i)) shall be paid at the Closing as follows: (i) the delivery of a promissory note, containing those terms set forth on Exhibit C, in the amount of Two Hundred Million Dollars ($200,000,000) ("SELLER NOTE") and (ii) the remainder of the Purchase Price in immediately available funds in United States Dollars to an account designated in writing by Seller; provided that, at Buyer's option (exercisable anytime prior to the Closing) the principal amount of the Seller Note may be reduced by up to Seventy Five Million Dollars ($75,000,000) and the cash portion of the Purchase Price increased by an amount equal to 80% of any such principal amount reduction. The Purchase Price (as adjusted pursuant to the immediately preceding sentence and Section 1.9(i)) shall be subject to a post-closing adjustment as provided in
Section 1.9.

         SECTION 1.7. ALLOCATION OF PURCHASE PRICE.

                  (a) Buyer shall prepare (and send to Seller) a proposed allocation of the Purchase Price and the Assumed Liabilities to the Sale Assets in accordance with the guidelines set forth in Schedule 1.7 no later than forty-five (45) days after the Determination Date. The parties acknowledge that such allocation shall be determined based on the fair market values of the Sale Assets in accordance with Section 1060 of the Code, or under Section 338 of the Code, in each case to the extent such Section applies to the Transaction. If Seller disagrees with Buyer's proposed allocation, the parties will negotiate in good faith in an attempt to resolve such disagreement. If the parties are unable to solve such disagreement, the parties agree to submit such dispute to Deloitte & Touche LLP pursuant to procedures similar to those set forth in Section 1.9(f). If Deloitte & Touche LLP determines that Buyer's proposed allocation with respect to any disputed items reflects a reasonable estimate of the relative fair market values of the Sale Assets, Seller agrees to abide by such determination. If Deloitte & Touche LLP determines that Buyer's proposed allocation with respect to any disputed items does not reflect a reasonable estimate of the relative fair market values of the Sale Assets, Deloitte & Touche LLP shall determine the relative fair market values with respect to any disputed items, together with any appropriate corresponding allocation, provided that such determination must reflect the minimum allocations set forth on
Schedule 1.7, and Buyer and Seller agree to abide by Deloitte & Touche LLP's determination of fair market value. The parties shall report (including with respect to the filing of Form 8594 with the Internal Revenue Service, to the extent such Form is applicable hereto) the sale and purchase of the Sale Assets for all income tax purposes in a manner consistent with such agreed allocations and shall not, in connection with the filing of applicable Tax Returns, make any allocation of the Purchase Price and Assumed Liabilities which is contrary to such agreed allocations. The parties agree to consult with one another with respect to any tax audit, controversy, or litigation relating to such allocations.

                  (b) Buyer shall use reasonable efforts to prepare a tentative allocation of the Purchase Price and deliver such allocation to Seller, prior to Closing, provided that such tentative allocation shall be limited to the appropriate portions of the Purchase Price that are to be allocated to the following entities: BFGoodrich F.C.C., Inc., BFGoodrich Chemical Belgie BVBA, and BFGoodrich Chemical Spain S.A. Buyer and Seller agree that such tentative allocations may be revised without prejudice when included in the allocation prepared pursuant to (a) above.

                  (c) Buyer and Seller agree for all relevant tax purposes, to the extent (i) the Purchase Price is properly allocable under the provisions of paragraph (a) to Sale Assets that are not directly owned by Seller but are instead owned by an Asset Subsidiary or a Stock Selling Subsidiary, and (ii) the appropriate portion of the Purchase Price is paid to Seller in lieu of such Asset Subsidiary or Stock Subsidiary, that in such event the allocable portion of the Purchase Price received by Seller shall be held by Seller as collection agent for, and for the benefit of, the appropriate Asset Subsidiary or Stock Selling Subsidiary, and that such Subsidiary shall be deemed to possess the beneficial ownership of such allocable portion of the Purchase Price. Buyer and Seller agree that they shall cooperate in the preparation and execution of any documentation determined to be necessary or desirable in effectuating the intent of this provision to the extent Buyer and Seller mutually determine that such documentation is appropriate.

         SECTION 1.8. CLOSING. The consummation of the Transaction contemplated hereby (the "CLOSING") shall take place at 9:00 a.m., Eastern Standard Time, on the later of: (i) February 26, 2001 or (ii) ten (10) business days after the satisfaction or waiver of the conditions set forth in a Article VI and VII (other than those conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction of such conditions), in the offices of Squire, Sanders & Dempsey L.L.P., 4900 Key Tower, 127 Public Square, Cleveland, Ohio 44114, or at such other time and place as Buyer and Seller shall mutually agree (the date on which the Closing takes place being referred to as the "CLOSING DATE"). All actions scheduled in this Agreement for the Closing Date shall be deemed to occur simultaneously. For accounting purposes, the Closing shall be deemed to be effective at 5:00 p.m., Eastern Standard Time, on the Closing Date.

         SECTION 1.9. PURCHASE PRICE ADJUSTMENT.

                  (a) A Purchase Price adjustment to the Purchase Price shall be made as follows: (i) the amount of any indebtedness for borrowed money of Seller or any of its affiliates from third parties that Buyer is assuming pursuant to this Agreement and the amount of any indebtedness for borrowed money of any consolidated members of the Stock Group from third parties shall be subtracted from the Purchase Price; (ii) the amount of cash and cash equivalents in excess of Five Million Dollars ($5,000,000) held in or by the wholly owned members of the Stock Group as of the Closing Date shall be added to the Purchase Price,
(iii) the change in Net Working Capital as of the Closing Date (as finally determined below) shall be added to or subtracted from the Purchase Price, and
(iv) the amount, if any, of the adjustment derived in Section 1.9(i) shall be subtracted from the Purchase Price, provided that such adjustment shall be effectuated solely through reduction of the Seller Note as described in Section 1.9(i).

                  (b) left blank intentionally.

                  (c) Within sixty (60) days following the Closing, Seller shall prepare and deliver to Buyer an audited consolidated statement of assets to be sold and liabilities to be assumed of the Business as of the Closing Date ("CLOSING BALANCE SHEET") as reported on by Ernst & Young LLP, together with a computation of the Net Working Capital as of the Closing Date ("SELLER'S CLOSING WORKING CAPITAL STATEMENT") prepared in a manner consistent with the consolidated statement of assets to be sold and liabilities to be assumed of the Business as of May 31, 2000, attached as EXHIBIT A hereto (the "MAY 31, 2000 BALANCE SHEET") and the computation of the Net Working Capital as of May 31, 2000, attached as EXHIBIT B hereto ("MAY 31, 2000 WORKING CAPITAL STATEMENT"). The Closing Balance Sheet and Seller's Closing Working Capital Statement shall be, and the May 31, 2000 Balance Sheet and May 31, 2000 Working Capital Statement were, prepared consistent with past practice, in accordance with accounting principles generally accepted in the United States consistently applied, and in accordance with the principles set forth in the financial policy manual of Seller, previously delivered to Buyer (the "GUIDE"), except in the case of the May 31, 2000 and the Seller's Closing Working Capital Statement, as provided in Schedule 1.9. In the event the Seller's Closing Working Capital Statement cannot be prepared both in accordance with generally accepted accounting principles and in a manner consistent with the Guide, compliance with generally accepted accounting principles shall be given priority, it being understood that the Guide is intended to be an interpretation of generally accepted accounting principles. As used in this Agreement, "NET WORKING CAPITAL" shall be determined in accordance with Schedule 1.9. Subject to (g) and (h) below, (i) to the extent the Net Working Capital as of the Closing Date as finally determined is greater than $197,119,757, the Purchase Price shall be increased by the amount of such difference pursuant to Section 1.9(a)(iii) up to a maximum of Twenty-Five Million Dollars ($25,000,000), and (ii) to the extent the Net Working Capital as of the Closing Date as finally determined is less than $197,119,757, the Purchase Price shall be decreased by the amount of such difference pursuant to Section 1.9(a)(iii).

                  (d) Buyer and its representatives shall have the right to observe the work performed by Seller and/or its representatives in connection with the preparation of the Closing Balance Sheet and Seller's Closing Working Capital Statement, to examine and make copies of the work papers and other documents generated or reviewed in connection with the preparation of the Closing Balance Sheet and Seller's Closing Working Capital Statement and the May 31, 2000 Balance Sheet and the May 31, 2000 Working Capital Statement, and to access the books and records of Seller related to the Closing Balance Sheet and Seller's Closing Working Capital Statement and the May 31, 2000 Balance Sheet and the May 31, 2000 Working Capital Statement.

                  (e) Buyer shall have forty-five (45) days after the receipt of Seller's Closing Working Capital Statement to review Seller's Closing Working Capital Statement, the work papers and other documents generated or reviewed by Seller in connection with the preparation of Seller's Closing Working Capital Statement, and the books and records of Seller related to Seller's Closing Working Capital Statement ("BUYER'S REVIEW PERIOD"). If, within Buyer's Review Period, Buyer disputes any item(s) on Seller's Closing Working Capital Statement, Buyer shall give Seller written notice of such disagreement specifically identifying the item(s) and amount(s) in dispute and the basis for such dispute (the "BUYER'S NOTICE").

The parties shall use their reasonable efforts to reach agreement with respect to such disputed items within forty-five (45) days following the delivery of Buyer's Notice, or such longer period as may be agreed upon by the parties (the "RESOLUTION PERIOD"). Any item(s) on Seller's Closing Working Capital Statement not specifically identified in writing as a disputed item before the end of Buyer's Review Period shall be deemed to have been accepted by Buyer and shall not be subject to any further dispute, review or change.

                  (f) If the parties fail to reach a mutually agreeable determination with respect to Seller's Closing Working Capital Statement within the Resolution Period, the disputed item(s) shall be resolved and, as a result thereof, the amount of the Net Working Capital on the Closing Date shall be definitely and finally resolved by Deloitte & Touche LLP, or if Deloitte & Touche LLP does not agree in writing to serve in such capacity, a nationally-recognized firm of independent public accountants agreed upon by both Seller and Buyer (in either case, the "ACCOUNTING FIRM"), who shall act as experts not as arbitrators and whose determination shall be final and binding. The Accounting Firm shall have agreed in writing to serve in such capacity pursuant to the terms herein described within fifteen (15) days following the end of the Resolution Period, and the determination of the Net Working Capital shall be completed by the Accounting Firm within forty-five (45) days following the end of the Resolution Period. The Accounting Firm shall address only those issues in dispute, and may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The fees, costs and expenses of the Accounting Firm shall be borne proportionately by Buyer and Seller to the extent that each party's calculation of Net Working Capital differs from the Net Working Capital as finally determined by the Accounting Firm. The allocation of cost by the Accounting Firm shall be final and binding on the parties. The Accounting Firm's determination of Net Working Capital shall be completed in a manner consistent with the principles set forth in this Section 1.9.

                  (g) If, as a result of the post-closing adjustment as described in (a) above, the Purchase Price is to be reduced, the amount of such reduction, with interest thereon calculated as indicated below (the "REDUCTION AMOUNT") shall be paid by wire transfer of immediately available funds to an account designated in writing by Buyer, within ten (10) business days following the date (the "DETERMINATION DATE") of the final determination of the Net Working Capital as of the Closing Date pursuant to the foregoing procedures. The interest shall be calculated at the rate(s) of interest per annum announced from time to time by Citibank N.A. (or its successor) as its U.S. prime rate minus 1% from the Closing Date through the payment date (the "APPLICABLE RATE"). The Reduction Amount shall be treated for income tax purposes as an adjustment to the Purchase Price.

                  (h) If, as a result of the post-closing adjustment as described in (a) above, the Purchase Price is to be increased, the amount of such increase with interest on such amount (the "INCREASED AMOUNT") shall be paid within ten (10) business days following the Determination Date. The interest shall be calculated at the Applicable Rate from the Closing Date through the payment date. The Increased Amount shall be paid by wire transfer of immediately available funds to an account designated in writing by Seller, and shall be treated for income tax purposes as an adjustment to the Purchase Price.

                  (i) If the earnings of the Business before interest, taxes, depreciation and amortization ("EBITDA") for the fiscal quarter ending December 31, 2000 are less than $52,500,000 then the principal amount of the Seller Note shall be reduced by an amount equal to 6.5 times the difference between EBITDA for such quarter and $52,500,000 and any associated interest shall be eliminated. EBITDA will be calculated from the results of operations of the Business as publicly reported by Seller in the ordinary course of business, adjusted on a pro-forma basis for this purpose to (i) exclude revenue and expenses associated with the EMD Business, (ii) reflect pension expense and retiree health care expenses in a manner identical to the pro-forma period for the first three (3) quarters of 2000, (iii) exclude the effect of research and development expenses associated with the Business' drug delivery systems, (iv) exclude the results of the Textile Dyes business (as well as any gain or loss or transaction costs associated with the sale of this business), (v) exclude costs and expenses associated with implementation of the Textile Consolidation Project, (vi) exclude costs and expenses associated with matters that constitute Excluded Liabilities under the Agreement, and (vii) exclude any costs or expenses associated with the Business divestiture process.


                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         As a material inducement to Buyer to enter into this Agreement and to consummate the Purchase, Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date as follows:

         SECTION 2.1. ORGANIZATION; POWER.

                  (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Each of the Subsidiaries and the Stock Selling Subsidiaries is a corporation or other business entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, as listed for each on Section 2.1(a) of Seller's Disclosure Schedule attached to this Agreement (the "DISCLOSURE SCHEDULE").

                  (b) Seller and each of the Asset Subsidiaries, Stock Subsidiaries and the Stock Selling Subsidiaries have all requisite power and authority to own, lease and operate the Sale Assets (and, in the case of the members of the Stock Group that are affiliates of Seller, their assets), to carry on the Business as it is now being conducted by each, respectively, and to enter into, execute and deliver this Agreement and to consummate the Transaction.

                  (c) Seller and each of the Asset Subsidiaries, Stock Subsidiaries, the members of the Stock Group and the Stock Selling Subsidiaries is duly qualified to do business as a foreign corporation or business entity in each jurisdiction where the conduct of its business or ownership of its properties requires such qualification, except where the failure to qualify would not reasonably be expected to have a Material Adverse Effect.

         SECTION 2.2 CAPITALIZATION.

                  (a) The authorized, issued and outstanding capital stock of each member of the Stock Group (other than the Equity Subsidiaries) is as set forth in Section 2.2(a) of the Disclosure Schedule, and all of the issued and outstanding shares of stock of members of the Stock Group have been duly authorized and validly issued, and are fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any Person and are owned by the Person identified as such in Section 2.2(a) of the Disclosure Schedule, free and clear of Encumbrances.

                  (b) The ownership interest of each member or owner of each of the Equity Subsidiaries is as set forth in Section 2.2(b) of the Disclosure Schedule and all such interests have been validly issued and are fully paid, have not been issued in violation of the preemptive rights of any Person and are owned by the Person indicated in Section 2.2(b) of the Disclosure Schedule free and clear of Encumbrances.

                  (c) Neither Seller nor any of the Stock Selling Subsidiaries or the members of the Stock Group that are affiliates of Seller are a party to any outstanding subscriptions, contracts to purchase capital stock or other securities, conversion privileges, options, warrants or rights of any kind, with respect to the purchase, sale or voting of any of the Stock, any of the stock of any member of the Stock Group or any of the Equity Interest.

                  (d) Set forth on Section 2.2(d) of the Disclosure Schedule is a true and complete list of the incumbent directors and officers of each member of the Stock Group.

         SECTION 2.3. AUTHORITY; NO VIOLATION.

                  (a) The execution and delivery of this Agreement and the consummation of the Transaction have been duly and validly authorized by all necessary corporate or other action on the part of Seller, the Asset Subsidiaries, the members of the Stock Group and the Stock Selling Subsidiaries. This Agreement is a valid and binding obligation of Seller, the Subsidiaries, the members of the Stock Group that are affiliates of Seller and the Stock Selling Subsidiaries, enforceable against each of them in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws relating to or limiting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

                  (b) Except as set forth in Section 2.3 of the Disclosure Schedule, neither the execution and delivery of this Agreement, nor the consummation of the Transaction, nor compliance by Seller, the Subsidiaries, the members of the Stock Group and the Stock Selling Subsidiaries with any of the provisions of the Agreement, will conflict with, violate, result in a breach of, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration, result in the creation of any material Encumbrance upon any of the Sale Assets, or the assets of any member of the Stock Group, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body or any other Person under (i) any provision of the constitutional documents of Seller, the Subsidiaries, the members of the Stock Group or the Stock Selling Subsidiaries, or (ii) (x) any of the terms, conditions or provisions of any material indenture, lease, mortgage, loan agreement, contract or other agreement or to which Seller, any Subsidiary, any Stock Selling Subsidiary or any member of the Stock Group is bound or which is a Contract Assigned by Asset Purchase, or (y) any material Permit, law, rule or regulation of any governmental body, agency or authority, or any judgment, order, writ, injunction or decree of any court, arbitrator or governmental body, agency or authority to which Seller, the Subsidiaries, the Stock Selling Subsidiaries, the members of the Stock Group, the Sale Assets or the assets of any member of the Stock Group are subject.

         SECTION 2.4. OWNERSHIP OF STOCK AND EQUITY INTEREST. Seller or one of the Stock Selling Subsidiaries has good and marketable title to the Stock, free and clear of any Encumbrance, and has the right, power and authority to sell and transfer the Stock to Buyer (or its designee) in the manner provided herein. One of the Stock Subsidiaries or another member of the Stock Group has good and marketable title to the shares of capital stock or other ownership interests of the Indirect Subsidiaries as reflected in Sections 2.2(a) and (b) of the Disclosure Schedule ("INDIRECTLY OWNED STOCK"), free and clear of any Encumbrances. None of the Stock or the Indirectly Owned Stock is subject to any voting trust or voting agreement, nor is any proxy in effect with respect thereto. Seller has good and marketable title to the Equity Interest, free and clear of any Encumbrance, and has the right, power and authority to sell and transfer the Equity Interest to Buyer (or its designee) in the manner provided herein. The Equity Interest is not subject to any voting trust or voting agreement, nor is any proxy in effect with respect thereto. Except for the Stock, the Indirectly Owned Stock and the Equity Interest, no member of the Stock Group owns any stock, or other equity or ownership rights in any Person.

         SECTION 2.5. TITLE TO SALE ASSETS AND RELATED MATTERS. Except as set forth in Section 2.5 of the Disclosure Schedule, Seller or one of its Subsidiaries has, and, subject to the receipt of any required consents, after giving effect to the Transaction Buyer will have, good and marketable title to, or uses under valid and subsisting leases or licenses, all of the Assets and, in the case of the members of the Stock Group, their respective assets (including those reflected on the May 31, 2000 Balance Sheet, except for assets sold, consumed or otherwise disposed of in the ordinary course of business since the date of the May 31, 2000 Balance Sheet), in all cases free and clear of all Encumbrances, except Permitted Encumbrances.

         SECTION 2.6. LEFT BLANK INTENTIONALLY

         SECTION 2.7. OTHER TANGIBLE PROPERTY. The Sale Assets and the assets of the members of the Stock Group include all of the properties, assets and rights that are used, held for use or useful solely or primarily in the conduct of the Business as currently conducted. Except as provided in Section 2.7 of the Disclosure Schedule, the Other Tangible Property is adequate for the conduct of the Business as currently conducted. Except as provided in Section 2.7 of the Disclosure Schedule, the machinery and equipment included in the Other Tangible Property Acquired by Asset Purchase has been maintained in a manner sufficient to permit the conduct of the Business in the ordinary course, and may be so operated in such a manner at the Closing in all material respects.

         SECTION 2.8. NO SALES OR OPTIONS. Except for this Agreement and except as set forth in Section 2.8 of the Disclosure Schedule, neither Seller nor any of its affiliates have entered into any agreement for the sale or lease of, or given any Person an option to lease or purchase, all or any part of the Sale Assets or assets of any member of the Stock Group, except for sales of inventory items in the ordinary course of the Business, sales of supplies in the ordinary course of the Business, consistent with past practice, or the disposal of machinery or equipment in the ordinary course of the Business, consistent with past practice.

         SECTION 2.9 FINANCIAL STATEMENTS.

                  (a) Seller has delivered to Buyer (i) the unaudited balance sheets and statements of income and cash flows of the Business as of and for the nine-month period ended September 30, 1999 and 2000, (ii) the May 31, 2000 Balance Sheet and (iii) the audited balance sheets and statements of income and cash flows of the Business for the years ended December 31, 1997, 1998, 1999 together with the notes to such financial statements, accompanied in the case of this clause (iii), by an unqualified opinion of Ernst &Young LLP (the financial statements described above, together with the notes to such financial statements, collectively, the "Financial Statements.") Except as described in
Section 2.9(a) of the Disclosure Schedule, the Financial Statements (i) were prepared in accordance with accounting principles generally accepted in the United States, consistently applied; and (ii) present fairly in all material respects the financial condition and results of operations of the Business for the periods referred to therein (or, in the case of the May 31, 2000 Balance Sheet, the assets and liabilities of the Business as held for sale in connection with the Transaction).

                  (b) Neither Seller, nor any Asset Subsidiary (to the extent related to the Business), nor any member of the Stock Group has any liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted, known, unknown or otherwise), except (i) as set forth as a liability on the May 31, 2000 Balance Sheet, (ii) as are Excluded Liabilities, (iii) items disclosed in Section 2.9(b) of the Disclosure Schedule, (iv) liabilities and obligations incurred since the date of the May 31, 2000 Balance Sheet in the ordinary course of business and not in violation of any of the terms of this Agreement, (v) liabilities and obligations arising under any contract or agreement or (vi) other liabilities which in the aggregate would not have Material Adverse Effect.

                  (c) Except as set forth in Section 2.9(c) of the Disclosure Schedule, no member of the Stock Group has outstanding any debt for borrowed money or any finance leases required by accounting principles generally accepted in the United States to be capitalized and the Assumed Liabilities do not include obligations under any such finance leases.

         SECTION 2.10. ACTIONS PENDING. Except as set forth in Section 2.10 of the Disclosure Schedule, there are no material actions, suits, claims, written notices, hearings or proceedings (excluding actions, suits, claims, notices, hearings or proceedings related to Taxes) pending or, to Seller's Knowledge, threatened against Seller or any of the Subsidiaries or any properties or rights of Seller or the Subsidiaries related to the Business, by or before any court, arbitrator or governmental body, agency or authority. Except as set forth in
Section 2.10 of the Disclosure

Schedule, to Seller's Knowledge there are no material inquiries or investigations (excluding inquires or investigations relating to Taxes) pending or threatened against Seller or any of the Subsidiaries or any properties or rights of Seller or the Subsidiaries related to the Business, by or before any court, arbitrator or governmental body, agency or authority. Except as set forth on Schedule 2.10, neither Seller nor any Subsidiary is subject to any order, writ, injunction or decree of any court or any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality (other than as relating to Permits), in each case relating and material to the Business.

         SECTION 2.11. ABSENCE OF CHANGES OR EVENTS. Except as contemplated by this Agreement or as described in Section 2.11 of the Disclosure Schedule, since December 31, 1999, the Business has in all material respects been conducted only in the ordinary course, and neither Seller nor any of its affiliates has:

                  (a) Mortgaged, pledged or subjected to any Encumbrance any material portion of the Sale Assets or any material portion of the assets of any members of the Stock Group;

                  (b) Encountered any actual or, to Seller's Knowledge, threatened labor union organizing activity or collective bargaining agreement negotiation, had any actual or, to Seller's Knowledge, threatened employee strikes, work stoppages, slow-downs or lock-outs, or experienced any material change in its relationship with employees or the agents, consultants, salespersons, distributors or independent contractors of the Business;

                  (c) Except for the Transition Arrangements, made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed to pay, conditionally or otherwise, any bonus, extra compensation, pension, severance or vacation pay, to any director, officer, Employee, consultant, sales representative, distributor or independent contractor of the Business, other than in the ordinary course of the Business, consistent with past practice; entered into any employment contract with any officer or salaried employee, or instituted any employee welfare, bonus, stock option, profit-sharing, retirement or similar plan or arrangement other than in the ordinary course of the Business, consistent with past practice;

                  (d) Suffered any change, event or condition that, in any individual case or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

                  (e) Taken any action which, if it had been taken after the date of this Agreement, would have been a breach of Section 4.2; or

                  (f) Entered into any agreement or contract, made any commitment or otherwise obligated itself to take any of the types of action described in subsections (a) through (e) of this Section 2.11.

         SECTION 2.12. COMPLIANCE WITH LAWS: NO DEFAULT. Except as described in
Section 2.12 of the Disclosure Schedule, and except for those matters regarding any Environmental Laws, Seller and its affiliates are in compliance in all material respects with each applicable law, rule, regulation, ordinance, writ, injunction, permit, resolution, approval, order, decree, policy or guideline of any court, arbitrator or governmental agency, body or authority to which they or the Sale Assets or any assets of the members of the Stock Group are subject (including without limitation applicable laws, rules and regulations relating to antitrust, civil rights, and occupational health and safety).

         SECTION 2.13. REAL PROPERTY.

                  (a) Section 2.13(a) of the Disclosure Schedule contains a list of all of the Owned Real Property and the name of the record title holder thereof. With respect to such Owned Real Property either the Seller or one of the Subsidiaries owns good and marketable title to such real property, free and clear of all Encumbrances other than Permitted Encumbrances. Except as described in Section 2.13(a) of the Disclosure Schedule, there are no leases, subleases, licenses, concessions or other agreements granting to any Person the right of use or occupancy of any material portion of such Owned Real Property; and there are no outstanding options or rights of first refusal to purchase any parcel of such Owned Real Property, any portion thereof or interest therein. The Owned Real Property, together with the Leased Real Property, includes all real property that is used, held for use or useful solely or primarily in the conduct of the Business, except for Excluded Assets.

                  (b) Except as described in Section 2.13(b) of the Disclosure Schedule, there is no current, or to Seller's Knowledge, proposed condemnation proceeding, requisition or taking proposal by any public authority of any material portion of the Owned Real Property.

                  (c) Section 2.13(c) of the Disclosure Schedule contains a list of all Leased Real Property and the names of the lessee and lessor thereof. To Seller's Knowledge, the leases with respect to such property are in full force and effect, and Seller or one of the Subsidiaries holds a valid and existing leasehold interest under each of the leases free and clear of all Encumbrances except for Permitted Encumbrances. Buyer either has been supplied with, or has been given access to, complete and accurate copies of each of the leases and none of such leases have, to Seller's Knowledge, been modified in any material respect, except to the extent that such modifications are disclosed by the copies delivered to Buyer. Neither Seller nor one of the Subsidiaries is, to Seller's Knowledge, in default in any material respect under any of such leases, and, to Seller's Knowledge, none of the landlords or lessors are in default in any material respect thereunder.

         SECTION 2.14. MATERIAL CONTRACTS.

                  (a) Section 2.14 of the Disclosure Schedule lists all agreements and contracts, including all amendments thereto, that relate solely or primarily to the Business to which Seller or its Subsidiaries or affiliates are parties or to which they are subject or by which the Sale Assets or Seller or its Subsidiaries or affiliates are bound, and that fall into one or more of the following categories (the "MATERIAL CONTRACTS"):

                          (i) All agreements and contracts entered into with
customers and suppliers that individually involve the payment at an annual amount in excess of Three Million

Dollars ($3,000,000) and are not cancelable upon notice without payment or consent within ninety (90) days;

                          (ii) All agreements and contracts relating to capital
expenditures at an annual amount in excess of Five Hundred Thousand Dollars ($500,000);

                          (iii) All agreements and contracts relating to the
grant or receipt by Seller or any of its Subsidiaries of any license or royalty fees or other similar payment obligations to or from any Person that Seller reasonably believes will be in excess of Eight Hundred Thousand Dollars ($800,000) in the calendar year 2000;

                          (iv) any covenant not to compete, or other covenant,
contained in a contract or agreement restricting Seller's and its Subsidiaries' development, manufacture, marketing or distribution of any current product lines of the Business with at least Five Million Dollars ($5,000,000) of annual sales other than (i) restrictions on the use of Intellectual Property contained in patent, license or joint development agreements which are customary for those types of agreements and (ii) those contained in distributorship agreements or grants of exclusive territories entered into in the ordinary course of business;

                          (v) left blank intentionally;

                          (vi) any lease or similar agreement for the lease or
use of (as lesser or lessee) any machinery, equipment, vehicle or other tangible personal property owned by any Person in each case, other than leases entered into in the ordinary course of business and providing for payments of not more than One Million Dollars ($1,000,000) per year;

                          (vii) other than (i) purchase orders or other
agreements executed in the ordinary course of business extending repayment terms to third parties and (ii) lines of credit and secured debt of the affiliates of the Seller supporting payroll, working capital, capital expenditures and other ordinary course operations of the legal entity; and (iii) debt instruments of the various joint venture entities of which Seller is a member, partner or shareholder, any agreement, contract or other instrument entered into with any third party under which any affiliate of the Seller has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any Person or any other note, bond, debenture or other evidence of indebtedness issued to any Person;

                          (viii) (i) other than agreements executed in the
ordinary course of business, including, but not limited to, performance guarantees and parent-subsidiary guarantees of performance, any agreement, contract or other instrument under which any Person has, directly or indirectly, guaranteed liabilities or obligations of any member of the Stock Group or the Business or (ii) any agreement pursuant to which any member of the Stock Group or the Business has, directly or indirectly, guaranteed liabilities or obligations of any Person;

                          (ix) any agreement, contract, or other instrument
under which (i) any Person other than Seller has, directly or indirectly, guaranteed indebtedness for borrowed money of any member of the Stock Group or the Business or (ii) any member of the Stock Group or the Business has, directly or indirectly, guaranteed indebtedness for borrowed money of any Person;

                          (x) other than purchase orders or other agreements
executed in the ordinary course of business extending repayment terms to third parties, any agreement, contract or other instrument entered into with any third party under which any member of the Stock Group has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person;

                          (xi) other than agreements executed in the ordinary
course of business, including, but not limited to, purchase and sale orders, leases and license agreements, any agreement or instrument providing for indemnification of any Person with respect to material liabilities relating to any current or former business;

                          (xii) to Seller's Knowledge any prior acquisition or
disposition by Seller or any of its affiliates from or to, as applicable, any third party of stock or assets formerly (in the case of dispositions) comprising a product line, segment, portion or division of the Business (by way of merger, consolidation, sale or otherwise) where any member of the Stock Group or the Business has any continuing obligations thereunder other than agreements relating to acquisitions or dispositions by Seller, its affiliates or the Business with a purchase price of less than Five Million Dollars ($5,000,000); and

                          (xiii) any joint venture or partnership agreement.

                  (b) All of the Material Contracts are the valid and binding obligations of the Seller, Asset Subsidiaries or member of the Stock Group, a party thereto, and to Seller's knowledge, the other parties thereto, are in full force and effect and as to Seller and/or its respective affiliates are enforceable in accordance with their respective terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium or other laws relating to or limiting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. Neither Seller nor one of the Subsidiaries is in breach or default in any material respect under any Material Contract and, to Seller's Knowledge, no other party to any of the Material Contracts is in breach or default in any material respect thereunder.

         SECTION 2.15. LICENSES AND PERMITS. Except as provided in Section 2.15 of the Disclosure Schedule, Seller and the Subsidiaries own, hold, possess or lawfully use all licenses, permits, certificates, approvals, resolutions, consents and other authorizations ("PERMITS") which are necessary in order to operate in all material respects the Sale Assets and the assets of the members of the Stock Group as now operated by them or to conduct the Business as now conducted by them.

         SECTION 2.16. INTELLECTUAL PROPERTY.

                  (a) All patents, patent applications, including utility and design patents and patent applications, trademarks, trademark applications, trade names, service marks, and registered copyrights, which are owned and currently in use by Seller or its Subsidiaries and used or held for use solely or primarily in connection with the operation of the Business are listed or described in Section 2.16(a) of the Disclosure Schedule (the "INTELLECTUAL PROPERTY"). As used herein, the term "Intellectual Property Agreements" means those agreements which are listed in Schedules 2.16 (d), (e) and (h) hereof. The Intellectual Property together with the Intellectual Property Agreements are sufficient for the conduct of the Business as it is presently conducted by Seller and its Subsidiaries. Except as disclosed in Section 2.16 of the Disclosure Schedule, Seller has no Knowledge of any written notice from a third party unambiguously alleging that any patent listed or described in Section 2.16(a) of the Disclosure Schedule is invalid except for such notices which are not reasonably expected to have a material effect on a material product line of the Business. Except as disclosed on Section 2.16(a) of the Disclosure Schedule, Seller or its Subsidiaries have title and ownership interests to the Intellectual Property, as described in Section 2.16(a) of the Disclosure Schedule (other than trade secrets).

                  (b) Except as specified in Sections 1.2(i) and 1.2(j) and
Section 2.16(b) of the Disclosure Schedule, there are no restrictions or limitations on Seller's or the relevant Subsidiaries' right to use any Intellectual Property or any rights obtained through the Intellectual Property Agreements, except for any restrictions or limitations which would not reasonably be expected to have a Material Adverse Effect. Except as specified in Sections 1.2(i) and 1.2(j) and Section 2.16(b) of the Disclosure Schedule, and subject to the receipt of any required consent, there are no prohibitions on the transfer to Buyer of any Intellectual Property or Intellectual Property Agreements as such transfer is contemplated by this Agreement, except for any prohibitions which would not reasonably be expected to have a material effect on a material product line of the Business. Except as provided in Sections 1.2(i) and 1.2(j) above, all of Seller's or the relevant Subsidiaries' rights in and to such Intellectual Property and the Intellectual Property Agreements will be conveyed to Buyer pursuant to this Agreement subject to the receipt of any required consents.

                  (c) Except as disclosed in Section 2.16(c) of the Disclosure Schedule, to Seller's Knowledge, neither Seller nor any of its affiliates have received written notice that the Business infringes or misappropriates any intellectual property rights of others, and neither Seller nor any of its Subsidiaries that are affiliates have been charged nor, to Seller's Knowledge, threatened in writing to be charged with infringing or misappropriating the intellectual property rights of others, except in either case for any infringements which would not reasonably be expected to have a Material Adverse Effect.

                  (d) Except as disclosed on Section 2.16(d) of the Disclosure Schedule, neither Seller nor any of its affiliates have licensed any third party to use any Intellectual Property or any rights obtained through the Intellectual Property Agreements that is material to the Business.

                  (e) Except as described on Section 2.16(e) of the Disclosure Schedule, neither Seller nor any of its affiliates have entered into any contract or made any arrangement pursuant to which any third party is entitled to any royalty or other compensation for the use of any Intellectual Property that is material to the Business. Except as disclosed in Section 2.16(e) of the Disclosure Schedule, after the Closing Date no license or royalty fee or other compensation shall be payable to any third party with respect to the use of any of the Intellectual Property that is material to the Business.

                  (f) Except as set forth on Section 2.16(f) of the Disclosure Schedule, there are no pending or, to Seller's Knowledge, threatened material legal or governmental proceedings, including opposition, cancellation, interferences, proceedings or suits, directly relating to the Intellectual Property and the Intellectual Property Agreements.

                  (g) Except as set forth on Section 2.16(g) of the Disclosure Schedule, to Seller's Knowledge, no Person is infringing upon or is otherwise violating any of the Intellectual Property and the Intellectual Property Agreements, except for any infringement and violations which would not reasonably be expected to have a Material Adverse Effect.

                  (h) Except for agreements entered into in the ordinary course of business, including, but not limited to, confidentiality agreements and consulting agreements, Section 2.16(h) of the Disclosure Schedule contains a list of the material agreements exclusively dedicated to Intellectual Property that are to be assigned to Buyer. To Seller's Knowledge, Section 2.16(h) of the Disclosure Schedule is complete and accurate in all material respects, and Seller and its relevant affiliates have the right to assign the items on Section 2.16(h) of the Disclosure Schedule to the Buyer, except as provided otherwise in Sections 1.2(i) or 1.2(j) above (subject to the receipt of any required consents) and each license, sublicense, agreement or permission disclosed in
Schedule 2.16(h) of the Disclosure Schedule is a valid and binding obligation of the Seller, Asset Subsidiaries or member of the Stock Group, a party thereto, and to Seller's Knowledge, the other parties thereto, to Seller's Knowledge is in full force and effect and, as to Seller and/or its respective affiliates, is enforceable in accordance with its respective terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other laws relating to or limiting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. To Seller's Knowledge, Seller or a relevant Subsidiary is not in breach or otherwise in default in any material respect of the agreements listed in Schedule 2.16(h), and, to Seller's Knowledge, no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification or acceleration thereunder.

         SECTION 2.17.     ENVIRONMENTAL MATTERS.

                  (a) Except as set forth in Section 2.17(a) of the Disclosure Schedule, and except for any breach of Section 2.17(a) that is not reasonably expected to result in Environmental Costs exceeding $100,000 (it being understood and agreed that such $100,000 is a threshold and not a deductible), the Seller and each Asset Subsidiary (to the extent related to the Business), the Business, each member of the Stock Group, the Owned Real Property and the Leased Real Property and the operations conducted thereon (i) are in compliance with all applicable Environmental Laws, (ii) have obtained, and are in compliance with, all permits, licenses, authorizations, registrations and other governmental consents required by applicable

Environmental Laws ("ENVIRONMENTAL PERMITS"), and have made all required filings for issuance or renewal of such Environmental Permits; and (iii) there are no claims, notices, civil, criminal or administrative actions, suits, hearings, investigations, inquiries or proceedings pending or, to Seller's Knowledge, threatened against the Seller or any Asset Subsidiary or any member of the Stock Group that allege non-compliance;

                  (b) Except as set forth in Section 2.17(b) of the Disclosure Schedule, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no contamination of, and there have been no releases or threatened releases of Hazardous Materials at the Owned Real Property, the Leased Real Property, or any other real property owned, leased or operated by Seller or the Asset Subsidiaries in connection with the Business or by any member of the Stock Group (or, to Seller's Knowledge, any real property formerly owned, leased or operated by Seller or the Asset Subsidiaries (or any predecessor of Seller or its Subsidiaries) in connection with the Business or by any member of the Stock Group);

                  (c) Except as set forth in Section 2.17(b) of the Disclosure Schedule, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no claims, notices, civil, criminal or administrative actions, suits, hearings, investigations, inquiries or proceedings pending or, to Seller's Knowledge, threatened against the Seller or any Asset Subsidiary (in connection with the Business) or any member of the Stock Group that are based on or related to any Environmental Matters;

                  (d) Except as set forth in Section 2.17(b) of the Disclosure Schedule, neither the Owned Real Property, the Leased Real Property, any other property currently or formerly owned, leased, or operated by Seller or the Asset Subsidiaries in connection with the Business or by any member of the Stock Group, nor (to Seller's Knowledge) any site at or to which Seller or the Asset Subsidiaries (in connection with the Business) or any member of the Stock Group has disposed of, transported, or arranged for the transportation of, any Hazardous Materials, has been listed on, or proposed for listing on, the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS") list, or any comparable State list of properties to be investigated and/or remediated; and

                  (e) Except as set forth in Section 2.17(b) of the Disclosure Schedule, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no past or present conditions, events, circumstances, facts, activities, practices, incidents, actions, omissions or plans that could reasonably be expected to (A) interfere with or prevent continued compliance by the Business or any member of the Stock Group with Environmental Laws and the requirements of Environmental Permits or
(B) give rise to any liability or other obligation under any Environmental Laws that would require the Business or any member of the Stock Group to incur any Environmental Costs.

                  (f) The Seller has delivered or made available to Buyer true and complete copies and results of any material reports, studies, analyses, tests, or monitoring possessed or initiated by Seller or its Subsidiaries with respect to Environmental Matters relating to the Business or, to Seller's knowledge, any Member of the Stock Group.

                  (g) Except as set forth in Section 2.17(g) of the Disclosure Schedule, none of the Seller or any Asset Subsidiary (to the extent related to the Business) or any member of the Stock Group owns, leases or operates or has owned, leased or operated, any property in Connecticut or New Jersey.

         SECTION 2.18. LABOR RELATIONS; EMPLOYEES. Except as described in
Section 2.18 of the Disclosure Schedule:

                  (a) LABOR RELATIONS

                   (i) except as mandated by law (other than U.S. federal, state and local laws) neither Seller nor its Subsidiaries are party to any collective bargaining or similar agreement with respect to the Business work force or any portion thereof;

                   (ii) no material employee strike, work stoppage, lock-out or labor dispute is pending or, to Seller's Knowledge, threatened against or involving the Business;

                   (iii) no material unfair labor practice or similar charge or complaint against the Business is pending, or to Seller's Knowledge, threatened; and neither Seller nor any of its Subsidiaries have engaged in any material unfair labor practices within the meaning of the National Labor Relations Act and the Railway Labor Act;

                    (iv) no material union grievance or similar complaint is
                         pending or, to Seller's Knowledge, threatened with respect to the Business;

                    (v) no material collective bargaining or similar agreement is currently being negotiated or is currently subject to negotiation or renegotiation by Seller or its Subsidiaries with respect to employees of the Business; and

                    (vi) no material action, suit or complaint, by or before any court, arbitrator or governmental body, agency or authority has been brought against Seller or any of its Subsidiaries by or on behalf of any employee or former employee of the Business and is pending or, to Seller's Knowledge, is threatened.

                  (b) EMPLOYMENT MATTERS. The Seller and each of its Subsidiaries (i) is in compliance in all material respects with all applicable federal, state and local laws, rules and regulations (U.S. and non-U.S.) respecting employment, employment practices, labor, terms and conditions of employment, occupational safety and wages and hours, in each case, with respect to employees of the Business; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to employees of the Business (other than employment taxes); (iii) is not liable for any arrears of wages or any penalty for failure to comply with any of the foregoing; (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for employees of the Business; and (v) has not classified any individual as "independent contractor" or of similar status who, according to the law of the jurisdiction, should have been classified as an employee or of similar status and which classification could result in a material Loss.


         SECTION 2.19.EMPLOYEE BENEFIT PLANS.

                  (a) Schedule 2.19(a) contains a true and complete list of each material Employee Benefit Plan other than any plan mandated by law (other than U.S. federal, state and local laws) or covering less than 25 participants and each Employee Agreement providing for an annual base salary of more than U.S. $100,000 or its non-U.S. equivalent. Buyer has received a copy of the Transition Arrangements that Seller established for employees of the Business. All Employee Benefit Plans and Employee Agreements have been maintained, operated and/or complied with in all material respects in accordance with both their terms and with the requirements of all applicable statutes, orders, rules and regulations, including without limitation ERISA and the Code. All contributions required to be made to Employee Benefit Plans have been made. Seller has made available to Buyer the following documents with respect to each Employee Benefit Plan and each Employee Agreement: (i) a true and complete copy of all written documents comprising each such Employee Benefit Plan (including but not limited to amendments, insurance contracts, and individual agreements relating thereto) and Employee Agreement or, if there is no such written document, an accurate and complete description of the Employee Benefit Plan or Employee Agreement; (ii) the two (2) most recent Forms 5500 (or such other applicable Forms 5500), including all schedules thereto, if applicable; (iii) the two (2) most recent financial statements and actuarial reports, if any; (iv) the summary plan description currently in effect and all material modifications thereof, if any;
(v) the most recent Internal Revenue Service determination letter, if any; and
(vi) any material communication to any Employee or Employees relating to any Employee Benefit Plan that is materially inconsistent with the plan documents described in clause (i) of this Section 2.19(a).

                  (b) With respect to each Employee Benefit Plan: (i) each plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code (or any equivalent non-U.S. statute) has been determined to be so qualified by the Internal Revenue Service or applicable non-U.S. governmental authority and is so qualified, and each related trust is exempt from taxation under
Section 501 (a) of the Code, if applicable; (ii) there has been no "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, within the last five (5) years, (iii) within the last five (5) years, no such plan has been terminated under either a distress or standard termination as provided in Title IV of ERISA, nor has any notice of intent to terminate any plan been filed with the Pension Benefit Guaranty Corporation ("PBGC"), nor has the PBGC issued notice of intent to terminate a plan; (iv) no plan has incurred any "accumulated funding deficiency," as such term is defined in Section 412 of the Code and Section 302 of ERISA (whether or not waived) within the last five
(5) years; (v) all reporting and disclosure requirements applicable under Title I of ERISA (or any equivalent non-

U.S. statute) have been satisfied; (vi) no plan is under audit or investigation by the IRS, the Department of Labor, the PBGC or other regulatory agency or applicable non-U.S. governmental authority, and to the Knowledge of the Seller no such audit or investigation is pending or threatened; and (vii) no liability under any plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which the Seller or any of its Subsidiaries has received notice that such insurance company is insolvent or is in rehabilitation or any similar proceeding. There are no material actions, suits or other claims pending with respect to any Employee Benefit Plan, other than routine claims for benefits, qualified domestic relations orders (as defined in ERISA Section 206(d)) and qualified medical child support orders (as defined in ERISA Section 609) and to Seller's Knowledge, no such actions, suits or other claims are threatened.

                  (c) With respect to each Employee Pension Benefit Plan, all contributions which are due (including all employer contributions and employee salary reduction contributions) have been paid to such plan. With respect to all other Employee Benefit Plans, all premiums and other payments which are due have been paid. The funded status of any non-U.S. Employee Pension Benefit Plan as reflected in the May 2000 report of Price Waterhouse Coopers, which has been provided to Buyer, is accurate.

                  (d) Except as disclosed in Section 2.19(d) of the Disclosure Schedule, as otherwise provided in this Agreement or as is required under
Section 411(d)(3) of the Code, neither the execution nor delivery of this Agreement, nor the consummation of the Transaction (either alone or together with any other event), will (i) result in any payment (including without limitation any bonus, severance, unemployment compensation, forgiveness of indebtedness, or golden parachute payment) becoming due to any employee of the Business, (ii) increase any benefit otherwise payable under any of the Employee Benefit Plans or (iii) result in the acceleration of the time of payment, vesting or funding, of any such benefit.

                  (e) Neither Seller nor any ERISA Affiliate (including the Subsidiaries) has or will have any liability (contingent or otherwise) to or in connection with (i) any multiemployer plan (within the meaning of Section 3(37) of ERISA), or (ii) any other Employee Benefit Plan, which would result in any liability to Buyer or any of the Subsidiaries or have a material adverse impact upon the Sale Assets or subject the Sale Assets to any lien under ERISA or the Code or the laws of any country.

                  (f) Except as set forth in Section 2.19(f) of the Disclosure Schedule, neither the Seller nor any of its Subsidiaries (i) maintains or contributes to any Employee Benefit Plan (excluding any plan mandated by law (other than U.S. federal, state and local laws) and any plan covering less than 25 participants based outside the United States) which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any employee of the Business upon his retirement or termination of employment, except as may be required by Section 4980B of the Code; or (ii) has ever represented, promised or contracted in written form to any employee (either individually or to employees as a group) that such employee(s) would be provided with life insurance, medical, severance or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by Section 4980B of the Code.

         SECTION 2.20. TAX MATTERS. Except as disclosed in Section 2.20 of the Disclosure Schedule:

         REPRESENTATIONS SOLELY WITH RESPECT TO MEMBERS OF THE TAX GROUP.

                  (a) All Income Tax Returns (other than those that relate to municipal taxes) and all Tax Returns that relate to Taxes in excess of $20,000, in each case required to be filed with respect to each of the members of the Stock Group, other than the members of the Stock Group listed on Section 2.20(a) of the Disclosure Schedule (the Stock Group, less such scheduled exceptions, the "TAX GROUP"), have been filed. All such Tax Returns were correct and complete in all material respects. All Taxes required to be paid by or with respect to members of the Tax Group have been or will be timely paid, or are being contested in good faith. None of the members of the Tax Group currently are the beneficiary of any extension of time within which to file any Income Tax Returns (other than those that relate to municipal taxes) or any Tax Returns that relate to Taxes in excess of $20,000.

                  (b) There is no litigation, dispute, or claim concerning any Tax liability in excess of $20,000 of any of the members of the Tax Group either
(A) claimed or raised by any tax authority in writing or (B) as to which any of the officers of Seller or of any of the members of the Tax Group, or the Tax Director of the Business, has knowledge based upon personal contact with any agent of such authority. No member of the Stock Group is required to include in income any adjustment pursuant to Section 481(a) or 482 of the Code or any analogous provision of state, local or foreign law as a result of any prior audit, proceeding, or agreement with any taxing authority (nor has any taxing authority proposed in writing any such adjustment). All Tax deficiencies in excess of $20,000 that have been claimed, proposed, or assessed against any member of the Tax Group have been fully paid or finally settled, or are being contested in good faith by appropriate proceedings.

                  (c) Section 2.20(c) of the Disclosure Schedule lists all federal, state, local, and foreign Tax Returns filed with respect to each of the members of the Tax Group for Taxable Periods ended on or after December 31, 1996, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Except as so indicated, all Tax Returns filed with respect to each of the members of the Tax Group through the Tax year ended December 31, 1996 have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. Seller has made available to the Buyer correct and complete copies of all such federal, state, local, and foreign Tax Returns, and statements of deficiencies assessed against, or agreed to by any of the members of the Tax Group since December 31, 1996. Seller has made available to Buyer complete and accurate copies of all audit and examination reports, letter rulings, and technical advice memoranda relating to United States federal, state, local and foreign Taxes with respect to each member of the Tax Group, and any closing agreements with respect to any member of the Tax Group with any taxing authority, in each case which could affect the liability for Taxes of any member of the Tax Group after the Closing. None of the members of the Tax Group has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (d) None of the members of the Tax Group has filed a consent under Code Section 341(f) concerning collapsible corporations. None of the members of the Tax Group has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). None of the members of the Tax Group is a party to any Tax allocation or sharing agreement that will survive the Closing and will have no liability or obligation under such an agreement. None of the members of the Tax Group (A) has been a member of an affiliated group filing a consolidated combined, or unitary federal, state, local or foreign Income Tax Return or VAT Return (other than a group the common parent of which was the Seller) or (B) has any liability for the Taxes of any Person (other than Taxes of the Seller and any member of its consolidated group) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. No taxing authority in a jurisdiction where a member of the Tax Group does not file Tax Returns has made a claim, assertion or threat that such member is or may be subject to taxation by such jurisdiction. All amounts required to be collected or withheld by members of the Tax Group with respect to Taxes have been duly collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly remitted. To the Knowledge of the officers of Seller or of any of the members of the Tax Group, or of the Tax Director of the Business, no taxing authority, body, or official in any jurisdiction has challenged any transaction to which any member of the Tax Group has been a party on the basis that its main purpose, or one of its main purposes, was the avoidance of Tax. Neither Seller nor any member of the Tax Group has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code or has been requested to do so in connection with any transaction or proposed transaction. To the Knowledge of the officers of Seller or of any of the members of the Tax Group, or of the Tax Director of the Business, no member of the Tax Group has income in excess of $20,000 that has been accrued under GAAP prior to the Closing, but which has not been accrued for Income Tax purposes prior to the Closing. None of the Sale Assets nor the assets owned by any members of the Tax Group is: (i) subject to a tax benefit transfer lease executed in accordance with Section 168(f)(8) of the Internal Revenue Code of 1954, as amended or (ii) "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                  (e) (i) Each member of the Tax Group organized under the laws of, or doing business in, any country that has a Value Added Tax ("VAT") (y) is duly registered for VAT in respect of the Business and has maintained all requisite records for that purpose and (z) has complied with all relevant VAT legislation.

                       (ii) To the Knowledge of the officers of Seller and of any member of the Stock Group, or of the Tax Director of the Business, there have been no circumstances that would give rise to the application to Goodrich Canada, Inc. of Section 80, 80.01, 80.02, or 80.04 of the Income Tax Act (Canada) of the similar provisions of any applicable provincial tax legislation.

                       (iii) To the Knowledge of the officers of Seller and of any member of the Tax Group, or of the Tax Director of the Business, each member of the Tax Group has duly stamped all documents which are material to the business of such entity or to the Business, in each jurisdiction where relevant.

         REPRESENTATIONS WITH RESPECT TO SELLER AND ITS SUBSIDIARIES, OTHER THAN MEMBERS OF THE TAX GROUP.

                  (f) Each of the Seller and its Subsidiaries (other than members of the Tax Group) has filed all Income Tax Returns (other than those that relate to municipal taxes) and all Tax Returns that relate to Taxes in excess of $20,000 that it was required to file, and has timely paid all Taxes in excess of $20,000 required to be paid by it, to the extent such Tax Returns and Taxes are related to the Business or the Sale Assets.

                  (g) Section 2.20(g) of the Disclosure Schedule lists all Tax Returns filed with respect to the Business or the Sale Assets by Seller or any of the Subsidiaries (other than members of the Tax Group), in either case for Taxable Periods ended on or after December 31, 1996, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Seller has made available to the Buyer correct and complete copies of all such federal, state, and local Tax Returns (or the relevant portions thereof), examination reports, and statements of deficiencies assessed against or agreed to by any of the Seller and its Subsidiaries (other than members of the Tax Group) since December 31, 1996, to the extent such Returns, reports, or statements relate to the Business.

                  (h) Neither Seller nor any of its Subsidiaries (other than members of the Tax Group) are a party to any Tax allocation or sharing agreement that will (i) remain in effect subsequent to the Transaction and (ii) impose any obligation on Buyer or any of its affiliates or any member of the Stock Group.

                  (i) No taxing authority in a jurisdiction where the Seller or any of its Subsidiaries does not file Tax Returns with respect to the Business or Sale Assets has made a claim, assertion or threat that such entity is or may be subject to taxation by such jurisdiction with respect to the Business or Sale Assets.

                  (j) All amounts with respect to the Business or the Sales Assets required to be collected or withheld by Seller and each of its Subsidiaries (other than members of the Stock Group) with respect to Taxes have been duly collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly remitted.

         SECTION 2.21. BROKERS' OR FINDERS' FEE. Except for Morgan Stanley & Co. Incorporated (whose fees shall be paid by Seller), no agent, broker, investment banker or other Person or firm acting on behalf of Seller, its Subsidiaries, or any of their respective directors, officers or affiliates, or under the authority of any of them, is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from Seller or its Subsidiaries in connection with the Transaction.

         SECTION 2.22. NO OTHER REPRESENTATIONS AND WARRANTIES. EXCEPT AS SET FORTH IN THIS AGREEMENT, NEITHER SELLER NOR ANY OF ITS SUBSIDIARIES MAKES, AND NO PARTY SHALL BE ENTITLED TO RELY UPON, ANY REPRESENTATION OR

WARRANTY AS TO ANY FACT OR MATTER OTHER THAN AS EXPRESSLY SET FORTH HEREIN.

         SECTION 2.23. NO GIFTS OR SIMILAR BENEFITS. Except as provided in
Section 2.23 of the Disclosure Schedule, since January 1, 1998, neither the Seller nor any of its affiliates nor, to the Knowledge of Seller, any of their respective directors, officers, agents, employees or Persons acting on their behalf has, in connection with the conduct of the Business, directly or indirectly, given or agreed to give any significant gift or similar benefit to any supplier, customer, governmental employee or other Person who was, is or may be in a position to help or hinder the Business (or assist in connection with any actual or proposed transaction) under circumstances that involve a violation of any governmental law or regulation which is then in effect and which could reasonably be expected to subject the Business to any material damage or penalty.

         SECTION 2.24. AFFILIATE TRANSACTIONS. Except as set forth in Section
2.24 of the Disclosure Schedule, neither Seller (other than through its interest in the Assets) nor any of its affiliates (other than the members of Stock Group)
(i) has any interest in any property (real or personal, tangible or intangible) or Contract material to the Business (other than property or Contracts being conveyed to Buyer (or its designee) pursuant to this Agreement), (ii) has any direct or indirect interest in any Person with which Seller (to the extent related to the Business) or any member of the Stock Group competes in any material product or service category or has a material business relationship or
(iii) provides material services to the Business or any member of Stock Group.

         SECTION 2.25. SUPPLIERS AND CUSTOMERS. Section 2.25 of the Disclosure Schedule lists the top 20 suppliers and customers (by dollar value) from or to whom the Business purchased or sold goods for the period from January 1, 1999 to December 31, 1999. To Seller's Knowledge, except as set forth on Section 2.25 of the Disclosure Schedule, since the date of the May 31, 2000 Balance Sheet, there has not been any material adverse change in the business relationship with any supplier or customer named in Section 2.25 of the Disclosure Schedule or the customers or suppliers of the Business, taken as a whole, except for such changes reflecting either general economic or industry conditions.

         SECTION 2.26. PRODUCT LIABILITY CLAIMS. Section 2.26 of the Disclosure Schedule lists all product liability claims in excess of Two Million Dollars ($2,000,000) per claim (related to the Business), filed against Seller or any of its affiliates on or after January 1, 1996 and, in each case, any amounts paid in connection with the resolution thereof.


                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         As a material inducement to Seller to enter into this Agreement and to consummate the Sale, Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date as follows:

         SECTION 3.1. ORGANIZATION; POWER.

                  (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

                  (b) Buyer has all the requisite corporate power and authority to own, lease and operate its assets, to carry on its business as it is now being conducted and to enter into, execute and deliver this Agreement, to consummate the Transaction, and to comply with and fulfill the terms and conditions of this Agreement.

         SECTION 3.2. AUTHORITY; NO VIOLATION; ETC.

                  (a) The execution and delivery of this Agreement and the consummation of the Transaction have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement is a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the enforcement may be affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws relating to or limiting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

                  (b) Neither the execution and delivery of this Agreement, nor the consummation of the Transaction, nor compliance by Buyer with any of the provisions of the Agreement, will:

                      (i) conflict with, violate, result in a breach of, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under any provision of the Certificate of Incorporation or Bylaws of Buyer, or any of the terms, conditions or provisions of any note, lien, bond, mortgage, indenture, license, lease, contract, commitment, agreement, understanding, arrangement, restriction or other instrument or obligation to which Buyer is a party or by which Buyer may be bound; or

                      (ii) violate in any material respect any law, rule or regulation of any governmental body, agency or authority or any material judgment, order, writ, injunction or decree of any court, arbitrator or governmental body, agency or authority to which Buyer or its assets are subject.

         SECTION 3.3. CONSENTS AND APPROVALS. Except for the expiration or early termination of the applicable waiting period under the HSR Act and investigations and approvals of the Transaction by, or the expiration of any deadlines for banning the Transaction without prohibitory order from, each Antitrust Authority, the execution, delivery and performance of this Agreement by Buyer, and the consummation of the Transaction, will not require any notice to, action of, filing with or consent, authorization, order or approval from, any court, arbitrator or governmental body, agency or authority, or any other third party, except any such notice, action, filing, consent, authorization, order or approval not reasonably expected to materially delay the Transaction.

         SECTION 3.4. ACTIONS PENDING. There are no actions, suits, proceedings pending or, to Buyer's Knowledge, threatened against Buyer or any properties or rights of Buyer by or before any court, arbitrator or governmental body, agency or authority which, in any manner, challenges or seeks to prevent, enjoin, alter or materially delay the Transaction.

         SECTION 3.5. DISCLAIMER AS TO CONDITION OF SALE ASSETS. It is the express intention of Buyer and Seller that (except to the extent expressly provided in this Agreement) the Sale Assets shall be acquired by or conveyed to Buyer "as is" and in their present condition and state or repair and without any implied or express warranties of any type whatsoever except as expressly set forth herein.

         SECTION 3.6. NONRELIANCE. In connection with its decision to purchase the Sale Assets, Buyer, on behalf of itself and its affiliates and related parties, acknowledges, understands and agrees that (a) Buyer is a sophisticated party with such knowledge and experience in business matters that it appreciates the merits and risks of purchasing the Sale Assets and consummating the Transaction, (b) Buyer is not relying upon the representations and warranties and information set forth in the Offering Memorandum dated May 2000 and distributed by Morgan Stanley & Co. Incorporated, (or any information made available to Buyer in data rooms or by presentations of the management of the Business) except that Seller represents and warrants to Buyer that the pro forma adjustments reflected in the financial statements and data contained in the Offering Memorandum were based on assumptions that Seller in good faith believed to be reasonable, (c) Buyer is not relying upon any forward looking projections, forecasts, budgets, financial data or any other forward looking information (written or oral) with respect to the Sale Assets or the Business prepared by or furnished to it by or on behalf of Seller ("FORWARD LOOKING DATA") except that Seller represents and warrants to Buyer that the Forward Looking Data was prepared in good faith by Seller, (d) Buyer recognizes that significant uncertainties are inherent in such Forward Looking Data and that, except as set forth in 3.6(c) above, Seller and its Subsidiaries have not made any representations or warranties, expressed or implied, relating to the Forward Looking Data, and (e) Buyer takes full responsibility for making its own evaluation as to the adequacy and accuracy of such Forward Looking Data.

         SECTION 3.7. LEFT BLANK INTENTIONALLY.

         SECTION 3.8. INVESTMENT INTENT. Buyer (or its designee) is acquiring the Stock and Equity Interest for its own account for investment purposes only and not with a view to, or for sale or resale in connection with, any public distribution thereof or with any present intention of selling, distributing or otherwise disposing of the Stock or Equity Interest in violation of applicable securities laws.

         SECTION 3.9. LEGEND. Buyer understands that the Stock of the Stock Subsidiaries incorporated in the United States is characterized as "restricted securities" under the federal securities laws inasmuch as it is being acquired from Seller in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended, only in certain limited circumstances. It is understood that the certificates evidencing the Stock of the Stock Subsidiaries incorporated in the United States shall bear the following legend:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM."

         SECTION 3.10. BROKERS' OR FINDERS' FEES. No agent, broker, investment banker or other Person or firm acting on behalf of Buyer or its directors, officers or affiliates, or under the authority of any of them, is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from Seller or its Subsidiaries (other than the members of the Stock Group) in connection with the Transaction.

         SECTION 3.11. FINANCING. Buyer has delivered complete and accurate financing Commitment Letters (the "COMMITMENT LETTERS") to Seller, copies of which are attached as Exhibit D.

         SECTION 3.12. BUYER INVESTMENT PLAN. With respect to the Buyer Investment Plan (as defined in Section 9.2(f)), (a) Buyer shall take all action required of Buyer pursuant to Section 9.2, including action required after the Closing Date, (b) at the time of the transfer of assets pursuant to Section 9.2(f), such plan will be tax-qualified under Section 401(a) of the Code, each related trust will be exempt from taxation under Section 501(a) of the Code, and
(c) to Buyer's Knowledge, at the time of such transfer, such plan and trust will have been maintained and operated substantially in accordance with both their terms and the requirements of all applicable statutes, orders, rules and regulations, including without limitation ERISA and the Code.

         SECTION 3.13. NO OTHER REPRESENTATIONS OR WARRANTIES. EXCEPT AS SET FORTH IN THIS AGREEMENT, BUYER MAKES NO, AND NO PARTY SHALL BE ENTITLED TO RELY UPON, ANY REPRESENTATION OR WARRANTY AS TO ANY FACT OR MATTER OTHER THAN AS EXPRESSLY SET FORTH HEREIN.


                                   ARTICLE IV
                         PRE-CLOSING COVENANTS OF SELLER

         Seller covenants and agrees that between the date hereof and the
Closing:

         SECTION 4.1. MAINTENANCE OF CORPORATE AND ENTITY STATUS. Seller shall maintain itself as a corporation, validly existing under the laws of the State of New York. Seller shall cause each of the Subsidiaries that are affiliates and the Stock Selling Subsidiaries to maintain its status as a corporation or other business entity, validly existing under the laws of their jurisdictions of incorporation or organization.

         SECTION 4.2. OPERATION OF THE BUSINESS. Except as otherwise described on Schedule 4.2(b), Seller shall operate or cause the Business to be operated diligently and only in the regular and ordinary course and in a manner consistent with past practices. Without limiting the generality of the foregoing:

                  (a) Seller shall:

                      (i) use reasonable efforts to preserve the organization of the Business intact;

                      (ii) duly file all Tax Returns required to be filed by Seller and its Subsidiaries that are affiliates and to pay promptly all Taxes and governmental charges (including unemployment insurance and workers compensation payments) as and when due, except for such as are disputed in good faith;

                      (iii) use reasonable efforts to maintain in full force and effect all Permits required for the operation of the Business as presently conducted;

                      (iv) use reasonable efforts to continue and preserve constructive relationships with suppliers, customers and employees of the Business and with others having business dealings or relationships with the Business;

                      (v) use reasonable efforts to keep available and maintain the services of all officers, employees, agents and representatives of the Business on the same or substantially the same terms;

                      (vi) use reasonable efforts to maintain all of the Other Tangible Property, in a manner consistent with past practices, ordinary wear and tear excepted; and

                      (vii) continue to make capital expenditures in accordance with the budgets set forth on Schedule 4.2(a).

                  (b) Except as otherwise contemplated by this Agreement, or as described on Schedule 4.2(b), Seller shall not, and shall cause the Subsidiaries that are affiliates and the Stock Selling Subsidiaries not to, without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed:

                      (i) make any change in the authorized capital stock of the Stock Subsidiaries, certificate of incorporation or articles of association or bylaws of any member of the Stock Group or organizational documents of the Equity Subsidiaries, or merge or consolidate any member of the Stock Group;

                      (ii) issue, sell or redeem any shares of the Stock or securities convertible into or exchangeable for Stock or the shares of any Indirect Subsidiary or any interests in the Equity Subsidiaries;

                      (iii) issue any stock options or warrants in any member of the Stock Group;

                      (iv) terminate, amend or grant any waiver under any Material Contract (or enter into any contract that would be a Material Contract) or cancel, modify or waive any material debts or claims held by Seller or its Subsidiaries or waive any rights material to the Business, except in the ordinary course of the Business;

                      (v) knowingly do any act, omit to do any act, or permit any omission to act within its control, which will cause a breach or default in any of the Material Contracts;

                      (vi) mortgage, pledge or subject to any other Encumbrance any portion of the Sale Assets or the assets of the members of the Stock Group;

                      (vii) sell, transfer or otherwise dispose of any of the Sale Assets or any assets of the members of the Stock Group, except for sales of inventory items and other transfers and dispositions, in each case, in the ordinary course of the Business;

                      (viii) except in the ordinary course of the Business, change or increase the rate of compensation paid to, or enter into any new employment agreements with, any employees or agents of the Business, except for the Transition Arrangements and any "Retention Agreements" with employees of the Business, in each case, as set forth on Schedule 9.2(d) and 2.19, respectively.

                      (ix) incur any debt for borrowed money, other than in the ordinary course of business consistent with past practice;

                      (x) acquire any assets or properties outside the ordinary course of business or any businesses;

                      (xi) make any change in its fiscal year or its accounting methods or practices except as required by reason of a concurrent change in accounting principles generally accepted in the United States;

                      (xii) make or change any Tax election or Tax accounting method, settle any audit or file any Tax Returns, except in the ordinary course of business consistent with past practice;

                      (xiii) enter into any material joint venture, partnership or other commitment or Contract;

                      (xiv) make capital expenditures or commitments for additions to property, plant or equipment constituting capital assets other than in the ordinary course of business consistent with past practice;

                      (xv) make any material change in any pricing, inventory or credit practice or policy;

                      (xvi) take any action that would make any representation or warranty of Seller hereunder inaccurate in any material respects; or

                      (xvii) enter into any agreement to do any of the foregoing.

         SECTION 4.3. OTHER OFFERS. From the date of this Agreement until it is terminated in accordance with Article VIII, Seller shall not, and shall cause its affiliates, officers, directors, employees and other agents not to, take any action to: (i) encourage, solicit or initiate the submission of any Acquisition Proposal (as defined below) with respect to any third party, (ii) enter into any agreement with respect to any Acquisition Proposal with respect to any third party or (iii) participate in any way in discussions or negotiations with, or furnish any information to, any Person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal with respect to any third party. Seller will promptly communicate to Buyer that such a solicitation has been received by it, or that any such information has been requested from it or that such negotiations or discussions have been sought to be initiated with it or that it has received a written communication with respect to an Acquisition Proposal with respect to it. The term "Acquisition Proposal" as used herein means any offer or proposal for, or any indication of interest in, a sale, other disposition, merger or other business combination involving all or any portion of the Business including any of the Stock or the Indirectly Owned Stock or a material portion of the Assets, other than the Transaction.

         SECTION 4.4. ACCESS TO INFORMATION. Subject to the provisions of the Confidentiality Agreement, Seller shall afford the officers, employees, accountants, attorneys and authorized representatives of Buyer reasonable access at reasonable business hours to the facilities, properties, books and records of the Business. Other than as described in Schedule 4.4, prior to the Closing Date Buyer shall not communicate with any customer, supplier, agent, co-owner or joint venture partner ("REPRESENTATIVES") of Seller, its Subsidiaries, or the Business about the Transaction or about the Business without the prior consent of the Seller, which consent shall not be unreasonably withheld or delayed. The officers of Seller shall furnish Buyer with such additional financial and operating data and other information relating to the business, properties and assets of the Business as Buyer may reasonably request from time to time. Buyer shall be entitled, at its sole cost and expense, to: (i) have the Owned Real Property surveyed or; (ii) to conduct physical inspections (including Phase I environmental assessments or audits, but excluding invasive testing or other procedure likely to result in a release, spill, emission, draining or discharge of any Hazardous Materials that may exist) of the Owned or Leased Real Property or improvements located thereon; PROVIDED, HOWEVER, that, whether or not the Transaction is consummated, except as otherwise expressly set forth in this Agreement, all costs and expenses of the tests and acts described in this
Section 4.4 shall be borne solely by Buyer; PROVIDED, FURTHER, that Buyer shall indemnify, defend, and hold Seller and its Subsidiaries free and harmless from and against any Losses related to any physical injury or damage to persons or property arising out of any such survey or inspection. Buyer's liabilities and obligations under this Section 4.4 shall survive termination of this Agreement pursuant to any provision of this Agreement; and, PROVIDED, FURTHER, that so long as the Closing shall not have occurred, Seller may, at its sole discretion, refuse to grant Buyer access to facilities, properties, books and records of the Business relating to (i) Excluded Assets or (ii) any proprietary or confidential technology or know how, or any contracts or research and development activities of the Business, which are expressly subject to confidentiality obligations or agreements with third parties. No investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation or warranty or agreement, given or made by Seller hereunder.

         SECTION 4.5. INSURANCE. Seller shall maintain or cause to be maintained the types and levels of insurance currently in effect to insure the Sale Assets, the assets of the members of the Stock Group and the Business against risk of loss or damage.

         SECTION 4.6. REQUIRED CONSENTS AND APPROVALS. Seller shall use commercially reasonable efforts to preserve all consents and approvals already obtained, and to obtain all consents and approvals not yet obtained which are required to be obtained pursuant to this Agreement.

         SECTION 4.7. PRE-TRANSACTION NOTIFICATION, TRANSFER STATUTES.

                  (a) Promptly after the execution of this Agreement, Seller shall file all notifications, applications and reports required of Seller including any filing under the HSR Act or any Antitrust Law and any filings required by each Antitrust Authority, and shall take such other action that is required to be taken by it, with any other governmental body, agency or authority in connection with the Transaction.

                  (b) Seller shall (i) cooperate with the Buyer in connection with all filings required by the HSR Act or by any Antitrust Law or other applicable law to be made by Buyer to consummate the Transaction, (ii) promptly supply any additional information that may be required by any Antitrust Authority or governmental authority in connection with a review of the Transaction, and (iii) coordinate and cooperate with Buyer in exchanging information and providing reasonable assistance as may be required to complete such filings and supply any additional information that may be requested.

                  Without limiting the foregoing, Seller will use all reasonable efforts to obtain all authorizations, consents, orders and approvals of federal, state and foreign regulatory bodies and officials (including Environmental Permits) which may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and any related ancillary agreements.

                  Without limiting the foregoing, Seller shall use all reasonable efforts to resolve any objections, if any, as may be asserted by any Antitrust Authority with respect to the Transaction contemplated by Antitrust Laws. In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, and, if by mutual agreement, Seller and Buyer decide that litigation is in their best interests, Seller shall cooperate with Buyer and use all reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, or restricts consummation of any such transaction. Notwithstanding anything else contained in this Agreement, (i) neither Seller nor any of its Subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect, and (ii) neither Seller nor any of its Subsidiaries shall be required to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a material adverse effect on their respective business, assets, condition (financial or otherwise), results of operations or prospects of Seller and its Subsidiaries taken as a whole.

                  (c) Seller shall give all notices to third parties and take such other action as may be required to be given or taken by it under any Permit, lease, note, mortgage, indenture, agreement or other instrument or any law, rule, regulation, demand or court or administrative order in connection with the Transaction, and shall use its reasonable efforts to obtain all other consents and approvals necessary to enable Seller to consummate the Transaction.

                  (d) (i) Notwithstanding anything in Section 11.3 to the contrary Seller shall take all actions, at its sole cost and expense, to obtain a written determination issued by the New Jersey Department of Environmental Protection ("NJDEP") authorizing the Transaction to occur with respect to all Owned Real Property, Leased Real Property or Closed Facilities located in the State of New Jersey, including, without limitation, a "No Further Action" letter as defined by N.J.S.A. 13:l K-9(d) ("NFA LETTER") or a "Remediation Agreement" under N.J.S.A. 13:I K-9(e) or an authorization letter pursuant to N.J.A.C. 7:26B-1.8(c) in accordance with the requirements of the Industrial Site Recovery Act, NJSA 13:1 K-1 et seq. ("ISRA"). Prior to Seller's submission to the NJDEP of any application or any other document intended to secure a written determination referred to in the previous sentence, Seller shall present such application or other document to Buyer and obtain its approval in writing, which approval shall not be unreasonably withheld or delayed.

                      (ii) Notwithstanding anything in Section 11.3 to the contrary, Seller shall be the sole ordered party under any Remediation Agreement. Seller shall be solely responsible for fulfilling all requirements thereunder, including, without limitation, establishing and maintaining in full force and effect until released by NJDEP, a "remediation funding source" (as such term is defined under ISRA) satisfactory in form, content and amount to NJDEP.

                      (iii) Notwithstanding anything in Section 11.3 to the contrary: (A) following the Closing Seller shall take all actions, at its sole cost and expense, to achieve Compliance with ISRA with respect to Owned Real Property or the Leased Real Property or the Closed Facilities located in the State of New Jersey; (B) "Compliance with ISRA" shall mean performance by Seller of any requirements imposed under ISRA as a result of this Transaction, and shall be deemed completed upon the receipt by Seller of a NFA Letter with respect to the ISRA proceeding related to the Transaction if any, and full satisfaction of any and all conditions or requirements established by NJDEP in such nfa Letter; (C) Seller shall control all Environmental Claims that are its responsibility under this Section 4.7(d) provided that , (I) no compromise or settlement in response to such matters may be reached by Seller without Buyer's written consent (which shall not be unreasonably withheld or delayed), and (II) Seller shall provide Buyer with reasonable advance notice of, and an opportunity to comment on, any planned activities and any documents proposed to be submitted to governmental entities or other third parties, and an opportunity for Buyer to participate in any meetings or material negotiations with any third party (excluding counsel, consultants or other experts retained by Seller); (D) Buyer shall timely cooperate with Seller's efforts to comply with ISRA and this provision including that Buyer shall give access to all such real property after the Closing on reasonable terms to be reflected in a mutually acceptable access agreement to be executed and recorded at Closing; (E) Buyer shall consent to and permit remediation of all such property in a Lowest-Cost Commercially Reasonable manner (as defined in Section 11.3(g)(iii) below); and (F) Buyer shall execute any and all submissions, filings, applications, recordings and deed notices as may be reasonably necessary or appropriate to assist Seller in achieving Compliance with ISRA in a Lowest-Cost Commercially Reasonable manner.

                   (e) Seller shall pay all filing fees required in connection with all filings by Seller under the HSR Act and with any foreign Antitrust Authority with respect to the Transaction.

         SECTION 4.8. SELLER'S ACTIONS. From the date of this Agreement through the Closing: (a) Seller shall use its reasonable efforts to cause the conditions to the obligations of Seller set forth in Article VII to be satisfied to the extent that the satisfaction of such conditions is within the control of Seller or its Subsidiaries or affiliates; and (b) Seller shall not take any action or omit to take any action within its reasonable control to the extent such action or omission might result in a breach of any covenant or agreement of Seller or its Subsidiaries or affiliates in this Agreement or in any representation or warranty made by any of them in this Agreement being inaccurate or incorrect on and as of the Closing Date.

         SECTION 4.9. NOTICE OF MATERIAL ADVERSE CHANGE. Seller shall promptly advise Buyer in writing of (i) any change in the Sale Assets, any of the assets of the members of the Stock Group, the Business, or the financial condition or results of operations of the Business or any other facts or circumstances that would reasonably be expected to have a Material Adverse Effect, (ii) any lawsuit, litigation or claim of any third party which, if adversely determined, would reasonably be expected to restrain, enjoin or otherwise prohibit the consummation of the Transaction, (iii) any material breach of any representation or warranty made by the Seller in this Agreement and (iv) any failure by the Seller to comply in all material respects with any covenant or agreement required to be performed by it pursuant to this Agreement.

         SECTION 4.10. COOPERATION. Seller shall generally cooperate with Buyer and its officers, employees, attorneys, accountants and other agents and do such other acts and things in good faith as may be reasonable, necessary or appropriate to timely effectuate the intent and purposes of this Agreement and the consummation of the Transaction, including, without limitation, providing all reasonable cooperation in connection with, and assisting Buyer in connection with the documentation reasonably required for, Buyer's financing arrangements. If Buyer so requests at least 15 days prior to Closing, Seller shall permit Buyer to form wholly owned Persons to consummate the purchase of Assets, Stock or Equity Interests, as applicable, which would otherwise be purchased directly by Buyer hereunder and, with respect to those entities listed on Schedule 4.10, to purchase the assets, in lieu of the stock or other equity of such entities, PROVIDED that in each such case, (i) Seller has not notified Buyer within seven
(7) days of receipt of such notice that the granting of such request adversely affects Seller's contemplated benefits or increase its obligations, liabilities or expense (including additional Taxes) under this

Agreement; (ii) Buyer at all times shall remain liable for all of the covenants, agreements and obligations of Buyer set forth in or contemplated by this Agreement; and (iii) to the extent that there are any inconsistencies between this Agreement and any other agreements or instruments executed pursuant to this
Section 4.10, this Agreement shall control.

         SECTION 4.11. INTERCOMPANY ACCOUNTS. Except as mutually agreed upon between Buyer and Seller, all intercompany accounts providing for payment of any amount between Seller or any of its affiliates, on the one hand, and any member of the Stock Group, on the other hand, shall be settled prior to Closing. Except as otherwise contemplated in this Agreement, all agreements between Seller or any of its affiliates, on the one hand, and any member of the Stock Group, on the other hand, shall be terminated as of the Closing and shall, thereafter, be of no further force or effect.

         SECTION 4.12. ACQUISITION OF RIGHTS TO CONFIDENTIALITY. At the Closing, Seller shall assign to Buyer, to the extent assignable, all rights of Seller under any confidentiality agreements between Seller and Persons other than the Buyer that were entered into in connection with or relating to the possible purchase or sale of all or any portion of the Business (other than the ordinary course of business sale of inventory or replacement of assets), any Subsidiary or any equity securities of any Subsidiary, or any merger, business combination or recapitalization involving the Business or any Subsidiary, including, without limitation, the right to enforce all terms of such confidentiality agreements. If Seller's rights under any confidentiality agreement are not assignable, Seller shall cooperate with Buyer in taking any action reasonably requested by Buyer, to enforce for the benefit of Buyer any and all rights of Seller against a third party thereto.

         SECTION 4.13. TEXTILE CONSOLIDATION PROJECT. As requested by Buyer, Seller will at its sole expense implement the consolidation project for its Textile Performance Chemicals commercial business unit (the "TEXTILE CONSOLIDATION PROJECT"), as described on Schedule 4.13. To the extent not completed by Seller prior to Closing, (i) appropriate reserves for the unfinished portion of the Textile Consolidation Project will be placed on the Closing Balance Sheet and taken into account in determining Net Working Capital as of the Closing Date and (ii) Buyer shall complete the Textile Consolidation Project including the closure or decommissioning of the Allach and Taylors facilities (as referenced in Schedule 4.13). In such event: (i) Seller shall provide Buyer with necessary access to such facilities to permit Buyer to fulfill its obligations under this Section 4.13, and (ii) Buyer shall perform its obligations under this Section 4.13 in accordance with the requirements noted in Schedule 4.13.

         SECTION 4.14. SATISFACTION OF INDEBTEDNESS. If so requested by Buyer, Seller shall cause any indebtedness for borrowed money owed to Seller or third parties by any member of the Stock Group (including without limitation, any indebtedness described on Schedule 2.9(c)) to be repaid in full, and any associated security interests to be fully released, immediately prior to Closing.

         SECTION 4.15. TRANSFER OF EXCLUDED REAL PROPERTY. Prior to the Closing, Seller shall use commercially reasonable efforts to cause all real property which is (i) an Excluded Asset and (ii) owned by any member of the Stock Group to be transferred, in accordance with applicable law (including ISRA), to an entity which is not a member of the Stock Group. Any cost or Liabilities associated with such transfer prior to, at or after Closing shall be borne solely by Seller.

                                    ARTICLE V
                         PRE-CLOSING COVENANTS OF BUYER

         Buyer covenants and agrees that between the date hereof and the
Closing:

         SECTION 5.1. REQUIRED CONSENTS AND APPROVALS. Buyer shall use all reasonable efforts to preserve all consents and approvals already obtained, and to obtain all consents and approvals not yet obtained, which are necessary to enable it to consummate the Transaction.

         SECTION 5.2.      PRE-TRANSACTION NOTIFICATION.

                  (a) Promptly after the execution of this Agreement, Buyer shall file all notifications, applications and reports required of Buyer including any filing under the HSR Act or any Antitrust Law and any filings required by each Antitrust Authority, and shall take such other action that is required to be taken by it, with any other governmental body, agency or authority in connection with the Transaction.

                  (b) Buyer shall (i) cooperate with the Seller in connection with all filings required by the HSR Act or by any Antitrust Law or other applicable law to be made by Seller to consummate the Transaction, (ii) promptly supply any additional information that may be required by any Antitrust Authority or governmental authority in connection with a review of the Transaction, and (iii) coordinate and cooperate with Seller in exchanging information and providing reasonable assistance as may be required to complete such filings and supply any additional information that may be requested.

                  Without limiting the foregoing, Buyer will use all reasonable efforts to obtain all authorizations, consents, orders and approvals of federal, state and foreign regulatory bodies and officials which may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and any related ancillary agreements.

                  Without limiting the foregoing, Buyer shall use all reasonable efforts to resolve any objections, if any, as may be asserted by any Antitrust Authority with respect to the Transaction contemplated by Antitrust Laws. In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, and, if by mutual agreement, Seller and Buyer decide that litigation is in their best interests, Buyer shall cooperate with Seller and use all reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, or restricts consummation of any such transaction. Notwithstanding anything else contained in this Agreement, (i) neither Buyer nor any of its affiliates shall be required to divest any of its businesses, product lines, or assets and (ii) Buyer shall not be required to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of Buyer or any of its affiliates or the Business taken as a whole.

                  (c) Buyer shall cooperate with Seller in giving all notices to third parties and taking all other action required to be given or taken by Seller under any Permit, lease, note, mortgage, indenture, agreement or other instrument or any law, rule, regulation, demand or court or administrative order in connection with the Transaction, and shall use its reasonable efforts to assist Seller in obtaining all consents and approvals necessary to enable Buyer to consummate the Transaction.

                  (d) Buyer shall pay all filing fees required in connection with all filings by Buyer under the HSR Act and with any foreign Antitrust Authority with respect to the Transaction.

         SECTION 5.3. BUYER'S ACTIONS. From the date of this Agreement through the Closing: (a) Buyer shall use its reasonable efforts to cause the conditions to the obligations of Buyer set forth in Article VI to be satisfied to the extent that the satisfaction of such conditions is within the control of Buyer; and (b) Buyer shall not take any action or omit to take any action within its reasonable control to the extent that such action or omission might result in a breach of any covenant or agreement of Buyer in this Agreement or in any representation or warranty made by Buyer in this Agreement being inaccurate or incorrect on and as of the Closing Date.

         SECTION 5.4. NOTICE OF MATERIAL ADVERSE CHANGE. Buyer shall promptly advise Seller in writing of (i) any material adverse change in Buyer, its assets or the financial condition, results of operations, businesses or properties of Buyer and its subsidiaries considered as a whole, (ii) any lawsuit, litigation or claim of any third party which, if adversely determined, would reasonably be expected to restrain, enjoin, or otherwise prohibit the consummation of the Transaction, (iii) any material breach of any representation or warranty made by Buyer in this Agreement and (iv) any failure by Buyer to comply in any material respect with any covenant or agreement required to be performed by it pursuant to this Agreement.

         SECTION 5.5. COOPERATION. Buyer shall generally cooperate with Seller and its officers, employees, attorneys, accountants and other agents and do such other acts and things in good faith as may be reasonable, necessary or appropriate timely to effectuate the intent and purposes of this Agreement and the consummation of the Transaction.

                                   ARTICLE VI
                  CONDITIONS PRECEDENT TO PERFORMANCE OF BUYER

         The obligation of Buyer to consummate the Purchase pursuant to the terms of this Agreement is subject to the satisfaction, at the Closing, of each of the following conditions (any of which may be waived by Buyer):

         SECTION 6.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES OF SELLER. Each of the representations and warranties of Seller contained in this Agreement which are qualified by the term "material," "Material Adverse Effect" or similar phrase shall be true and correct in all respects as of the date of this Agreement and at and as of the Closing Date as though then made, and the other representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and at and as of the Closing Date as though then made. On the Closing Date, Seller shall have delivered to Buyer a certificate signed by an officer of Seller to the foregoing effect.

         SECTION 6.2. COMPLIANCE. Seller, its Subsidiaries or its affiliates shall have performed, complied with and fulfilled in all material respects all of the covenants, agreements, obligations and conditions required by this Agreement to be performed, complied with or fulfilled by it or them at or prior to the Closing. On the Closing Date, Seller shall have delivered to Buyer a certificate signed by an officer of Seller to the foregoing effect.

         SECTION 6.3. APPROVAL. The execution and delivery of this Agreement by Seller, and the performance by Seller and its affiliates of their covenants and obligations hereunder, shall have been duly authorized by all necessary corporate action on the part of Seller, the Asset Subsidiaries, the members of the Stock Group and the Stock Selling Subsidiaries respectively.

         SECTION 6.4.      AUTHORIZATION.

                  (a) All Permits, authorizations, approvals and consents of, and notices to, any federal, state, local or foreign governmental body, agency or authority, which may be required by law, regulation, rule, ordinance, order or decree in order to consummate the Transaction or to permit Buyer to operate the Business after the Closing substantially in the same manner as it is currently being operated, shall have been obtained or made on terms and conditions reasonably satisfactory to Buyer, and any applicable waiting period (and any extensions thereof) under the HSR Act or other Antitrust Law shall have expired or otherwise been terminated and approval of the Transaction shall have been granted by, or the deadline for banning or imposing conditions on the Transaction shall have elapsed without prohibitory order from, each Antitrust Authority.

                  (b) (i) all Permits, authorizations, approvals and consents of any other third party, which may be required under any agreement, lease or other instrument or document to which Seller or its Subsidiaries are a party, or by which Seller, its Subsidiaries or the Sale Assets or the assets of the members of the Stock Group are bound, in order to consummate the Transaction or to permit Buyer to operate the Business after the Closing substantially in the same manner as it is currently being operated, and (ii) those consents specifically listed on Schedule 6.4(b) ("MATERIAL CONSENTS"), shall have been obtained or made on terms or conditions reasonably satisfactory to Buyer.

         SECTION 6.5. LITIGATION. No order, decree, writ or ruling of any court, arbitrator or governmental body, agency, or authority shall be in effect that restrains, enjoins, or otherwise prohibits the consummation of the Transaction. There shall not be threatened, instituted or pending any action or proceeding by any Person before any court or governmental authority or agency, domestic or foreign, (i) seeking to restrain, prohibit or otherwise interfere with the ownership or operation by Buyer or any of its affiliates of all or any material portion of the Business or Sale Assets or the business or assets of Buyer or any of its affiliates or to compel

Buyer or any of its affiliates to dispose of all or any material portion of the Business or Sale Assets or the business or assets of Buyer or any of its affiliates or (ii) seeking to require divestiture by Buyer or any of its affiliates of any of the Business or Sale Assets. There shall not be any action taken, or any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to the purchase of the Business or the Sale Assets, by any court, government or governmental authority or agency, domestic or foreign, other than the application of the waiting period provisions of the HSR Act or other Antitrust Law to the purchase of the Business or Sale Assets, that, could, directly or indirectly, reasonably be expected to result in any of the consequences referred to in clause (i) or
(ii) above.

         SECTION 6.6. CLOSING DELIVERIES. Buyer shall have received from Seller all of the instruments, documents and considerations described in Section 10.1, and the form and substance of all such deliveries shall be reasonably satisfactory in all material respects to Buyer.

         SECTION 6.7. MATERIAL ADVERSE EFFECT. There shall not have occurred since the date of this Agreement any material adverse change in the assets, liabilities, business, financial condition or results of operations of the Business, taken as a whole.

         SECTION 6.8 FINANCING. The funds contemplated by the Commitment Letters shall have been made available to Buyer pursuant to the terms thereof.


                                   ARTICLE VII
                  CONDITIONS PRECEDENT TO PERFORMANCE OF SELLER

         The obligation of Seller to consummate the Sale pursuant to the terms of this Agreement is subject to the satisfaction, at the Closing, of each of the following conditions (any of which may be waived by Seller):

         SECTION 7.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES OF BUYER. Each of the representations and warranties of Buyer contained in this Agreement which are qualified by the term "material," "material adverse effect" or similar phrase shall be true and correct in all respects as of the date of this Agreement and at and of the Closing Date as though then made and the other representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and at and as of the Closing Date as though then made. On the Closing Date, Buyer shall have delivered to Seller a certificate signed by an officer of Buyer to the foregoing effect.

         SECTION 7.2. COMPLIANCE. Buyer shall have performed, complied with and fulfilled in all material respects all the covenants, agreements, obligations and conditions required by this Agreement to be performed, complied with or fulfilled by it at or prior to the Closing. On the Closing Date, Buyer shall have delivered to Seller a certificate signed by an officer of Buyer to the foregoing effect.

         SECTION 7.3. APPROVAL. The execution and delivery of this Agreement by Buyer, and the performance of Buyer's covenants and obligations hereunder, shall have been duly authorized by all necessary corporate action on the part of Buyer.

         SECTION 7.4. AUTHORIZATION.

                  (a) All Permits, authorizations, approvals and consents of, and notices to, any federal, state, local or foreign governmental body, agency or authority, which may be required by law, regulation, rule, ordinance, order or decree in order to consummate the Transaction, shall have been obtained or made on terms and conditions reasonably satisfactory to Seller, and any applicable waiting period (and any extensions thereof) under the HSR Act or other Antitrust Law shall have expired or otherwise been terminated and approval of the Transaction shall have been granted by, or the deadline for banning or imposing conditions on the Transaction shall have elapsed without prohibitory order from, each Antitrust Authority.

                  (b) All Permits, authorizations, approvals and consents of any other third party, which may be required under any agreement, lease or other instrument or document to which Buyer is a party, or by which Buyer or its assets are bound, in order to consummate the Transaction shall have been obtained or made on terms and conditions reasonably satisfactory to Seller.

         SECTION 7.5. LITIGATION. No order, decree, writ or ruling of any court, arbitrator or governmental body, agency, or authority shall be in effect that restrains, enjoins, or otherwise prohibits the consummation of the Transaction. There shall not be threatened, instituted or pending any action or proceeding by any Person before any court or governmental authority or agency, domestic or foreign, (i) seeking to restrain, prohibit or otherwise interfere with the ownership or operation by Seller or any of its Subsidiaries or affiliates of all or any material portion of the Business or Sale Assets or the business or assets of Seller or any of its Subsidiaries or affiliates or to compel Seller or any of its Subsidiaries or affiliates to dispose of all or any material portion of the Business or Sale assets or the business or assets of Seller or any of its Subsidiaries or affiliates or (ii) seeking to require divestiture by Seller or any of its Subsidiaries or affiliates of any of the Business or Sale Assts. There shall not be any action taken, or any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to the sale of the Business or the Sale Assets, by any court, government or governmental authority or agency, domestic or foreign, other than the application of the waiting period provisions of the HSR Act or other Antitrust Law to the sale of the Business or Sale Assets, that, could, directly or indirectly, reasonably be expected to result in any of the consequences referred to in clause (i) or (ii) above.

         SECTION 7.6. CLOSING DELIVERIES. Seller shall have received from Buyer all of the instruments, documents and considerations described in Section 10.2, and the form and substance of all such deliveries shall be reasonably satisfactory in all material respects to Seller.

                                  ARTICLE VIII
                                   TERMINATION

         SECTION 8.1. TERMINATION BY MUTUAL AGREEMENT. This Agreement may be terminated by the mutual agreement in writing of the parties hereto at any time prior to the Closing.

         SECTION 8.2. TERMINATION BY BUYER. Subject to the provisions of Section 8.4, this Agreement and any obligations of Buyer hereunder may be terminated upon written notice of termination by Buyer at any time prior to or at the Closing, if (a) Seller or any of its affiliates shall have breached or failed to perform in any material respect any of its covenants or obligations under this Agreement and such breach or failure to perform cannot be or is not cured within forty five (45) days of notice thereof; (b) any representation or warranty of Seller contained in this Agreement is false or misleading in any material respect and cannot be or is not cured within forty five (45) days of notice thereof; (c) any other material condition precedent to Buyer's performance of its obligations under this Agreement is not capable of being met by the latest of (i) February 26, 2001, (ii) ten business days after delivery to Buyer of an audited balance sheet of the Business as of December 31, 2000 and audited statements of income and cash flows for the Business for the fiscal year ended December 31, 2000, provided that such financial statements are delivered no later than March 31, 2001 or (iii) the end of the applicable cure period described in (a) or (b) above ("BUYER'S OUTSIDE DATE"); or (d) the Transaction shall not have been consummated by Buyer's Outside Date.

         SECTION 8.3. TERMINATION BY SELLER. Subject to the provisions of
Section 8.4, this Agreement and any obligations of Seller hereunder may be terminated upon written notice of termination by Seller at any time prior to or at the Closing, if (a) Buyer shall have breached or failed to perform in any material respect any of its covenants or obligations under this Agreement and such breach or failure to perform cannot be or is not cured within forty five
(45) days of notice thereof; (b) any representation or warranty of Buyer contained in this Agreement is false or misleading in any material respect and cannot be or is not cured within forty five (45) days of notice thereof; (c) any other material condition precedent to Seller's performance of its obligations under this Agreement is not capable of being met by the latest of (i) February 26, 2001, (ii) ten business days after delivery to Buyer of an audited balance sheet of the Business as of December 31, 2000 and audited statements of income and cash flows for the Business for the fiscal year ended December 31, 2000, provided that such financial statements are delivered no later than March 31, 2001 or (iii) the end of the applicable cure period described in (a) or (b) above ("SELLER'S OUTSIDE DATE"); or (d) the Transaction shall not have been consummated by Seller's Outside Date.

         SECTION 8.4. TERMINATION WITH RESPECT TO ANTITRUST MATTERS. The dates contained in Section 8.2(c) and (d) and Sections 8.3 (c) and (d) shall be automatically extended for such period of time as may be necessary to comply with the requirements of the HSR Act or of any Antitrust Authority, or to seek to prevent or to vacate the entering in any judicial or administrative proceeding brought under any Antitrust Law of any injunction or order preventing or materially delaying consummation of the Transaction, but, in any event, not later than the later of (i) February 26, 2001 and (ii) ten business days after delivery to Buyer of an audited balance sheet of the Business as of December 31, 2000 and audited statements of income and cash flows for the Business for the fiscal year ended December 31, 2000, provided that such financial statements are delivered no later than March 31, 2001. This Agreement may terminated at any time prior to the Closing by either Buyer or Seller by giving written notice to the other party, in the event that any governmental authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the Transaction and such order, decree, ruling or other action shall have become final and nonappealable; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this Section 8.4 shall not be available to a party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, such order, decree, ruling or other action by such governmental authority.

         SECTION 8.5. EFFECT OF TERMINATION. In the event of termination of this Agreement by either Seller or Buyer, as provided above, this Agreement shall forthwith terminate and there shall be no liability on the part of either Seller or Buyer or their respective officers, directors, employees, agents and affiliates, PROVIDED HOWEVER that termination of this Agreement shall not relieve any defaulting or breaching party from any liability to the other party hereto; and PROVIDED, FURTHER, that the obligations of the parties set forth in Sections 4.7, 5.2(d), 9.1 and 12.4, and the liabilities and obligations of Buyer and Seller under Section 4.4, shall survive such termination.


                                   ARTICLE IX
                              ADDITIONAL AGREEMENTS

         SECTION 9.1. CONFIDENTIALITY.

                  (a) Seller and Buyer agree that the Confidentiality Agreements listed on Schedule 9.1 between Buyer and Seller shall remain in full force and effect and binding upon Seller and Buyer at all times prior to the Closing Date in accordance with its terms and after any termination of this Agreement, and each agrees to comply with the terms of such agreement.

                  (b) Seller will hold, and will use its reasonable best efforts to cause its affiliates and the respective officers, directors, employees, accountants, counsel, consultants, advisors and agents of Seller and its affiliates to hold, in confidence, except as otherwise required by law, all confidential documents and information concerning the Business, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Seller, (ii) in the public domain through no fault of Seller or its affiliates or (iii) later lawfully acquired by Seller or such affiliate from sources other than those related to its prior ownership of the Business. The obligation of Seller and its affiliates to hold by such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information.

         SECTION 9.2. OBLIGATIONS WITH RESPECT TO SELLER'S EMPLOYEES.

                  (a) GENERAL OBLIGATION. Buyer shall offer employment to all Active Employees of the Business (other than employees of members of the Stock Group) effective as of the Closing Date. If an Active Employee of the Business is not actively employed as of the Closing Date, Buyer may require such person to return to active employment within three (3) months of the Closing Date as a condition of acceptance of its offer of employment. All obligations to any person who does not so return to active employment (other than any person on a leave covered by the Family and Medical Leave Act of 1993 or the Uniformed Services Employment and Reemployment Rights Act of 1994) shall be the obligation of the Seller. Buyer shall also provide specific employee benefit plans and arrangements as is provided in this Section. For Active Employees of the Business who accept employment, immediately following the Closing Date, and until April 9, 2001 for employees who are "Eligible Employees" under the Transition Arrangements, Buyer shall offer or cause the members of the Stock Group to offer, employee benefit plans (excluding equity-based, change in control, supplemental retirement, excess benefit and retiree medical plans (other than required pursuant to collectively bargained agreements)) that, in the aggregate, are substantially comparable to those provided pursuant to the employee benefit plans in effect on the date of this Agreement. Except as explicitly set forth, this Section 9.2 does not in any way obligate Buyer to provide benefits for any time other than immediately following the Closing; nor does it in any way prohibit the Buyer or any member of the Stock Group from terminating the employment of any employee following the Closing Date.

                  (b) UNION EMPLOYEES. Buyer shall assume each collective bargaining agreement to which Seller or any of its Subsidiaries is a party, that relate to employees of the Business, as of the Closing Date, and shall assume Seller's and its applicable Subsidiaries' obligations as of the Closing Date to negotiate in good faith with respect to such collective bargaining agreements, if any. Buyer shall continue to observe European national master agreements applicable to employees of the Business.

                  (c) LOCAL CUSTOMS AND LEGISLATION. Buyer understands its obligations to comply with local customs and legislation relating to employment (including staff councils where required) and, where applicable, to negotiate collective bargaining agreements.

                  (d) TRANSITION ARRANGEMENTS. Buyer shall assume the Transition Arrangements and maintain them through April 9, 2001. Except as the parties otherwise agree, Buyer shall indemnify and hold Seller and its Subsidiaries harmless from and against any payments and benefits due under the Transition Arrangements.

                  (e) DEFINED BENEFIT PENSION PLANS. (i)Neither Buyer nor its subsidiaries or affiliates shall become sponsoring employers of the BFG Pension Plan for Salaried Employees ("SELLER'S SALARIED PENSION Plan") or the BFG Pension Plan for Wage Employees ("SELLER'S WAGE PENSION PLAN") (collectively, "SELLER'S U.S. PENSION PLANS"). Members of the Stock Group who are participating employers under the Seller's U.S. Pension Plans shall cease to be participating employers under such plans as of the Closing Date. Former PM Employees who are participants in such plans shall be entitled to the payment of benefits under such plans solely in accordance with their terms and this Section 9.2(e).

                           (ii) As of the Closing Date, Seller shall have caused
all Former PM Employees to become fully vested in their accrued benefits under Seller's U.S. Pension Plans.

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

                           (iii) As of the Closing, Seller shall have amended
Seller's Salaried Pension Plan to provide that the accrued benefit of each Former PM Employee shall be increased at a rate of 4% per annum, compounded annually, from the Closing Date until the earlier of (I) the third anniversary of the Closing Date, (II) the termination of employment of such Former PM Employee with the Business or portion thereof (it being understood that a termination does not occur by reason of a sale by Buyer or its affiliates of all or a portion of the Business), or (III) the date that such Former PM Employee commences payment of his benefits under Seller's Salaried Pension Plan.

                           Seller shall amend Seller's Salaried Pension Plan to
provide that Former PM Employees shall have their employment with Buyer and its affiliates credited for purposes of determining eligibility for an Early Retirement Pension, supplemental, survivor and similar benefits. In addition, such amendment shall provide that if the Business is sold to a Qualified Salaried Plan Successor of Buyer, Former PM Employees shall cease to have their employment with Buyer and its affiliates credited for purposes of determining eligibility for an Early Retirement Pension, supplemental, survivor and similar benefits; and Former PM Employees shall have their employment with the Qualified Salaried Plan Successor and its affiliates credited for purposes of determining eligibility for an Early Retirement Pension, supplemental, survivor and similar benefits under Seller's Salaried Pension Plan, as long as the Qualified Salaried Plan Successor continues to own and operate the Business.

                           For purposes of this Section 9.2(e)(iii), a
"Qualified Salaried Plan Successor" of Buyer shall mean a person who (I) acquires all or part of the Business from the Buyer and its affiliates, (II) as a result of such acquisition, becomes the employer of substantially all of the Former PM Employees who are then employed by the Buyer and its affiliates, and
(III) provides, during the remainder of the five year period immediately following the Closing Date, for the Former PM Employees who are participants in Seller's Salaried Pension Plan, defined benefit pension plan benefits that satisfy the requirements that would be imposed upon Buyer's Salaried Pension Plan pursuant to this Section 9.2(e), if the Former PM Employees continued to be employed by the Buyer or its affiliates.

                           Notwithstanding the foregoing, Seller's Salaried
Pension Plan shall provide that any Former PM Employee who is not eligible to retire as of the Closing Date shall not be entitled to an Early Retirement Pension until such participant terminates employment with Buyer and all affiliates of Buyer (or, if applicable, any Qualified Salaried Plan Successor and its affiliates).

                           Notwithstanding the foregoing, Seller's Salaried
Pension Plan shall provide that with respect to any Former PM Employee who has less than thirty (30) years of Benefit Service as of the Closing Date, Seller's Salaried Pension Plan shall only pay a fraction of any "supplement" payable under Section 4.2(b)(i) of the plan. For this purpose, the term supplement shall mean the difference between the amount that is payable under Section 4.2(b)(i) of Seller's Salaried Pension Plan and the amount that subsequently becomes payable under Section 4.2(b)(ii) of the plan; and the fractional amount that is to be paid by Seller's Salaried Pension Plan shall be equal to the number of a Former PM Employee's full and partial years of Benefit Service (as defined in Seller's Salaried Pension Plan) as of the Closing Date, divided by thirty (30).

                           (iv) Following the Closing Date, for Former PM
Employees who are participants in Seller's Salaried Pension Plan, Buyer shall adopt a Buyer Pension Plan ("BUYER'S SALARIED PENSION PLAN"). Except as provided below in this Section 9.2(e)(iv), Buyer's Salaried Pension Plan shall mirror in all material respects the benefits provided under Seller's Salaried Pension Plan as of the Closing Date or such lesser benefits as may be provided under Seller's Salaried Pension Plan after the Closing Date to employees who are participants in Seller's Salaried Pension Plan as of the Closing Date.

                           Buyer's Salaried Pension Plan shall provide two
alternative formulas that will be used for purposes of determining the accrued Normal Retirement Pension of a participant under the plan: a "Total Service Formula" and a "Future Service Formula". Each formula shall provide for an accrual of benefits using the Normal Retirement Pension formula of Seller's Salaried Pension Plan. The Total Service Formula shall take into account (I) all prior service and compensation of a Former PM Employee with Seller and its affiliates (to the extent that such service and compensation would be credited under Seller's Salaried Pension Plan) and (II) all service and compensation with Buyer and its affiliates, subject to an offset for the benefits provided under Seller's Salaried Pension Plan. The "Future Service Formula" shall only take into account a Former PM Employee's service and compensation with Buyer and its affiliates. In addition, Buyer's Salaried Pension Plan shall provide that a Former PM Employee's accrual of benefits under the Total Service Formula shall cease at such time as the Former PM Employee commences payment of benefits under Seller's Salaried Pension Plan before normal retirement.

                           Buyer's Salaried Pension Plan shall provide that if a
plan participant commences payment of an Early Retirement Pension under Seller's Salaried Pension Plan prior to the date of his retirement under Buyer's Salaried Pension Plan, any Early Retirement Pension payable under Buyer's Salaried Pension Plan shall not be more than a benefit which is the actuarial equivalent of the participant's Normal Retirement Pension under Buyer's Salaried Pension Plan.

                           Buyer's Salaried Pension Plan shall provide that if a
Former PM Employee is terminated because of a Reduction in Force (as defined in Seller's Salaried Pension Plan), the difference between the Deferred Vested Pension (as defined in Section 3.3 of the Seller's Salaried Pension Plan) and the Special Deferred Vested Pension (as defined in Section 3.4 of Seller's Salaried Pension Plan) shall be paid under Buyer's Salaried Pension Plan.

                           Buyer shall maintain Buyer's Salaried Pension Plan
with the foregoing provisions in effect until the earlier of five (5) years from the Closing Date or the date that the Business is sold to a Qualified Salaried Plan Successor (as defined above).

                           (v) As of the Closing Date, the Seller shall have
amended Seller's Wage Pension Plan to provide that the benefits payable to each Former PM Employee thereunder shall be increased to reflect any scheduled increases in the fixed dollar portion of the benefit formula that exist as of the Closing Date (including as may be required by any Benefit Schedule

(as such term is defined in the Seller's Wage Pension Plan) or by any collective bargaining agreement in effect at the Closing Date).

                           Subject to the conditions set forth below in Section
9.2(e)(vi), Seller shall amend Seller's Wage Pension Plan to provide that Former PM Employees shall have their employment with Buyer and its affiliates credited for purposes of determining eligibility for an Early Retirement Pension, supplemental benefits; survivor benefits and similar benefits. In addition, such amendment shall provide that if the Business is sold to a Qualified Wage Plan Successor of Buyer, Former PM Employees shall cease to have their employment with Buyer and its affiliates credited for purposes of determining eligibility for an Early Retirement Pension, supplemental benefits; survivor benefits and similar benefits; and Former PM Employees shall have their employment with the Qualified Wage Plan Successor and its affiliates credited for purposes of determining eligibility for an Early Retirement Pension, supplemental benefits; survivor benefits and similar benefits under Seller's Wage Pension Plan, as long as the Qualified Wage Plan Successor continues to own and operate the Business.

                           For purposes of this Section 9.2(e)(v), a "Qualified
Wage Plan Successor" of Buyer shall mean a person who (I) acquires all or part of the Business from the Buyer and its affiliates, (II) as a result of such acquisition, becomes the employer of substantially all of the Former PM Employees who are then employed by the Buyer and its affiliates, and (III) provides, during the remainder of the five year period immediately following the Closing Date, for the Former PM Employees who are participants in Seller's Wage Pension Plan, defined benefit pension plan benefits that satisfy the requirements that would be imposed upon Buyer's Wage Pension Plan pursuant to this Section 9.2(e), if the Former PM Employees continued to be employed by the Buyer.

                           Notwithstanding the foregoing, Seller's Wage Pension
Plan shall provide that with respect to any Former PM Employee who does not have the requisite service to be entitled to a supplemental pension benefit as of the Closing Date, Seller's Wage Pension Plan shall only pay a fraction of any such supplement that becomes payable under the plan. For this purpose, the fractional amount that is to be paid by Seller's Wage Pension Plan shall be equal to the number of a Former PM Employee's full and partial years of service as of the Closing Date, divided by the number of years of service needed to qualify for the supplement.

                           Notwithstanding the foregoing, Seller's Wage Pension
Plan shall be amended to provide that any Former PM Employee who is not eligible to retire as of the Closing Date shall not be entitled to an Early Retirement Pension until such participant terminates employment with Buyer and all affiliates of Buyer (or, if applicable, any Qualified Wage Plan Successor and its affiliates).

                           Notwithstanding the foregoing, on and after the
Closing Date, Seller's Wage Pension Plan shall not provide for the payment of any Plant Closure benefit under Section 3.6 of Seller's Wage Pension Plan (and any Benefit Schedule related thereto) or any Lump Sum benefit under Section 3.5 of Seller's Wage Pension Plan (and any Benefit Schedule related thereto), whether on account of disability, plant closure, layoff or otherwise. Accordingly, in the case of any such Plant Closure by Buyer and its affiliates, any Qualified Wage Plan Successor and its affiliates, or any other employer of the Former PM Employees, or in the case of the payment of a Lump Sum benefit under Buyer's Wage Pension Plan, the obligations of Seller's Wage Pension Plan shall be limited solely to the payment of Early Retirement Pensions and other benefits as is otherwise provided under the terms of Seller's Wage Pension Plan (modified as otherwise provided above) on account of the Former PM Employee's Severance from Service Date (as defined in Seller's Wage Pension Plan).

                           (vi) As a condition precedent to Seller amending
Seller's Wage Pension Plan as provided above in Section 9.2(e)(v) for any group of Former PM Employees who are represented by a collective bargaining representative, Buyer shall obtain a written agreement of the bargaining unit representative for such Former PM Employees that Buyer shall maintain a Buyer Pension Plan ("Buyer's Wage Pension Plan") that meets all of the requirements of subparagraphs (A), (B) and (C) below, at least for the five year period following the Closing Date. To the extent that Buyer cannot satisfy such condition precedent with respect to any group of Former PM Employees, Seller shall not be obligated to amend Seller's Wage Pension Plan as provided above for such group of Former PM Employees.

                                (A) Buyer's Wage Pension Plan shall mirror in
all material respects the benefits provided under Seller's Wage Pension Plan as of the Closing Date, except as provided below in subparagraphs (B) and (C).

                                (B) Buyer's Wage Pension Plan shall provide two
alternative formulas for the accrual of benefits thereunder: a "Total Service Formula" and a "Future Service Formula". The Total Service Formula shall take into account (I) all prior service of a Former PM Employee with Seller and its affiliates (to the extent that such service would be credited under Seller's Wage Pension Plan) and (II) all service with Buyer and its affiliates, subject to an offset for the benefits provided under Seller's Wage Pension Plan. The "Future Service Formula" shall only take into account a Former PM Employee's service with Buyer and its affiliates. In addition, Buyer's Wage Pension Plan shall provide that a Former PM Employee's accrual of benefits under the Total Service Formula shall cease at such time as the Former PM Employee commences payment of benefits under Seller's Wage Pension Plan before normal retirement.

                                (C) Buyer's Wage Pension Plan shall provide that
if a plan participant commences payment of an Early Retirement Pension under Seller's Wage Pension Plan prior to the date of his retirement under Buyer's Wage Pension Plan, any Early Retirement Pension payable under Buyer's Wage Pension Plan shall not be more than a benefit which is the actuarial equivalent of the participant's normal retirement pension under Buyer's Wage Pension Plan.

                            (vii) Buyer shall provide a written report to Seller
for each month that contains the name and termination date of any Former PM Employee whose employment with Buyer has terminated during the preceding month. If Buyer sells the Business or any portion of the Business to an entity that is intended to be a Qualified Salaried Plan Successor or Qualified Wage Plan Successor of Buyer, it shall contractually require the successor to provide monthly reports as described above. Buyer shall indemnify Seller from any liability or expense incurred by Seller or Seller's U.S. Pension Plans as a result of the failure of Buyer or a successor owner of any portion of the Business to provide such monthly reports. Seller shall provide reports to

Buyer (and to any Qualified Salaried Plan Successor and Qualified Wage Plan Successor) of benefits accrued under Seller's U.S. Pension Plans and other information that is needed for Buyer (and any such successors) to administer its pension plans as provided herein. Seller shall indemnify Buyer for a failure to provide such information.

                            (viii) Seller shall indemnify and hold harmless the
Buyer and its subsidiaries from and against any Losses which may occur in connection with Seller's U.S. Pension Plans.


                  (f) DEFINED CONTRIBUTION PENSION PLANS.

                            (i) Neither Buyer nor its subsidiaries or affiliates
shall become sponsoring employers under the Seller's Retirement Plus Savings Plan or Seller's Retirement Plus Savings Plan for Wage Employees (collectively, "SELLER'S INVESTMENT PLANS"). As of the Closing, Seller shall have caused all Former PM Employees to become fully vested in their accrued benefits under the Seller's Investment Plans. As soon as practicable after the Closing Date, Buyer shall establish and maintain or cause to be established and maintained, a defined contribution plan (the "BUYER'S INVESTMENT PLAN") to provide benefits to the Former PM Employees who, on the Closing Date, are participants ("INVESTMENT PLAN PARTICIPANTS") in the Seller's Investment Plans. The Buyer's Investment Plan shall provide the Investment Plan Participants credit for service with Seller and its affiliates and their respective predecessors prior to the Closing Date for all purposes of such plan.

                            (ii) As soon as practicable after the Closing Date,
Seller shall cause the trustee of the Seller's Investment Plans to transfer to the trust forming a part of the Buyer's Investment Plan in kind assets and/or cash as agreed to by Seller and Buyer (or with respect to participant loans granted prior to the Closing Date, if any, such loans and any promissory notes or other documents evidencing such loans), in an amount equal to the account balances of Investment Plan Participants as of the date immediately preceding the date (the "TRANSFER DATE") of transfer (the "ACCOUNT BALANCES"); provided, however, that Seller may cause the transfer of shares of its common stock which are held under Seller's Investment Plans by Investment Plan Participants as of the Transfer Date. Notwithstanding the foregoing, the Account Balances shall not be transferred until such time as Buyer receives a representation from Seller that, as of the Transfer Date, Seller's Investment Plans have been determined to be "qualified" within the meaning of Section 401(a) of the Code by the Internal Revenue Service, and are so qualified, and each related trust is exempt from taxation under Section 501 (a) of the Code.

                            (iii) On or before the Closing Date, Seller shall
cause all Investment Plan Participants to be fully vested in their Account Balances.

                            (iv) Prior to the Transfer Date, the Seller shall
cause employer matching contributions for Former PM Employees to be made under the Seller Investment Plan for the period up to and including the Closing Date; and in no event shall such amounts be recorded as a liability on the Closing Balance Sheet for purposes of Section 1.9(c) and its Associated Working Capital Adjustment.

                  (g) COLLECTIVELY BARGAINED RETIREE WELFARE PLANS. With respect to Active Employees of the Business who are located in the United States and become employees of Buyer, Buyer shall assume all of Seller's obligations to provide benefits under Collectively Bargained Retiree Welfare Plans; and Buyer shall indemnify and hold Seller and its Subsidiaries harmless from and against any Losses with respect to any such liability. Buyer shall provide such benefits to such employees pursuant to the terms of an Employee Welfare Benefit Plan of Buyer. Seller shall retain all other liabilities of its Collectively Bargained Retiree Welfare Plans.

                  (h) OTHER EMPLOYEE WELFARE BENEFIT PLANS. Buyer shall not assume any Employee Welfare Benefit Plans of Seller. Thus, Former PM Employees shall cease participation in such Plans as of the Closing Date. Buyer and Seller acknowledge and agree that (i) Seller shall be responsible for all liabilities and obligations for medical, dental, health and life insurance benefits pursuant to the terms of its and its Subsidiaries plans with respect to any claims incurred by Former PM Employees and their dependents on or before the Closing Date, whether or not reported as of the Closing Date, and (ii) Buyer shall be responsible for all liabilities and obligations for medical, dental, health and life insurance benefits pursuant to the terms of its Welfare Benefit Plans with respect to any claims incurred by Former PM Employees and their dependents after the Closing Date. For purposes of this Section 9.2(h), a claim shall be deemed to have been incurred upon the incurrence by a Former PM Employee or dependent of a qualified expense for which reimbursement or payment is sought.

                  Following the Closing, Seller shall provide retiree medical and/or life insurance benefits under any Employee Welfare Benefit Plan of Seller (other than a Collectively Bargained Retiree Welfare Plan) to any Former PM Employee who would have satisfied the eligibility requirements (as such eligibility requirements existed on November 1, 2000) for such benefits if such Former PM Employee's service with the Business or any portion thereof during the period beginning on the Closing Date and ending on December 31, 2002 were service with the Seller. Seller shall indemnify and hold harmless the Buyer and its Subsidiaries from and against any Losses which may occur in connection with Seller's obligations to provide benefits as set forth above.

                  (i) MANAGEMENT INCENTIVE AND OTHER SIMILAR PLANS. Seller shall pay all amounts that are required to be paid to employees of the Business prior to the Closing Date under (i) Seller's Management Incentive Plan, and (ii) Seller's or its affiliates' sales incentive, gain-sharing or similar programs. Buyer shall pay all amounts which are accrued on the Closing Balance Sheet and required to be paid on or after the Closing Date to Former PM Employees under
(i) Seller's Management Incentive Plan, and (ii) Seller's or its affiliates' sales incentive, gain-sharing or similar program. Prior to the Closing Date, Seller shall cause such plans to be maintained and administered on behalf of Former PM Employees on the same terms as exist on the date hereof. Buyer and Seller shall hold harmless each other with respect to their respective obligations under this Section 9.2(i).

                  (j) ENFORCEABILITY. This Section 9.2 shall survive consummation of the Transaction, is intended to benefit Seller and its Subsidiaries and Buyer and its subsidiaries or affiliates, and shall be binding on Buyer and Seller, their successors and assigns. No one shall be considered a third party beneficiary of this Section 9.2 (or any related provisions of this Agreement). Accordingly, no one other than the parties to this Agreement shall have the right to enforce the provisions of this Section
9.2 (or any related provisions of this Agreement) or to maintain any other legal or equitable action of any kind with respect to such provisions.

                  (k) OBLIGATIONS. Within 30 days of the Closing Date (or if later, when due), Buyer shall (i) pay all salaries, sales commissions and consulting fees accrued in the ordinary course of business but not yet payable as of the Closing Date to any current or former employees or agents of the Business for services rendered during periods prior to the Closing Date, (ii) pay all accrued payroll taxes and/or withholding taxes with respect to such payments, and (iii) undertake all payroll processing and tax reporting obligations with respect to such payments.

                  (l) OBLIGATION TO PROVIDE BENEFITS. Except as expressly provided in this Subsection 9.2, nothing in this Agreement shall (i) require Buyer or any of its affiliates to continue the employment of any Former PM Employee after the Closing Date, (ii) to establish or continue any particular employee benefit plan, practice, program or policy for any particular period of time after the Closing Date or (iii) prohibit or in any way limit Buyer's ability to amend or terminate any such plan, practice, program or policy. Buyer and its affiliates shall not assume any obligation to Former PM Employees that is not expressly provided for herein. Except as set forth in Section 9.2(g), nothing in this Agreement shall require Buyer or any of its affiliates to provide retiree medical benefits. Buyer shall have no obligation to employees of Seller or its Subsidiaries other than the Former PM Employees, whether or not such employees received salary continuation or other payments or benefits under any plan or policy of Seller.

                  (m) COMMUNICATIONS. Prior to the Closing Date, Seller shall make no communications to employees of Seller or its affiliates regarding benefits to be provided to employees of the Business after the Closing Date without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

                  (n) TREATMENT OF EXCESS BENEFIT PLANS. Seller shall take all actions reasonably requested by Buyer and consented to by a participant in any Seller nonqualified deferred compensation plan to cause all or a portion of such participant's account balance to be assumed by Buyer prior to the Closing Date, and in connection with any such assumption Seller shall simultaneously transfer to Buyer an amount of cash equal to the amount of the liability so assumed.

         SECTION 9.3. CERTAIN COSTS. In connection with consummating the Transaction, Buyer and Seller shall each pay for one-half of the costs of any title insurance and surveys with respect to the Owned Real Property or Leased Real Property, and shall each pay for one-half of the costs of any real estate recording fees, title insurance premium, exam and endorsement fees and other similar fees contemplated hereby or incurred as a result of the Transaction. Buyer and Seller shall each pay for one-half of the costs when due, and each shall comply with all relevant formalities relating to, any conveyance, transfer, sales, use, stamp, registration, notarial, recording and other similar taxes and fees, including any penalties and interest, arising out of or in connection with the transfer of the Sale Assets to Buyer, including, without limitation, real estate transfer Taxes and sales Taxes on vehicles or watercraft. Buyer's and Seller's


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

responsibility for such taxes and fees shall also include responsibility for transfer taxes that arise as an indirect result of the transactions contemplated hereby including, without limitation, real estate transfer taxes that are imposed on the transfer of an equity interest in an entity that owns real estate. Buyer and Seller shall each file, or cause to be filed, all Tax Returns that relate to any of the foregoing transfer or similar taxes that they are required to file. In addition, notwithstanding the agreement that each party shall pay one-half of all costs associated with such taxes, if either Buyer or Seller fails to comply with its obligations hereunder, such party shall bear any interest, penalties, or additions to tax that become payable as a result of such failure, and shall indemnify the other party against any such incremental expense.

         SECTION 9.4. OPTION TO PURCHASE EMD BUSINESS. Buyer shall have the right and option to purchase the EMD Business at the Closing for cash at the Closing Date in the amount of Thirty Million Dollars ($30,000,000), provided that Buyer gives written notice of such intention to purchase the EMD business on or before December 31, 2000. In the event that Buyer fails to provide notice of its intention to purchase the EMD Business on or prior to December 31, 2000, Buyer's right and option to the EMD Business shall terminate and be of no force or effect. In the event Buyer exercises the option to purchase the EMD Business pursuant to this Section 9.4, the term "Business" shall include the EMD Business for all purposes under this Agreement, and no force or effect shall be given to Sections 1.2(l), 1.9(i), 9.17, 10.1(s), 10.2(j) or Exhibit F of this Agreement.

         SECTION 9.5. TITLE TO REAL PROPERTY. Seller has provided, or will provide promptly upon completion and prior to Closing, surveys of each of the Owned Real Property identified as such on Schedule 9.5 and title commitments for each of the Owned Real Property identified as such on Schedule 9.5, subject to Buyer's obligation to pay its portion of the costs specified in Section 9.3.

         SECTION 9.6. PRODUCT LIABILITY CLAIMS. Seller shall assume responsibility for, and indemnify Buyer against, any Liabilities relating to product warranty or product liability or product defect claims, including defective material, design or manufacturing claims or product recalls or product defects which are (i) made after the Closing Date, but prior to the ten year anniversary of the Closing Date, (ii) relate to products of the Business manufactured, sold or delivered by Seller or its Subsidiaries prior to or on the Closing Date and (iii) exceed Two Million Dollars ($2,000,000) "per occurrence", it being agreed and understood that Seller shall assume Liability for, and indemnify Buyer against, all Liabilities relating to any claims, recalls or defects described in this sentence, and not only with respect to that portion of the Liability in excess of Two Million Dollars ($2,000,000). For purpose of this
Section 9.6, "an occurrence" means any claim or series of claims which are attributable to the same event, condition, cause, product defect, hazard or negligent act. Seller shall retain all Liabilities with respect to products described in Section 1.4(h).

         SECTION 9.7. BULK TRANSFER LAWS. Buyer hereby waives compliance by Seller with the provisions of any so-called "bulk transfer law" (including those applicable to Taxes) of any jurisdiction in connection with the Transaction. In accordance with the terms of Section 11.1, Seller agrees to indemnify and hold harmless Buyer from and against any and all Losses (as defined in Section 11.1) that may be asserted by third parties against Buyer as a result of noncompliance with any such bulk transfer law.


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

         SECTION 9.8. NAME CHANGES OF STOCK GROUP SUBSIDIARIES.

                  (a) No later than three (3) months after the Closing Date, Buyer shall amend the certificates of incorporation, bylaws and other organizational documents of the Subsidiaries that are a part of the Stock Group to exclude any reference to "B.F. Goodrich," "Goodrich" and "BFG" alone or in combination with any other words or terms or variation of such words or terms. Except as provided in (b), no later than three (3) months after the Closing Date, Buyer shall cease doing business under or utilizing as a trademark or service mark, or any of the foregoing names;

                  (b) In connection with the same, Buyer shall remove or cover, or shall have caused to be removed or covered, within a period of nine (9) months after the Closing Date, (i) the trademarks and/or trade names "B.F. Goodrich," "Goodrich" or "BFG," or any derivative of such name or mark, and (ii) any other marks belonging to Seller or its Subsidiaries, not included in the Sale Assets that in the case of clause (ii) Buyer knows, or has received written notice from Seller, that such marks belong to Seller or its Subsidiaries, from labels, containers, signs, panels, flags, brochures, manuals, literature, real property signage, vehicles and other material or matter (regardless of medium) included in the Sale Assets.

                  (c) Notwithstanding anything to the contrary contained in this
Section 9.8, Buyer shall have an additional period of three (3) months to comply with the requirements of Sections 9.8(a) and (b) above, but only with respect to those items that cannot reasonably, after diligent efforts, be accomplished within the initial periods described in Section 9.8(a) and (b) because of the inaction or delay by a governmental authority.

         SECTION 9.9. PROVISION OF TRANSITION SERVICES. Buyer and Seller agree to execute a transition services agreement in the form reasonably agreed to by Buyer and Seller with respect to the provision of transition services reasonably requested by Buyer from and after the Closing Date. Buyer shall pay the lesser of (i) the cost being allocated to the Business at the Closing Date (adjusted as necessary to convert annualized costs to daily or monthly costs) and (ii) the cost Buyer would pay in an arms length transaction with a third party for any such service.

         SECTION 9.10. FURTHER ASSURANCES.

                  (a) From and after the Closing, upon reasonable request of Seller or Buyer, the other party shall do such further acts as may be reasonably necessary or appropriate to carry out the transactions contemplated by this Agreement, including, without limitation, obtaining consents from any third party. Notwithstanding the foregoing, from and after the Closing, upon reasonable request of Buyer, Seller shall do, execute, acknowledge and deliver, and shall cause its affiliates to do, execute, acknowledge and deliver, all such further acts, assurances, deeds, assignments, transfers, conveyances, powers of attorney and other instruments and papers (including duly executed foreign patent assignments and foreign trademark assignments) as may be reasonably required to sell, assign, transfer, convey and deliver to and vest in Buyer ownership of all the Sale Assets intended to be sold, assigned, transferred, conveyed and delivered pursuant to, and consistent with the terms of, this Agreement. The fees and expenses


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

of the parties incurred pursuant to this Section 9.10 shall be allocated in a manner consistent with Section 9.3.

                  (b) Each party recognizes that the other party may need financial or other data with respect to the Sale Assets and the Business covering several fiscal periods prior to or after the Closing Date in order to comply with the rules and regulations of the United States Securities and Exchange Commission, courts or other governmental organizations and agencies. The parties shall render reasonable cooperation to each other and their auditors to provide such information. The party requesting assistance shall bear all reasonable out-of-pocket costs and expenses incurred by such assisting party (excluding salaries and wages and related costs of benefits of its employees) and such assistance shall be subject to compliance by the requesting party with the assisting party's usual requirements regarding security and confidential treatment of information and shall not unreasonably interfere with the conduct of its business. No party shall be liable to any other party for any such information or data given, or for the accuracy or completeness thereof.

                  (c) On and after the Closing, Seller will afford promptly to Buyer and its agents reasonable access to its books of account, financial and other records (including, without limitation, accountant's work papers), information, employees and auditors to the extent reasonably necessary or useful for Buyer in connection with any audit, investigation, dispute or litigation or any other reasonable business purpose relating to the Business; provided that any such access by Buyer shall not unreasonably interfere with the conduct of the business of Seller.

                  (d) From and after the Closing, Buyer shall provide the services identified on Schedule 9.10(d) to the extent and in the manner currently being provided by Seller as of the date hereof with costs allocated as set forth thereon. Buyer shall provide such other services as may be necessary to support the Defined Remediation Projects that are reasonably available through Buyer ("ADDITIONAL REQUESTED SERVICES"), provided that Buyer shall only be obligated to provide such Additional Requested Services and the services reflected in the third column of Schedule 9.10(d) to the extent that Buyer receives reimbursement therefor from a third party or Seller. Reimbursement of Buyer under this Section 9.10(d) shall be limited to the out-of-pocket cash costs incurred by Buyer in providing such services. Buyer shall assume and complete all obligations of Seller relating to the Defined Remediation Projects arising from and after the tenth (10th) anniversary of Closing, except to the extent that Seller has indemnity obligations to Buyer under Section 11.3(d) remaining after the tenth (10th) anniversary of Closing. "Out of pocket cash costs" as used in this Section 9.10 shall include, without limitation, (i) costs relating to or arising out of any bond, letter of credit or similar instrument posted, issued or granted by or on behalf of Buyer or its Affiliates, and (ii) all amounts drawn under such bond, letter of credit or similar instrument, provided it is understood and agreed that, with respect to amounts drawn under such bond, letter of credit or similar instrument after Seller's obligations to reimburse Buyer under this Section 9.10(d) terminates, Seller shall remain liable to reimburse Buyer only for amounts drawn to satisfy obligations that relate specifically to the period during which Seller was responsible to reimburse Buyer hereunder.


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

         SECTION 9.11. ACCOUNTING AND OTHER ASSISTANCE.

                  (a) Following the Closing, Buyer shall assist Seller in the completion of the accounting of the Business for the calendar month or part thereof (or both) preceding the Closing and in connection therewith shall use all reasonable efforts to assist Seller and its Subsidiaries in the completion of the accounting of the relevant month's transactions.

                  (b) From time to time, as may be reasonably required, in connection with claims or actions brought by or against third parties based upon events or circumstances of the Business occurring prior to the Closing Date, duly authorized representatives of Seller and its Subsidiaries shall, upon reasonable prior notice to Buyer and at Seller's cost and expense, have access to the Sale Assets during normal business hours at mutually agreed upon times, provided that the operations and business of such Sale Assets are not adversely affected thereby. In addition to the rights of access provided in this Section 9.11, Buyer shall, at the request of Seller, provide reasonable information or documents (or reasonable assistance in collecting such information or documents) in Buyer's possession necessary for the prosecution or defense of such claims or actions at mutually agreed upon times and will use reasonable efforts to make Buyer's employees available as witnesses in connection with such claims or actions when reasonably requested by Seller provided that such access shall not unreasonably interfere with the conduct of the business of Buyer. Seller shall reimburse Buyer for all reasonable out-of pocket costs and expenses incurred by Buyer (excluding salaries and wages and related costs of benefits of its employees) in providing such assistance.

                  (c) Subject to Seller's customary records retention policy, Seller shall, upon Buyer's reasonable request, use reasonable efforts to make available to Buyer information relating to the Business or the Sale Assets contained in Seller's and its Subsidiaries' business records which are Excluded Assets, for the period beginning three (3) years prior to the Closing Date, to the extent such records are in Seller's or its Subsidiaries' possession or control.

                  (d) In the event that, after the Closing Date, Seller or Buyer shall require the participation of officers and employees employed by the other to aid in the defense or settlement of litigation or claims by third parties, and so long as there exists no conflict of interest between the parties, Seller and Buyer shall use reasonable efforts to make such officers and employees available to participate in such defense, provided that (except as provided in Article XI), the party requiring the participation of such officers or employees shall pay all reasonable out-of-pocket costs, charges and expenses arising from such participation.

                  (e) All records relating to the Sale Assets transferred by Seller to Buyer shall be maintained by Buyer for such period as may be required by law or three (3) years, whichever is greater. Buyer shall afford Seller (at its expense), reasonable access to any and all such records that are in its possession during normal business hours upon reasonable advance request by Seller for access.


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

         SECTION 9.12. POST-CLOSING TAX MATTERS.

                  (a)(i) Seller shall indemnify the Buyer and its affiliates, including the members of the Stock Group, and hold them harmless from and against, without duplication, any loss, claim, liability, expense, or other damage attributable to (x) all Taxes (or the non-payment thereof) of the members of the Stock Group for all Pre-Closing Tax Periods (and, for the avoidance of doubt, (i) any degrouping charge imposed under United Kingdom tax law related to BF Goodrich Chemicals LTD, (ii) any stamp taxes payable with respect to documents that are material to the business of any member of the Stock Group or the Business and which were executed in a Pre-Closing Tax Period, and (iii) any Taxes (or liability of Seller pursuant to Section 8.1 of the Limited Liability Company Agreement between Seller and Cymetech, LLC) that may arise in the event of any termination (pursuant to Section 708 of the Code) of Cymetech, LLC as a partnership, to the extent such termination is the result of any action on or prior to the Closing, including the transactions contemplated by this Agreement, shall be treated as a Tax arising in a Pre-Closing Tax Period), (y) any and all Taxes of any member of an affiliated, consolidated, combined or unitary group, including any fiscal unity, of which any member of the Stock Group (or any predecessor of the foregoing) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulations Section 1.1502-6 or any analogous or similar state, local or foreign law or regulation and (z) any and all Taxes of any Person imposed on any member of the Stock Group as a transferee or successor, by contract or pursuant to any law, rule or regulation; PROVIDED, HOWEVER, that in the case of clauses (x) and (z) above, Seller shall be liable only to the extent provided in Section 9.12(a)(ii) below.

                  (ii) Seller's liability for Taxes pursuant to clauses (x) and
(z) of Sections 9.12(a)(i), 9.12(c)(i), 9.12(c)(ii)(A), and 9.12(c)(v)(A) shall in all cases be limited to the amount of such Taxes that exceeds the amount accrued for such Taxes on the Closing Working Capital Statement (including amounts specified as "accrued income taxes payable," "accrued non-income taxes payable," or accruals for Taxes contained within other current payables, but excluding amounts specified as "deferred tax assets," "deferred tax," or "deferred tax liabilities"). In the event (x) the amount accrued for any Tax on the Closing Working Capital Statement exceeds the amount required to be paid with respect to such Tax at the time the relevant Tax Return is filed, and (y) Seller is required (at any time) to make any payment in connection with its liability for any other Taxes pursuant to clauses (x) and (z) of Sections 9.12(a)(i), 9.12(c)(i), 9.12(c)(ii)(A), and 9.12(c)(v)(A), Seller shall be permitted to reduce (but not below zero) the amount of such required payment by the amount of the excess accrual referred to in clause (x). In the event Seller has previously made one or more such required payments, and no offset is available under clause (y), Buyer shall be obligated to refund to Seller the amount of the over-accrual referred to in clause (x) but in no event shall Buyer be obligated to refund to Seller any amount in excess of the aggregate required payments previously made by Seller pursuant to clauses (x) and (z) of Sections 9.12(a)(i), 9.12(c)(i), 9.12(c)(ii)(A), and 9.12(c)(v)(A). Buyer and Seller
agree that for purposes of determining the amount of any accruals for Taxes on the Closing Working Capital Statement, to the extent Buyer, any affiliate of Buyer, or any member of the Stock Group makes a payment of Taxes subsequent to the Closing Date, and such payment relates to Taxes for which an accrual was established on the Closing Working Capital Statement, such payment will be deemed to reduce such accrual for


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

purposes of determining Seller's liability therefor in the event of a future redetermination of such Tax.

                    (iii) Buyer and Seller agree that, notwithstanding the provisions of Section 9.12(a)(ii), with respect to any member of the Stock Group that is not a member of the Tax Group, the amount of any indemnity required to be paid hereunder shall not be reduced by any accrual on the Closing Working Capital Statement and that Seller's liability shall be limited to the product of
(x) the amount of the indemnity otherwise required to be paid and (y) the percentage of equity in such entity acquired in the Purchase.

                  (b)      Buyer agrees that it will not make any election under
Section 338 of the Code (whether under Section 338(g) of the Code or under Section 338(h)(10) of the Code), or any comparable election under state or local law, with respect to the acquisition of BF Goodrich FCC, Inc. With respect to other members of the Stock Group, Buyer and Seller shall make elections under
Section 338(h)(10) of the Code (and any comparable provisions of state and local law) as Buyer and Seller shall mutually agree upon, and Buyer may make elections under Section 338(g) of the Code (and any comparable provisions of state and local law), as it deems appropriate; provided, however, that if Buyer makes an election under Section 338(g) with respect to any member of the Stock Group incorporated under the laws of a country other than the United States, and as a result of a change in law occurring after the date hereof, such election creates a Tax liability for Seller in the country in which such entity was incorporated, Buyer shall indemnify Seller against such Tax liability, reduced by any tax benefit realized by Seller (including a reduction in Taxes associated with the sale of stock of such member of the Stock Group that would have been payable, absent such election).

                  (c) The following provisions shall govern the allocation of responsibility as between Buyer and Seller for certain tax matters following the Closing Date:

                           (i)  TAXABLE PERIODS ENDING ON OR BEFORE THE CLOSING
DATE. Seller shall prepare or cause to be prepared and shall timely file or cause to be timely filed all Tax Returns that are required to be filed for the Stock Group for all Taxable Periods ending on or prior to the Closing Date, provided that, with respect to any such Tax Returns to be filed after the Closing Date, Seller shall prepare or cause to be prepared and Buyer shall file or cause to be filed such Tax Return. All such Tax Returns shall be prepared in a manner consistent with prior practice of the relevant member of the Stock Group. Seller shall pay, or cause to be paid, all Taxes due with respect to such taxable periods, provided that with respect to any such Tax Returns to be filed after the Closing Date, Buyer shall pay or cause to be paid all such Taxes, and Seller shall reimburse Buyer for Taxes of such Subsidiaries with respect to such periods within fifteen (15) days after payment by Buyer of such Taxes, in each case to the extent provided in Section 9.12(a)(ii).

                           (ii)  TAXABLE PERIODS BEGINNING BEFORE AND ENDING
AFTER THE CLOSING DATE.

                                 (A) Buyer shall prepare or cause to be prepared
and file or cause to be filed any Tax Returns of the Stock Group that are required to be filed for Taxable Periods which begin before the Closing Date and end after the Closing Date. Buyer shall


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

provide to Seller copies of all such Returns at least twenty (20) calendar days before such Returns are required to be filed, taking into account all extensions, for Seller's approval, which approval shall not be unreasonably withheld. Seller shall notify Buyer of any proposed revisions that relate to the Pre-Closing Portion (as defined below) of such Returns within fifteen (15) calendar days after receipt of such Returns from Buyer. Buyer and Seller agree to attempt to resolve in good faith any dispute concerning the reporting of any item on such Return. In the event Buyer and Seller are unable to resolve such dispute, Buyer shall determine the final form of such Return without prejudice to Seller's right to dispute the amount of the Pre-Closing Portion of such Tax, and Buyer and Seller shall select an independent public accounting firm to determine such amount, and agree that the decision of such firm shall be binding and conclusive on both Buyer and Seller. If Seller does not dispute the amount of the Pre-Closing Portion of any Tax, based on the amount shown to be due on any Tax Return prepared pursuant to this paragraph (A), it shall pay that amount. If Seller does dispute the amount of the Pre-Closing Portion of any Tax, and such dispute is not resolved prior to the time that the Tax is required to be paid, Seller shall pay the undisputed portion of such Tax to the Buyer. In either case, such amount shall be paid by Seller to Buyer within fifteen (15) calendar days after the date on which Taxes are paid with respect to such periods. In the event that any dispute regarding the Pre-Closing Portion of such Taxes is resolved following the date on which Taxes are paid with respect to such period, and Seller's liability, as so determined, exceeds the amount previously paid by Seller hereunder, Seller shall make an additional payment equal to such excess, together with interest thereon at the Applicable Rate. Notwithstanding the foregoing, any payment by Seller pursuant to this paragraph 9.12(c)(ii)(A) shall be required only to the extent provided in Section 9.12(a)(ii).

                                 (B) For purposes of this Section 9.12, in the
case of any Taxes for a Taxable Period that includes (but does not end on) the Closing Date, the portion of such Tax that relates to the portion of such Taxable Period ending on the Closing Date (the "PRE-CLOSING PORTION") shall be determined as follows:

                                     (I) In the case of any Income Tax, the
Pre-Closing Portion of such Tax shall be deemed equal to the amount that would be payable if the relevant Taxable Period ended at the close of business on the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity in which any member of the Stock Group holds a beneficial interest shall be deemed to terminate at such time).

                                     (II) Real and personal property Taxes shall
be prorated based on the ratio of (x) the number of days in the relevant taxable period up to and including the Closing Date to (y) the actual number of days in the relevant taxable period with respect to which such Tax is due. Sales and use taxes shall be deemed to accrue as property is purchased, sold, used, or transferred. All other taxes (other than those specified in clause (I)) shall accrue in accordance with generally accepted accounting principles in the United States.

                                 (C) All determinations necessary to give effect
to the foregoing allocations shall be made in a manner consistent with prior practice of the relevant Stock Subsidiary or Equity Subsidiary.


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

                           (iii) REFUNDS AND CREDITS. Any Tax refunds and any
amounts credited against Tax that are actually realized by or with respect to members of the Stock Group that relate to Pre-Closing Tax Periods (other than as are attributable to Tax Assets of the Stock Group arising after the Closing
Date) shall be for the account of Seller, and Buyer shall pay over to Seller the net amount of any such refund or credit within fifteen (15) days after receipt or entitlement thereto, to the extent that such amount exceeds the amount of any asset reflected on the Closing Working Capital Statement that is (I) related to Taxes and (II) directly associated with such Tax refund or credit (excluding any deferred tax asset).

                           (iv)  TAX ASSETS

                                 (A) Buyer may, at its option, cause any member
of the Stock Group to elect, where permitted by applicable law, to carry forward any Tax Asset arising in a Post-Closing Tax Period that would, absent such election, be carried back to a Pre-Closing Tax Period in which such member was included in a consolidated, combined or unitary Tax return filed by Seller or any of its Affiliates.

                                 (B) Seller agrees that the net amount of any
federal, state, local or foreign Tax benefit actually realized by any member of the Stock Group, Seller or any of its affiliates in any Pre-Closing Tax Period from the carryback of any Tax Asset of any member of the Stock Group arising in a Post-Closing Tax Period shall be for the benefit of Buyer. Any such benefit realized by any member of the Stock Group shall be retained by it, and any such benefit realized by Seller (or its affiliates) shall be promptly paid over to Buyer. Buyer agrees to repay Seller any amount paid by Seller to Buyer pursuant to this paragraph (B) to the extent that the carryback with respect to such payment is subsequently disallowed by the relevant taxing authority, following receipt from Seller of reasonable written explanation of the nature of such disallowance and appropriate documentation, to the extent available, provided that Seller shall not be required to disclose to Buyer any portion of any Tax Return.

                                 (C) Seller agrees to file, or cause its
affiliates to file, Tax Returns (including amended Returns and claims for Tax refunds) reflecting the benefits to which it is entitled from the carrybacks described in this Section 9.12(c)(iv).

                           (v)   AUDITS AND ADJUSTMENTS.

                                 (A) Seller will conduct and control all Tax
audits of Tax Returns relating to the Tax Group for all periods ending on or prior to the Closing Date, provided, however, that to the extent that the settlement of an issue raised in such an audit could Materially affect the liability for Taxes of Buyer or its affiliates (including members of the Stock Group), Seller shall not settle such issue without the consent of Buyer, which shall not be unreasonably withheld. In the event Buyer withholds its consent to any final settlement relating to such issue, the Buyer may continue or initiate further proceedings, at its own expense, and the Tax liability of the Seller with respect to such issue shall not exceed the Tax liability that would have resulted from the proposed final settlement (including for the avoidance of doubt, interest, additions to tax and penalties that have accrued at that time), and the Buyer shall indemnify the Seller for any such excess that relates to such issue. Seller shall keep Buyer informed of the progress of any such Tax audits. Seller shall be responsible for the payment of any deficiency resulting from such audit to the extent provided in Section 9.12(a)(ii).

                                 (B) If any adjustments shall be made to any
federal or foreign Income Tax Returns relating to Seller, any Stock Selling Subsidiary, or any member of the Tax Group for any Pre-Closing Tax Period as a result of or in settlement of any audit, other administrative proceeding or judicial proceeding or as the result of the filing of an amended return to reflect the consequences of any determination made in connection with any such audit or proceeding and if such adjustment results in (I) any deduction from income taken by Seller (or any Stock Selling Subsidiary) or any member of the Tax Group for (or related to) Pre-Closing Tax Periods being disallowed or the income for tax purposes of Seller (or any Stock Selling Subsidiary) or any member of the Tax Group otherwise being increased for such period and (II) Buyer (or any member of the Tax Group) realizing either Material increased deductions or a Material reduction in gross income for or in periods ending on or prior to December 31, 2002 as a direct result of such action, then Buyer shall reimburse Seller for the net amount of Tax benefits actually realized by Buyer (or any member of the Tax Group) during such periods. Such sum shall be paid to Seller within thirty (30) days of the filing of the Tax Return on which such Tax benefit is reflected. Seller agrees to repay to Buyer any amount paid by Buyer to Seller pursuant to this paragraph (B) to the extent that Buyer (or any member of the Tax Group) later determines that it did not actually realize the related tax benefit, following receipt from Buyer of reasonable written explanation of the nature of such loss of tax benefit and appropriate documentation, to the extent available, provided that Buyer shall not be required to disclose to Seller any portion of any Tax Return.

                           (vi)  COOPERATION ON TAX MATTERS.

                                 (A) Buyer, each member of the Stock Group,
Seller and each Stock Selling Subsidiary and Asset Subsidiary shall provide the other with such material and relevant information, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes imposed on Buyer, Seller, any Subsidiary or any entity affiliated with any of the foregoing. Such cooperation shall include the retention and (upon the other party's request, at the other party's cost and expense and at the time and place mutually agreed upon by the parties) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, to the extent such information and/or explanation is readily available and within the control of the party to which such request is made. The responsibility to retain records and information shall include the responsibility to (I) retain such records and information as are required to be retained by any applicable Tax authority and (II) retain such records and information in machine-readable format where appropriate (to the extent such records and information are in such format as of the Closing Date) such that the requesting party shall be able to readily access such records and information. Each of the members of the Stock Group, Buyer, Seller, and each Stock Selling Subsidiary and Asset Subsidiary agree (A) to retain all books and records with respect to Tax matters pertinent to each of the members of the Stock Group, relating to any Taxable Period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions


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

thereof) of the respective Taxable Periods, or longer as required by law, and to abide by all record retention arrangements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, any of the members of the Stock Group, or Seller, and each Stock Selling Subsidiary and Asset Subsidiary as the case may be, shall allow the other party to take possession of such books and records at its sole cost and expense. The requesting party shall reimburse the other party for any reasonable out-of-pocket expenses, or costs of making employees available, upon receipt of reasonable documentation of such expenses or costs; provided that, Buyer shall not be required to reimburse Seller for employee expenses associated with preparation of Tax Returns for periods that begin before and end after the Closing Date. Any information or explanation obtained pursuant to this Section
9.12 shall be maintained in confidence, except (i) as may be legally required in connection with claims for refund or in conducting or defending any Tax audit or other proceeding or (ii) to the extent the disclosing party provides written permission for such disclosure.

                                 (B) Buyer, Seller, and each Stock Selling
Subsidiary and Asset Subsidiary further agree, upon request, to use their reasonable efforts to obtain any consents, rulings, certificates or other documents from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, the transactions contemplated hereby).

                                 (C) Buyer and Seller further agree, upon
request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Regulations promulgated thereunder.

                           (vii) TAX SHARING AGREEMENTS. All tax sharing
agreements or similar agreements with respect to or involving any member of the Stock Group shall be terminated as of the Closing Date and, after the Closing Date, no member of the Stock Group shall be bound thereby or have any liability thereunder.

                           (viii) BUYER COVENANTS AND INDEMNITY. Buyer shall
pay, or cause to be paid, and Buyer and the members of the Stock Group shall indemnify Seller and its affiliates against and hold them harmless from any liability for, (i) Taxes arising from any sale or other disposition of assets out of the ordinary course of business by any member of the Stock Group after the Closing on the Closing Date (but for the avoidance of doubt, not including any deemed asset sale under Section 338 made pursuant to Section 9.12(b)) and
(ii) any increase in Taxes payable by Seller pursuant to Sections 9.12(c)(i) or
(ii) to the extent such increase is caused by Buyer's failure to timely prepare or file any Tax Return it is required to prepare or file thereunder.

                           (ix)  ABSENCE OF TAX CONTROL. The foregoing
provisions of this Section 9.12(c) shall not apply, as necessary, in any instance where Seller, immediately prior to the Closing, or Buyer, immediately following the Closing, does not have direct or indirect control over the relevant tax affairs of the appropriate member of the Stock Group.


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

                  (d) It is the intention of the Seller and the Buyer that, in relation to value added tax, the provisions of Articles of 5(8) and 6(5) of the Sixth Directive of the Council of the European Communities of 17 May 1977 (77/388/EEC) shall, subject to and in accordance with the applicable laws of any member state of the European Union, apply to the transfer by Seller or any Asset Subsidiary of Sale Assets to Buyer and accordingly:

                           (i)   Buyer, Seller, and each Asset Subsidiary shall
use all reasonable efforts to ensure that the transfer of the Sale Assets satisfies all conditions that are required to be satisfied pursuant to relevant value added tax law such that the transfer of Sale Assets to Buyer constitutes neither a supply of goods nor a supply of services for value added tax purposes; to the extent that unavailability of relief is due to a failure on the part of either Buyer or Seller, such party shall pay to the other party an amount equal to all interest, fines, charges and penalties that become payable but that would not have become payable but for such failure;

                           (ii)  Seller, each Asset Subsidiary, and Buyer shall
cooperate together to the extent reasonable to do all such things as may be necessary to ensure that the transfer of the Sale Assets pursuant to this Agreement is treated as neither a supply of goods nor a supply of services for the purposes of value added tax and shall each give notice of the transfer to the relevant taxing authorities as required by law;

                           (iii) If, notwithstanding paragraphs (i) and (ii)
above, a taxing authority determines that value added tax is chargeable in respect of the sale of any of the Sale Assets pursuant to this Agreement, then the Seller shall immediately notify the Buyer of such determination and Buyer shall, against delivery of a valid tax invoice in respect thereof, pay the appropriate amount of value added tax in addition to the consideration otherwise provided under this Agreement to be paid, such value added tax to be paid to Seller at Closing or, if the relevant tax invoice is not delivered at Closing, within fifteen business days of the delivery of such invoice, but such payment shall be without prejudice to the right of the Buyer under this Agreement to call upon the Seller to make or join an appeal against the aforesaid determination subject to the provisions of clause (v) below.

                           (iv)  Where the applicable value added tax laws of
the relevant member state require the value added tax records to be preserved by Seller or any Asset Subsidiary following Closing, the Seller shall on the Closing Date deliver to Buyer such records and Buyer shall ensure that such records are preserved in the form, and for the period, required by the applicable value added tax laws and shall ensure that Seller or the applicable Asset Subsidiary is given such access as may be reasonably required to make any return for value added tax purposes or to reply to any inquiries from any tax authorities relating to value added tax.

                           (v)   The Buyer at its sole discretion (but after
consultation with the Seller) may, within ten days of notification by the Seller of a determination having been made by a taxing authority, dispute that determination or request the Seller to dispute or join with the Buyer or any other person in disputing that determination, including the making of a formal appeal to the Value Added Tax Tribunal (or similar court or tribunal) and such higher court of law as may subsequently be required to reach a decision on the dispute. Seller shall promptly comply with any reasonable request hereunder but shall not be obligated to take action under this clause unless the Buyer shall indemnify Seller against all costs and expenses so incurred, including payment of any Tax required to maintain such dispute.

                  (e) Except to the extent such treatment is inconsistent with other provisions of this Agreement (including but not limited to Section 11.6(f)), and except as otherwise required by law, any payments made pursuant to the provisions of this Agreement (other than the payment of the Purchase Price) shall be treated by both Buyer and Seller for income tax purposes as an adjustment to the Purchase Price.

                  (f) Seller agrees to take all reasonable efforts, and to take all necessary steps, to reinstate Kalama Foreign Sales Corporation as a corporation in good standing under the laws of Guam, provided that Seller shall not be required to spend more than $10,000 in satisfaction of its obligations hereunder.

         SECTION 9.13. NONCOMPETITION. Seller agrees, for a period of five (5) years beginning on the Closing Date, that, it will not engage or permit any of its affiliates to engage, directly or indirectly, anywhere in the world, in competition with Buyer, in the Business as conducted as of the Closing Date (the "PROHIBITED ACTIVITIES"). Notwithstanding the preceding sentence, Seller or its affiliates may (i) acquire (by merger or otherwise) any business (an "ACQUIRED BUSINESS") that includes a business which is then engaged in one or more of the Prohibited Activities (such portion of the Acquired Business which is then engaged in one or more of the Prohibited Activities, being a "COMPETITIVE BUSINESS") if the acquisition of the Competitive Business is incidental to the merger or acquisition of the Acquired Business and the Competitive Business represents less than thirty percent (30%) of the aggregate sales revenues of the entire Acquired Business for the twelve (12) calendar months immediately preceding the closing of the acquisition of the Acquired Business. Seller or its affiliates, as applicable, shall within twenty four months (24) from the date of the closing of the Acquired Business, sell, exchange or transfer the Competitive Business and during such twenty-four (24) month time period, neither Seller nor its affiliates shall use the name "B.F. Goodrich", "Goodrich" or "BFG" or any derivative of such name in any material commercial context in connection with the Competitive Business, (ii) acquire for pension or other passive investment purposes an equity position of less than ten percent (10%) of the voting interest of a third party who engages in one or more of the Prohibited Activities or (iii) make investments through or for any pension or benefit plan of Seller or its affiliates in the ordinary course of business.

         Seller also agrees, for a period of two (2) years beginning on the Closing Date, that, it will not directly or indirectly, solicit or attempt to solicit, cause or induce, or attempt to cause or induce, any employee of the Business as of the Closing who remains, and is at that time, an employee of the Business to violate the term of such Person's employment agreement, if any, or to terminate such Person's employment.

         If any provision contained in this Section shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section, but this Section shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too


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

broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Section to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law. Seller acknowledges that Buyer would be irreparably harmed by any breach of this Section and that there would be no adequate remedy at law or in damages to compensate Buyer for any such breach. Seller agrees that Buyer shall be entitled to injunctive relief requiring specific performance by Seller of this Section, and Seller consents to the entry thereof.

         SECTION 9.14. DIRECTORS' AND OFFICERS' INSURANCE. For a period of six
(6) years from the Closing Date, Buyer agrees to maintain run-off directors' and officers' liability insurance policies for the past and current officers and directors of the Subsidiaries that are part of the Stock Group, provided that any such insurance shall cover claims which arise, in whole or in part, from facts or circumstances which occurred prior to Closing, with limits of not less than $25,000,000, provided, further that in no event shall Buyer be required to expend more than $125,000 to maintain coverage. Seller further agrees not to amend the Certificate of Incorporation, Bylaws or other organizational documents of such Subsidiaries to reduce or eliminate the level of indemnification provided by such Subsidiaries to the past and current officers and directors of such Subsidiaries.

         SECTION 9.15. OPERATING CASH. Seller agrees to cause there to be cash in the Business at Closing held in accounts reasonably designated in writing by Buyer no later than five (5) days prior to the Closing and located in the United States or Belgium in the amount of not less than Five Million Dollars ($5,000,000).

         SECTION 9.16. AEROSPACE LEASE. Buyer and Seller agree to execute a Lease Agreement in the form reasonably agreed to by Buyer and Seller ("AEROSPACE LEASE AGREEMENT") for the lease to Seller of certain space in the Brecksville, Ohio facility described in Exhibit E and containing those terms set forth in Exhibit E.

         SECTION 9.17. EMD LEASE. Buyer and Seller agree to execute a Lease Agreement in the form reasonably agreed to by Buyer and Seller ("EMD LEASE AGREEMENT") for the lease to Seller of certain space in the Brecksville, Ohio facility described in Exhibit F and containing those terms set forth in Exhibit F.

         SECTION 9.18. SUBLICENSE OF LEMELSON LICENSE. Buyer and Seller agree to execute a sublicense in the form reasonably agreed by Buyer and Seller as anticipated by Paragraph 11 of that certain Supplier Agreement between the Lemelson Medical, Education and Research Foundation and Seller with an effective date of December 31, 1999, conveying to Buyer from and after the Closing all benefits and rights related to the Business that Seller is entitled to confer to Buyer pursuant to such supplier agreement (provided that in no event shall Seller be required to pay additional licensing fees or other fees on behalf of Buyer).


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

                                    ARTICLE X
                               CLOSING DELIVERIES

         SECTION 10.1. DELIVERIES TO BUYER AT THE CLOSING. At the Closing and simultaneously with the deliveries to Seller specified in Section 10.2, Seller shall execute and/or deliver, or cause to be executed and/or delivered, to Buyer or to such Persons or entities as Buyer shall identify in writing, the following items:

                  (a) A copy of all resolutions adopted by the Board of Directors of Seller and its Subsidiaries that are affiliates authorizing the execution and delivery of this Agreement and the consummation of the Transaction, together with a certificate, duly executed by the Secretary or Assistant Secretary of Seller, stating that such copies are true, complete and correct, and that the resolutions have been duly adopted by the Seller's or such Subsidiaries' Board of Directors, and have not been amended since adoption, and remain in full force and effect.

                  (b) The certificates of an officer of Seller described in each of Sections 6.1 and 6.2.

                  (c) Certificates of Title for any cars or titled vehicles that are part of the Other Tangible Property Acquired by Asset Purchase, transferring such cars and titled vehicles to Buyer.

                  (d) Bills of sale transferring the Inventory and Supplies Acquired by Asset Purchase, the Other Tangible Property Acquired by Asset Purchase and the Intangibles Acquired by Asset Purchase that can be transferred by bill of sale, to Buyer free and clear of any Encumbrances other than Permitted Encumbrances.

                  (e) The Transition Services Agreement.

                  (f) An instrument or instruments of assignment assigning the Receivables Acquired by Asset Purchase, the Contracts Assigned by Asset Purchase, other Intangibles Acquired by Asset Purchase and the Assigned Prepaid Expenses Acquired by Asset Purchase to Buyer free and clear of any Encumbrances other than Permitted Encumbrances.

                  (g) Limited warranty deeds or bargain and sale deeds in the form reasonably satisfactory to counsel for Buyer and counsel for Seller duly executed by the record owner of the Real Property Acquired by Asset Purchase conveying the good, marketable and insurable title to the fee simple estate in the Real Property Acquired by Asset Purchase to Buyer.

                  (h) A certificate of the Secretary or Assistant Secretary of Seller (with exhibits) in a form reasonably satisfactory to Buyer, and such other organizational documents as Buyer shall reasonably require.

                  (i) A certificate of valid existence and good standing of Seller and each of the Subsidiaries that are a part of the Stock Group issued not earlier than twenty (20) days prior to the Closing Date.


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

                  (j) Certificate certifying to Buyer the incumbency of the officers of Seller and its Subsidiaries that are affiliates, and bearing the authentic signatures of all such officers who have executed this Agreement or agreements contemplated hereby.

                  (k) The resignation of those directors and officers of the members of the Stock Group that Buyer, with reasonable notice to Seller prior to Closing, requests (provided, however, that with respect to directors and officers of any members of the Stock Group that are not wholly owned, Seller shall be required to deliver resignations of only those directors and officers appointed and/or controlled directly or indirectly by Seller).

                  (l) Delivery of the bylaws, minute books, stock record books, and all similar corporate or organizational records of the Subsidiaries that are part of the Stock Group other than those Subsidiaries not controlled directly or indirectly by Seller.

                  (m) A receipt, executed by Seller, acknowledging receipt of payment for the Stock and the other Sale Assets.

                  (n) Certificates evidencing all of the Stock duly endorsed by and in proper form for transfer to Buyer or accompanied by duly executed stock powers, evidencing all of the Stock.

                  (o) The Material Consents described in Section 6.4 herein.

                  (p) Such other and further instruments, documents and other considerations as Buyer may reasonably deem necessary or desirable, or as may be required, to consummate the Transaction.

                  (q) With respect to each Seller, either (i) an affidavit of non-foreign status conforming to the model certification in Section 1.1445-2(b)(2) of the Treasury Regulations or (ii) a statement conforming to the requirements of Section 1.1445-2(c)(3) of the Treasury Regulations that provides that each interest that such Seller is selling pursuant to this Agreement is not a "United States real property interest", as applicable.

                  (r) The Aerospace Lease Agreement.

                  (s) The EMD Lease Agreement.

         SECTION 10.2. DELIVERIES TO SELLER AT THE CLOSING. At the Closing, and simultaneously with the deliveries to Buyer specified in Section 10.1, Buyer shall execute and/or deliver, or cause to be executed and/or delivered, to Seller or to such persons or entities as Seller shall identify in writing, the following items:

                  (a) A copy of all resolutions adopted by the Board of Directors of Buyer and shareholders of Buyer, if appropriate or required, authorizing the execution and delivery of this Agreement and the consummation of the Transaction, together with a certificate, duly executed by the Secretary or Assistant Secretary of Buyer, stating that such copy is true, complete and


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

correct, and that the resolutions have been duly adopted by Buyers' Board of Directors, have not been amended since adoption, and remain in full force and effect.

                  (b) The certificate of an officer of Buyer described in each of Sections 7.1 and 7.2.

                  (c) The Purchase Price, calculated as of the Closing Date as provided elsewhere herein, which shall be paid in accordance with Section 1.6.

                  (d) The Transition Services Agreement.

                  (e) An Agreement in form and substance mutually satisfactory to the parties, pursuant to which Buyer shall assume and agree to pay, perform and discharge as and when due all Assumed Liabilities (other than Assumed Liabilities assumed by Buyer by other instrument provided herein) ("ASSUMPTION AGREEMENT").

                  (f) A certificate of the Assistant Secretary or Secretary of Buyer (with exhibits) in a form reasonably satisfactory to Seller and such other organizational documents as Seller shall reasonably require.

                  (g) A receipt, executed by Buyer, acknowledging receipt of certificates evidencing all of the Stock.

                  (h) Such other and further instruments, documents and other considerations as Seller may reasonably deem necessary or desirable, or as may be required, to consummate the Transaction.

                  (i) The Aerospace Lease Agreement.

                  (j) The EMD Lease Agreement.

         SECTION 10.3. THIRD-PARTY CONSENTS. To the extent that Seller's or its Subsidiaries' rights under any agreement, contract, commitment, lease, Permits or other Asset to be assigned to Buyer under this Agreement may not be assigned without the consent of another Person which has not been obtained as of the Closing Date (other than the Material Consents), this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful. Seller shall use commercially reasonable efforts to obtain consents to the assignment to Buyer by such other Persons of all such agreements where in the opinion of Buyer's counsel such consent is required or advisable. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer's rights under the Sale Asset in question such that Buyer would not in effect acquire the benefit of all such rights, then, to the maximum extent permitted by law, the parties hereto agree to cooperate with the other in any reasonable alternative arrangement (including, without limitation, subcontracting, sublicensing, subleasing and delegation of performance), which will give Buyer the full benefits of such Sale Assets. If Buyer requests that Seller enforce rights under any such contract and such enforcement entails the filing by Seller of a suit or other legal proceeding,


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

Buyer will reimburse Seller for any reasonable costs Seller incurs as a result of Buyer's request and hold Seller harmless from and against any liability arising from the action requested by Buyer except for liabilities for which Buyer is indemnified by Seller elsewhere herein.

                                   ARTICLE XI
                                 INDEMNIFICATION

         SECTION 11.1. INDEMNIFICATION BY SELLER. Seller shall indemnify, defend and hold harmless Buyer, its successors and assigns, and its officers, directors, employees, agents and affiliates ("BUYER'S INDEMNIFIED PERSONS"), from and against any and all losses, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys' fees) (collectively, "LOSSES"), arising out of, based upon or relating to:

                  (a) any misrepresentation in or breach of any representation or warranty made by Seller in this Agreement (or any section of the Disclosure Schedule);

                  (b) the nonfulfillment of or failure to perform any covenant or other obligation of Seller or any of its Subsidiaries or affiliates, set forth in this Agreement;

                  (c) any Excluded Liabilities;

                  (d) any violation of the so called "bulk transfer laws" described in Section 9.7;

                  (e) enforcement of this Section 11.1;

                  (f) the Reorganization (provided that Seller's indemnification for such Reorganization is limited to Losses with respect to periods or portions of periods which end on or before the Closing Date arising as a direct result of such Reorganization); or

                  (g) any of the Subsidiaries (including members of the Stock Group) being jointly and/or severally liable, on, before or after the Closing, under Code Sections 412, 4971 or 4980B, or ERISA Section 302, or Sections 601 through 609 or Title IV of ERISA, by reason of being considered to have been an ERISA Affiliate with the Seller or any of Seller's ERISA Affiliates.

         SECTION 11.2. INDEMNIFICATION BY BUYER. Buyer shall indemnify, defend and hold harmless Seller and its Subsidiaries and their respective successors, assigns, officers, directors, employees, agents and affiliates, from and against any and all Losses arising out of, based upon or relating to:

                  (a) any misrepresentation in or breach of any representation or warranty made by Buyer in this Agreement;

                  (b) the nonfulfillment or failure to perform of any covenant or other obligation of the Buyer set forth in this Agreement;


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

                  (c) any Assumed Liabilities;

                  (d) enforcement of this Section 11.2; or

                  (e) any liability for Buyer's failure to meet obligations to employees under Section 9.2 of this Agreement.

         SECTION 11.3. INDEMNITY AND COST SHARING WITH RESPECT TO ENVIRONMENTAL COSTS.

                  (a) This Section 11.3, together with Sections 4.7(d) and 9.10(d), exclusively govern the allocation of Environmental Costs between Buyer and Seller as such costs relate to the Owned Real Property, the Leased Real Property and the ownership and operation of the Business. Buyer and Seller each release and discharge each other from any and all claims or defenses that either might now or hereafter have under any Environmental Laws (including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.ss.9601, et seq.) relating to the Business or the Sale Assets or the assets of any member of the Stock Group.

                  (b) Buyer shall defend, indemnify and hold harmless Seller and its Subsidiaries from and against all Environmental Costs relating to the Owned Real Property, the Leased Real Property and ownership or operation of the Business to the extent that such Environmental Costs arise from the ownership or operation of the Business from and after Closing (it being understood that such Environmental Costs do not include Environmental Costs indemnified by Seller under this Section 11.3 or that are the responsibility of Seller under Sections 4.7(d) or 9.10(d)).

                  (c) (i) Seller shall defend, indemnify and hold harmless Buyer Indemnified Persons from and against (A) all fines or penalties imposed by governmental entities under Environmental Laws relating to ownership or operation of the Business or relating to the operation of any member of the Stock Group, in each case, on or before the Closing; and (B) all Environmental Costs relating to or arising from (I) any location other than Owned Real Property or Leased Real Property, including without limitation any off-site location used by or in connection with the ownership or operation of the Business or by or on behalf of any member of the Stock Group on or prior to the Closing (including, without limitation, the use, storage, transportation or arranging for transportation, disposal of or arranging for disposal of, Release or threatened Release of any Hazardous Material to or at any such third-party or offsite location), (II) any divested or former entity, business, facility or property of Seller, any Asset Subsidiary or any member of the Stock Group, or any of their respective affiliates including in each case, predecessors of any of the foregoing whether formerly related to the Business or otherwise, and
(III) the facilities identified on Schedule 11.3(c); in each case without limitation as to time or amount; and

                           (ii) (A) Seller shall have the right to control the
defense and resolution of all matters subject to indemnification pursuant to
Section 11.3(c)(i); (B) if Buyer and Seller are both named as defendants in a matter subject to indemnity under this Section 11.3(c)(i) and,


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

if there would be a Conflict of Interest for a counsel and/or consultant to represent both Buyer and Seller in connection with such matter, then Seller shall bear the costs and expenses of separate counsel and/or consultant of Buyer in connection with such matter; (C) with respect to any such matter in which Buyer is named as a party or that would unreasonably interfere with Buyer's operation of the Business or Buyer's use of the Owned Real Property, Leased Real Property or Sale Assets, (I) no compromise or settlement in response to such matters may be reached by Seller without Buyer's written consent (which shall not be unreasonably withheld or delayed), and (II) Seller shall provide Buyer with reasonable advance notice of, and an opportunity to comment on, any planned activities and any documents proposed to be submitted to governmental entities or other third parties, and an opportunity for Buyer to participate in any meetings or material negotiations with any third party (excluding counsel, consultants or other experts retained by Seller).

                  (d) (i) Schedule 11.3(d) sets forth a list of environmental remediation projects (the "DEFINED REMEDIATION PROJECTS") at the Charlotte, NC, Cincinnati, OH, Louisville, KY and Kalama, WA facilities. Subject to the terms of this Section 11.3(d), Seller shall be responsible for and shall defend, indemnify and hold harmless Buyer Indemnified Persons from and against all out-of-pocket cash Environmental Costs (including capital costs) relating to or arising from the Defined Remediation Projects. Any Environmental Costs that do not relate to or arise from the Defined Remediation Projects shall not be subject to this Section 11.3(d).

                           (ii) (A) Buyer shall have the right to control the
Defined Remediation Projects, subject to the rights of any third party indemnitor (including such indemnitor's rights, if any, to control the Defined Remediation Projects), and Seller shall have the right to control the defense and resolution of any third party claims asserted or threatened in connection with or arising from a Defined Remediation Project subject to this Section 11.3(d), unless in Buyer's reasonable judgment the defense or resolution of such third party claim would unreasonably interfere with Buyer's operation of the Business or Buyer's use of the Owned Real Property, the Leased Real Property or the Sale Assets, in which case Buyer shall have the right to control the defense and resolution of such third party claim; (B) if Buyer and Seller are both named as defendants in a matter subject to indemnity under this Section 11.3(d) and there would be a Conflict of Interest for a counsel and/or consultant to represent both Buyer and Seller in connection with such matter, then Seller shall bear the costs and expenses of separate counsel and/or consultant of Buyer in connection with such matter; (C) no compromise or settlement may be reached by the party controlling a Defined Remediation Project (or any related third-party claim) without the non-controlling party's written consent (which shall not be unreasonably withheld or delayed); (D) the party controlling a Defined Remediation Project (or any related third-party claim) shall provide the non-controlling party with reasonable advance notice of, and an opportunity to comment on, any planned activities and any documents proposed to be submitted to governmental entities or other third parties, and an opportunity for the non-controlling party to participate in any meetings or material negotiations with any third party (excluding counsel, consultants or other experts retained by the controlling party); and (E) Seller's consent and participation rights set forth in Subsections 11.3(d)(ii)(C) and (D) above shall not survive the termination of Seller's indemnification obligations under this Section 11.3(d) as set forth in Section 11.3(d)(iii).


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

                           (iii) Seller's obligations under this Section 11.3(d)
shall terminate on the tenth (10th) anniversary of the Closing, except with respect to any claims relating to or arising from a Defined Remediation Project that are asserted by a third party on or before the tenth (10th) anniversary of Closing which shall survive until their final resolution. Buyer shall assume and complete all obligations of Seller relating to the Defined Remediation Projects arising from and after the tenth (10th) anniversary of Closing, except to the extent that Seller has indemnity obligations to Buyer under Section 11.3(d) remaining after the tenth (10th) anniversary of Closing.

                           (iv) Notwithstanding the foregoing, Buyer shall be
responsible for providing the services identified on Schedule 9.10(d) in accordance with Section 9.10(d).

                           (v) In connection with the Defined Remediation
Project at Cincinnati, Ohio, in the event that, as a result of an act by or on behalf of Buyer after Closing, an Environmental Cost that had theretofore been paid or provided for by a third party in connection with an indemnification obligation for the benefit of the Business under an agreement existing on the date hereof is no longer paid or provided for by such third party, such Environmental Cost shall be borne by Buyer.

                  (e)      (i)   Except for the matters covered in Subsections
11.3(e)(ii), 11.3(e)(iii) and 11.3(e)(iv) below, Seller shall be responsible for and shall defend, indemnify and hold harmless Buyer Indemnified Persons from and against 50% of any out-of-pocket cash Environmental Costs (including capital costs) resulting from a breach of Seller's representations in Section 2.17(a) of this Agreement, provided that

                                 (A) Any such Environmental Claim must be
asserted within 18 months of the Closing; and

                                 (B) Any such Environmental Claim relating to
soil or groundwater contamination resulting from an alleged violation of Environmental Law prior to the Closing shall be subject to the terms of Section 11.3(f) hereof, unless otherwise subject to Sections 11.3(c) or (d).

                           (ii) Responsibility for certain Environmental Costs
with respect to certain matters at the Henry, IL, Vadodara, India, Oevel, Belgium and Barcelona, Spain facilities shall be apportioned between Buyer and Seller as described on Schedule 11.3(e)(ii).

                           (iii) Seller shall be responsible for and shall
defend, indemnify and hold harmless Buyer from and against 50% of all out-of-pocket cash Environmental Costs (including capital costs) arising out of or relating to the matters identified on Schedule 11.3(e)(iii); provided that Seller shall not be responsible for such Environmental Costs identified in
Schedule 11.3(e)(iii) as being Buyer's responsibility.

                           (iv) To the extent any of the matters identified on
the portion of Section 2.17(a) of the Disclosure Schedule titled "Items in Capital Budget" would constitute a breach of Section 2.17(a) of the Agreement (without regard to any disclosure in Section 2.17(a)), then


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Seller shall be responsible for and shall defend, indemnify and hold harmless
Buyer Indemnified Persons from and against 50% of all out-of-pocket cash Environmental Costs (including capital costs) resulting from such breach in excess of amounts budgeted therefor, subject to the limitations in subsections 11.3(e)(i)(A) and (B) above.

                           (v) Costs paid by Buyer pursuant to Section 11.3(e),
other than the costs to be paid by Buyer identified in Schedule 11.3(e)(ii), shall apply to the indemnity deductible in Section 11.6 hereof and the $20 million cap and $2 million per calendar year limitation in Section 11.3(f)(i)(A) hereof.

                           (vi) Buyer shall exclusively control the defense,
negotiation or resolution of any matters subject to indemnification pursuant to this Section 11.3(e) and any related fines or penalties indemnified pursuant to
Section 11.3(c)(i), provided that: (A) no compromise or settlement may be reached by Buyer without Seller's written consent (which shall not be unreasonably withheld or delayed); and (B) Buyer shall provide Seller reasonable advance notice of, and an opportunity to comment on, any planned activities and any documents proposed to be submitted to governmental entities or other third parties, and an opportunity for Seller to participate in any meetings or material negotiations with any third party (excluding counsel, consultants or other experts retained by Buyer).

                  (f)      (i)   Seller shall defend, indemnify and hold
harmless Buyer Indemnified Persons from and against all Environmental Costs resulting from any conditions, events or activities occurring or existing at or before Closing at, on, in or migrating to or from any Owned Real Property or Leased Real Property or Sale Assets or otherwise relating to any member of the Stock Group, other than matters indemnified pursuant to Sections 11.3(c), 11.3(d) and 11.3(e) hereof (it being understood that any off-site migration of contaminants from Owned Real Property or Leased Real Property other than any offsite migration subject to indemnification by Seller pursuant to Sections 11.3(c) or 11.3(d) in accordance with the respective terms thereof, shall be subject to this Section 11.3(f)) provided that:


                                 (A) Buyer shall be responsible for 50% of all
Environmental Costs not otherwise actually paid or indemnified by a third party, provided that Buyer's share of costs under this Section 11.3(f) shall not exceed $2 million in any one calendar year or $20 million in the aggregate, with any Buyer share in excess of $2 million in any one calendar year being carried forward, with no term limit, until fully paid by Buyer up to $20 million, and further provided that all payments by Buyer under Section 11.3(f) shall count towards the deductible in Section 11.6; and

                                 (B) Seller shall not be obligated to indemnify
Buyer Indemnified Persons pursuant to this Section 11.3(f) with respect to an Environmental Claim under this Section 11.3(f) unless Environmental Costs relating to, resulting from or attributable to such Environmental Claim exceed $100,000 (it being understood that such limitation shall be considered a threshold rather than a deductible).

                           (ii)  Buyer shall control any Environmental Claim
under this Section 11.3(f), provided that at any time following Seller's written agreement to pay 100% of


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Environmental Costs incurred after Buyer's assumption of control, Seller can assume control of all or part of any such Environmental Claim, subject to the terms of Section 11.3(j) hereof (a "SELLER CONTROLLED PROJECT"), provided further that (A) Buyer, upon written notice to Seller, may retain or reassume control of any Seller Controlled Project if, in Buyer's reasonable judgment, allowing Seller to assume or retain control would adversely impact Buyer's operations at the site or unreasonably interfere with Buyer's conduct of the Business at the site or otherwise (in which event Environmental Costs incurred after Buyer's assumption of control shall be shared as provided in Section 11.3(f)(i) above), (B) any costs of a Seller Controlled Project would be exempt from Buyer's cap in Section 11.3(f)(i)(A), (C) Buyer will provide access as reasonably necessary to the relevant Owned Real Property or Leased Real Property and limited services reasonably available through Buyer to support such Seller Controlled Project (including plant utilities, maintenance, and site security),
(D) only Buyer's out-of-pocket cash costs of providing such service with respect to a Seller Controlled Project will be subject to the indemnity, (E) no compromise or settlement in response to a Seller Controlled Project may be reached by Seller without Buyer's written consent (which shall not be unreasonably withheld or delayed), and (F) Seller shall provide Buyer with reasonable advance written notice of, and an opportunity to comment on, any planned activities and any documents proposed to be submitted to governmental entities or other third parties, and an opportunity for Buyer to participate in any meetings or material negotiations with any third party (excluding counsel, consultants or other experts retained by Seller);

                           (iii) Seller's indemnification obligations under this
Section 11.3(f) shall terminate on the tenth (10th) anniversary of the Closing, provided that (A) any soil or groundwater remediation projects (including without limitation, investigation, remediation, removal, corrective action and/or monitoring) that are covered by this Section 11.3(f) or any claim by a government authority, or (B) any Environmental Claims by a third party (other than a governmental authority) under this Section 11.3(f) asserted, but in each case not resolved, prior to the tenth (10th) anniversary of the Closing shall continue until their final resolution, provided further that any cost sharing obligations of Seller pursuant to Section 11.3(f) with respect to Environmental Costs described in clause (A) above after the tenth (10th) anniversary of Closing shall be limited to: 40% of Environmental Costs incurred in the year following the 10th anniversary of the Closing; 30% of Environmental Costs incurred in the year following the 11th anniversary of the Closing; 20% of Environmental Costs incurred in the year following the 12th anniversary of the Closing; and 10% of Environmental Costs incurred in the year following the 13th anniversary of the Closing, with no cost sharing obligation of Seller after the 14th anniversary of Closing (it being understood with respect to any Seller Controlled Project costs, Seller's indemnification obligation shall be borne 100% by Seller and shall continue until resolution thereof).

                  (g) Notwithstanding all other provisions in this Section 11.3, Seller shall be obligated under Sections 11.3(e) and 11.3(f) only to the extent that:

                           (i) Environmental Costs result from (A) requirements
(I) ordered, directed, or imposed by a government entity or court order, (II) otherwise required under applicable Environmental Law (provided that, in the case of (I) and (II) Buyer shall not be required to appeal an unlawful government requirement, if in Buyer's reasonable judgment, (x)


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the cost of appeal would exceed the cost of compliance, or (y) such appeal would not likely succeed), or (III) by a third party (pursuant to contract obligations of Seller existing at Closing) or (B) claims by third parties;

                           (ii) Buyer has not taken any voluntary action that is
not required by Environmental Law or ordered, directed, or imposed by any governmental entity or Environmental Permit or by a third party (pursuant to contract obligations of Seller existing on or prior to Closing) that would reasonably be expected to initiate or accelerate any Environmental Costs, except to the extent such voluntary action is (A) reasonably necessary to respond to an emergency, (B) reasonably necessary to avoid liability under any Environmental Law, or (C) in connection with routine operation or expansion of the Business or sale of a facility (in any event, not including costs that would not have been incurred but for a facility closure); and

                           (iii) Buyer has acted only in a "Lowest-Cost
Commercially Reasonable" manner, which, for purposes of this Agreement, shall mean the lowest cost methods for investigation, remediation, removal, corrective action, containment and/or monitoring permitted by applicable Environment Laws determined from the perspective of a reasonable business person acting (without regard to the availability of indemnification hereunder) to achieve compliance with applicable Environmental Law or to minimize liability under Environmental Laws or to third parties, it being understood that such Lowest-Cost Commercially Reasonable manner shall where appropriate, include the use of risk-based remedies, institutional or engineering controls, or deed restrictions, provided such controls do not unreasonably interfere with Buyer's use of the Owned Real Property, Leased Real Property or the Sale Assets for industrial purposes (or commercial purposes, where such property was being used for commercial purposes as of the Closing) or Buyer's ability to conduct the Business, it being further understood that, in the event of an actual conflict between (A) a requirement under applicable Environmental Law or an order, direction or mandate by a governmental entity and (B) what would otherwise be a Lowest-Cost Commercially Reasonable manner, the requirement, order, direction or mandate shall be deemed the Lowest-Cost Commercially Reasonable manner.

                  (h) Buyer or Seller, as the case may be, shall provide prompt written notice to the other party of any order, demand, notice of potential liability, complaint or claim for indemnification by any governmental authority or other third party, or any other claim for indemnification that is not the subject of a third party claim in each case that may result in indemnifiable Environmental Costs (an "ENVIRONMENTAL CLAIM"), provided that any failure of Buyer or Seller, as the case may be, to give such notice shall relieve Buyer or Seller of its obligations only to the extent that Buyer or Seller is actually prejudiced by such failure.

                  (i) Except as otherwise expressly provided herein, Buyer shall exclusively control the defense, negotiation or resolution of any Environmental Claim for which Buyer or Seller is entitled to indemnification pursuant to Sections 11.3(c), 11.3(d), 11.3(e) or 11.3(f) concerning any Owned Real Property, Leased Real Property or Sale Assets ("ON-SITE CLAIM"). Buyer may select counsel and environmental consultants which, so long as Seller may have surviving indemnification obligations with respect to such On-Site Claim, are reasonably acceptable to Seller. So long as Seller may have surviving indemnification obligations with respect to such On-Site Claim under Section 11.3, no compromise or settlement in response to an


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

On-Site Claim may be reached by Buyer without Seller's prior written consent (which shall not be unreasonably withheld or delayed). If Buyer and Seller are both named as defendants in or are both the subject of an On-Site Claim and there would be a Conflict of Interest in counsel representing both Buyer and Seller in such claim then Seller shall pay the costs and expenses of separate counsel or consultants of Buyer in accordance with its respective indemnification obligations. In connection with any On-Site Claim managed by Buyer, upon request, Buyer shall, to the extent practical, provide Seller with reasonable advance notice of, and an opportunity to comment on, any planned activities, and any documents proposed to be submitted to governmental entities or other third parties and an opportunity for Seller to participate in any meetings or material negotiations with any third party (excluding counsel, consultants or other experts retained by Buyer).

                  (j) In connection with any Environmental Claim under this
Section 11.3: (A), Seller shall not unreasonably interfere with Buyer's use of the Owned Real Property, Leased Real Property or Sale Assets or Buyer's ability to conduct the Business, and shall take all reasonable efforts to minimize any interference with Buyer's ability to conduct the Business and (B) Buyer will cooperate with all reasonable requests of Seller, including without limitation providing reasonable access to property, business records and data, and use of plant utilities, maintenance and site security or other similar services controlled by Buyer (it being understood that Seller shall reimburse Buyer for the use of plant utilities, maintenance and site security or other similar services to the extent provided for in this Section 11.3 and Section 9.10(d)).

                  (k) Buyer and Seller shall use all reasonable efforts to maintain and enforce any third-party indemnities available or potentially available to either Buyer or Seller, even if the indemnity being maintained or enforced would benefit only the other party (it being understood that any costs incurred in maintaining and enforcing such third-party indemnities shall be allocated to Buyer or Seller in accordance with their respective apportionment of responsibility in this Section 11.3). On the tenth (10th) anniversary of the Closing Date, Seller shall use commercially reasonable efforts to assign to Buyer any third-party indemnities. To the extent any indemnities are not assigned to Buyer, Seller shall use its commercially reasonable efforts to enforce such indemnities and shall pay to Buyer any benefits relating to any Environmental Claim that Seller actually recovers pursuant to any third-party indemnities, net of costs of collection.

                  (l) Seller shall not be obligated to indemnify Buyer pursuant to this Section 11.3 to the extent Environmental Costs result from (A) Buyer's unreasonable disturbance of the areas identified on Schedule 11.3(l) that are subject to long-term closure requirements under Environmental Laws, or (B) Buyer's failure to take commercially reasonable measures to avoid disturbance of the "areas of concern" noted on Schedule 11.3(l).

                  (m) "Out of pocket Environmental Costs" as used in this
Section 11.3 and Section 11.3(e)(iii) of the Seller's Disclosure Schedule shall include, without limitation, (i) capital costs, (ii) costs relating to or arising out of any bond, letter of credit or similar instrument posted, issued or granted by or on behalf of Buyer or its Affiliates, and (iii) all amounts drawn under such bond, letter of credit or similar instrument, provided that it is understood and agreed, with respect to any amounts drawn under such bond, letter of credit or similar instrument after


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Seller's obligations to indemnify Buyer under this Section 11.3 terminate,
Seller shall remain liable to Buyer only for its allocable share (as determined pursuant to this Section 11.3) of amounts drawn to satisfy obligations that relate specifically to the period during which Seller was responsible to indemnify Buyer hereunder.


         SECTION 11.4. CLAIMS.

                  (a) Except as set forth in Section 11.3, upon the occurrence of any event that a party hereto (the "INDEMNIFIED PARTY") asserts to be the basis for a claim for indemnification against the other party (the "INDEMNIFYING PARTY") under this Article XI (a "CLAIM"), then the Indemnified Party shall promptly give notice (a "CLAIM NOTICE") to the Indemnifying Party thereof in writing, which Claim Notice shall set forth the basis for the Claim, and, to the extent reasonably practicable, the amount necessary to satisfy such Claim; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation under this Agreement except to the extent the Indemnifying Party thereby is prejudiced.

                  (b) If the Claim involves the claim of any third Person (a "THIRD-PARTY CLAIM"), the Indemnifying Party shall have the right to assume and control the defense of the Third-Party Claim with counsel of its own choice reasonably satisfactory to the Indemnified Party, so long as the Indemnifying Party notifies the Indemnified Party of such defense in writing within thirty
(30) days after the Indemnified Party has given notice of the Third-Party Claim and the Indemnifying Party conducts the defense of the Third-Party Claim actively and diligently; PROVIDED, HOWEVER, that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third-Party Claim (except that in the event of a Conflict of Interest, the Indemnifying Party shall pay the reasonable fees of the separate co-counsel, provided that such separate co-counsel shall not be the independent counsel rendering the written opinion regarding the existence of the Conflict of Interest).

                  (c) So long as the Indemnifying Party has assumed and is conducting the defense of the Third-Party Claim in accordance with Section 11.4(b): (i) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld), and (ii) the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld).

                  (d) In the event the Indemnifying Party does not assume and conduct the defense of the Third-Party Claim in accordance with Section 11.4(b), the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third-Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with or obtain any consent from the Indemnifying Party in connection therewith).


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                  (e) Whenever the Indemnified Party shall have given a Claim
Notice to the Indemnifying Party that does not involve a Third-Party Claim, the Indemnifying Party may, within thirty (30) days after receipt of such Claim Notice, notify the Indemnified Party that the Indemnifying Party disputes the Claim for indemnification set forth in such Claim Notice and the basis for such dispute (a "DISPUTE NOTICE"). If, with respect to the claim for indemnification set forth in a Claim Notice, no Dispute Notice is given to the Indemnified Party within such thirty (30) day period, the Claim shall be deemed valid, and the Indemnifying Party shall be obligated to pay to the Indemnified Party the amount specified in the Claim Notice with respect to such Claim. If a Dispute Notice is given to the Indemnified Party, the dispute that is the subject of such notice shall be resolved as follows: The Indemnified Party and the Indemnifying Party shall first attempt to resolve the dispute through a good faith discussion of the Claim. If such discussion does not result in a resolution acceptable to either the Indemnified Party or the Indemnifying Party, either party may resort to any remedies available in law or in equity in a court of competent jurisdiction.

         SECTION 11.5. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of each party contained in this Agreement shall survive the Closing Date for a period of eighteen (18) months following the Closing Date; PROVIDED, HOWEVER, that (i) the representations and warranties of Seller contained in Sections 2.1 (Organization; Power), 2.2 (Capitalization), 2.3(a) (Authority), 2.4(a) (Ownership of Stock and Equity Interest), 2.5 (Title) shall survive indefinitely; (ii) the representations and warranties of Seller contained in Section 2.17 (relating to environmental matters) shall not survive the Closing Date (except for the representations in Section 2.17(a) which shall survive the Closing for a period of eighteen (18) months following the Closing
Date), and (iii) the representations and warranties of Seller contained in
Section 2.20 (relating to taxes) shall survive the Closing Date until the expiration of the applicable statute of limitations (in each case, the "SURVIVAL PERIOD"). No Claim for indemnification under Section 11.1(a) shall be made unless a Claim Notice has been delivered to the Indemnifying Party within the applicable Survival Period, except that any Claim relating to Section 2.20 (relating to taxes) may be asserted until 60 days after the expiration of the applicable Survival Period. Notwithstanding the expiration of any Survival Period, if a Claim Notice has been given by Buyer to Seller with respect to a representation or warranty of Seller within the applicable Survival Period, then the relevant representation or warranty shall survive, solely as to such Claim as is asserted in the Claim Notice, until such Claim has been finally resolved.

         SECTION 11.6. INDEMNIFICATION LIMITATIONS.

                  (a) Except for those Losses relating to Section 2.4(a),
Section 2.5, Section 2.17(a) or Section 2.20, as to which the limitations of this Section 11.6(a) shall not apply, Buyer's Indemnified Persons may not assert any Claim for Losses under Section 11.1(a) until the aggregate amount of such Claims under this Agreement exceeds Ten Million Dollars ($10,000,000) (as such amount may be reduced pursuant to Section 11.3(e)(v) or Section 11.3(f)(i)A), and then Buyer's Indemnified Persons may only assert such Claims for the excess of such aggregate Claims over such amount. In no event shall the aggregate liability of the Seller for all Claims for Losses under Section 11.1(a) exceed fifty percent (50%) of the Purchase Price prior to any closing or post-closing adjustments.


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

                  (b) The Indemnified Party shall take all reasonable steps to mitigate all indemnifiable Losses upon and after becoming aware of any event which could reasonably be expected to give rise to any Losses that are indemnifiable hereunder.

                  (c) All Losses recoverable by an Indemnified Party under
Section 11.1 or 11.2 shall be net of insurance proceeds (less the reasonable cost of recovering the amount of coverage from the insurer) and recoveries from third parties actually received by such Indemnified Party. If such Losses are covered by insurance or subject to other third party recoveries, the Indemnified Party shall use all reasonable efforts to recover the amount of coverage or claim from the insurer or such third party.

                  (d) The amount of any indemnification payment related to a Loss arising under Section 11.3 (environmental losses) shall be reduced to take account of any net Tax savings actually realized by the Indemnified Party arising from the incurrence or payment of any such Loss in the taxable year in which such Loss is incurred or in any preceding taxable year as a result of the use of net operating loss carrybacks. In computing the amount of any such Tax benefit, the Indemnified Party shall be deemed to recognize all other items of income, gain, loss, deduction, or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss. In the event that the Indemnified Party does not realize any net Tax savings in the taxable year in which such Loss is incurred (or in any preceding taxable year), but does realize a net Tax savings in a subsequent year, the Indemnified Party shall promptly pay over to the Indemnifying Party the amount of such net Tax Savings when actually realized.

                  (e) For the avoidance of doubt in determining any Loss arising from a breach of the representations in Section 2.20, the amount of any indemnity payable by Seller under this Section 11.6 shall be calculated after giving effect to any indemnity payable by Seller under Section 9.12 which relates to the same item or transaction as resulted in the Loss arising from a breach of the representations in Section 2.20.

         SECTION 11.7. EXCLUSIVE REMEDY. Buyer and Seller hereby acknowledge and agree that, except in the case of fraud, from and after the Closing, their sole remedy with respect to any and all claims arising under this Agreement, shall be pursuant to the indemnification provisions set forth in this Agreement. In furtherance of the foregoing, Buyer and Seller and their respective related parties and affiliates hereby waive, from and after the Closing, to the fullest extent permitted by law, any and all rights, claims and causes of action they may have against any other party hereto or its officers, directors, employees, agents, representatives and affiliates, except those arising pursuant to this Agreement. Without limiting the generality of the foregoing, Buyer shall have no right of rescission following the Closing with respect to the Transaction.

         SECTION 11.8. LOST PROFITS AND SPECIAL DAMAGES. Notwithstanding any other provision of this Agreement to the contrary, neither Seller nor Buyer shall be required to indemnify, hold harmless or otherwise compensate the other party or any of the respective affiliates or related parties for damage to reputation, lost business opportunities, lost profits, mental or emotional distress, incidental, special, exemplary, indirect or consequential damages.


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                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

         SECTION 12.1. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 12.2. ENTIRE AGREEMENT. This Agreement and the agreements to be delivered pursuant to this Agreement and the Confidentiality Agreement between the parties constitute the entire agreement among the parties pertaining to the subject matter contained herein and therein and supersede all other prior and contemporaneous agreements, representations and understandings of the parties.

         SECTION 12.3. EXHIBITS AND DISCLOSURE SCHEDULE. All exhibits, schedules and appendices attached to this Agreement and all matters set forth in the Disclosure Schedule and the recitals to this Agreement are incorporated herein and made a part hereof in the same manner and to the same extent as if such matters were set forth at length herein. All matters disclosed in any section of the Disclosure Schedule shall be deemed to be disclosed in each section of the Disclosure Schedule to which such disclosure is reasonably apparent, provided that only those disclosures set forth on Section 2.17(a) of the Disclosure Schedule shall be deemed disclosed for purposes of Section 2.17(a) of this Agreement.

         SECTION 12.4. EXPENSES. Except as expressly set forth in this Agreement, each of the parties shall pay all costs and expenses incurred by it in negotiating and preparing this Agreement and consummating the Transaction.

         SECTION 12.5. INTERPRETATION. Any reference to the masculine, feminine or neuter gender shall be deemed to include the masculine, feminine and neuter genders unless the context otherwise requires. Any reference to the term "including" shall be deemed to be a reference to "including, without limitation".

         SECTION 12.6. GOVERNING LAW. This Agreement and all transactions contemplated hereby shall be governed, construed and enforced in accordance with the laws of the State of New York, notwithstanding any state's choice of law rules to the contrary.

         SECTION 12.7. HEADINGS. The subject headings of the articles and sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

         SECTION 12.8. INTERPRETATION. Buyer and Seller have each had this Agreement reviewed by experienced and qualified counsel and the opportunity to negotiate fully all of the provisions of this Agreement. This Agreement shall be construed and interpreted without regard to any maxim or principle of law which provides that any ambiguity in any provision in this Agreement


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should be construed against the party whose counsel drafted the particular provision or any other part of the Agreement.

         SECTION 12.9. MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties. The party for whose benefit a representation, warranty, covenant or condition is intended may in writing waive any inaccuracies in the representations and warranties contained in this Agreement or waive compliance with any of the covenants or conditions contained herein and so waive performance of any of the obligations of the other party hereto, and any defaults hereunder; PROVIDED, HOWEVER, that such waiver shall not affect or impair the waiving party's rights with respect to any other representation, warranty, covenant or condition or any default hereunder, nor shall any waiver constitute a continuing waiver.

         SECTION 12.10. NOTICES. All notices, requests, demands, waivers and other communications required to be given under this Agreement shall be in writing and shall be deemed to have been duly given on (a) the date of service if served personally on the party to whom notice is to be given, (b) the date sent if given by confirmed facsimile transmission addressed to the party to whom notice is to be given and a confirming copy is mailed on such date to the party to whom notice is to be given by first class mail, (c) the day after sending if sent to the party to whom notice is to be given by private courier (e.g. FedEx or UPS) for next day delivery, or (d) the third day after mailing if mailed to the party to whom notice is to be given by certified mail, return receipt requested, and properly addressed as follows:

                  If to Buyer:

                           PMD Group Inc.
                           c/o Christine J. Smith, Esq.
                           PMD INVESTORS I LLC
                           65 East 55th Street
                           New York, NY  10022
                           Facsimile:  (212) 888-1459

                  With a copy to:

                           Ivy Dodes
                           DLJ Merchant Banking Partners
                           277 Park Avenue
                           New York, NY 10172
                           Facsimile:  (212) 892-0295
                           and to:

                           Davis Polk & Wardwell
                           450 Lexington Avenue
                           New York, NY  10172
                           Facsimile:  (212) 450-3955
                           Attention:  Nancy L. Sanborn

                           and to:

                           Sanford Krieger
                           Fried, Frank, Harris, Shriver & Jacobson
                           New York, NY  10004
                           Facsimile:  (212) 859-4000


                  If to Seller:

                           Terrence G. Linnert, Senior Vice President,
                           Human Resources and Corporate Services,
                           General Counsel and Secretary
                           The B.F.Goodrich Company
                           Four Coliseum Centre
                           2730 West Tyvola Road
                           Charlotte, North Carolina  28217-3022
                           Facsimile: (704) 425-7011

                  With copies to:

                           Scott E. Kuechle, Vice President and Treasurer The B.F.Goodrich Company
                           Four Coliseum Centre
                           2730 West Tyvola Road
                           Charlotte, North Carolina  28217-3022
                           Facsimile: (704) 423-7059

                           and

                           Gordon S. Kaiser, Esq.
                           Squire, Sanders & Dempsey L.L.P.
                           4900 Key Tower
                           127 Public Square
                           Cleveland, Ohio  44114-1304
                           Facsimile:  (216) 479-8780

Any party may change the address to which notice is to be sent or the telephone number for facsimile transmission pursuant to this Section 12.10 by giving written notice thereof in compliance with this section.

         SECTION 12.11. PRESS RELEASE. During the period prior to the Closing, each party shall obtain the other party's consent before issuing any press release or otherwise making any public announcement with respect to this Agreement or the Transaction, and shall not, except as may be required by law or by obligations under any listing agreement with a stock exchange, issue any such press release or make any such public announcement prior to obtaining such consent, which consent shall not be unreasonably withheld or delayed.

         SECTION 12.12. RIGHTS OF PARTIES; ASSIGNABILITY; BINDING EFFECT. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the express written consent of the other party; provided, however, that Buyer may assign this Agreement to a third party purchaser of all or substantially all of the assets of Buyer without Seller's express written consent so long as written notice of such assignment is provided to Seller. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Person other than the parties to it and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Person to any party to this Agreement, nor shall any provision give any third Person any right of subrogation or action over or against any party to this Agreement. Subject to the foregoing, this Agreement shall be binding on, and shall inure to the benefit of, the parties and their respective successors, assigns and personal representatives.

         SECTION 12.13. CURRENCY. All references to "Dollars" or "$" in this Agreement shall mean United States Dollars.

         SECTION 12.14. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Agreement for Sale and Purchase of the Sale Assets as of the day and year first above written.

                                        "Seller"

                                        THE B.F.GOODRICH COMPANY


                                        By:     /s/ David L. Burner
                                             -----------------------------------
                                        Its:        Chairman and CEO
                                              ----------------------------------


                                        "Buyer"

                                        PMD GROUP INC.


                                        By:     /s/ Brian Hoesterey
                                             -----------------------------------
                                        Its:        Assistant Secretary
                                               ---------------------------------

                                   APPENDIX A

                              CERTAIN DEFINITIONS.

"ACCOUNT BALANCES" shall have the meaning defined in Section 9.2(f) of the Agreement.

"ACCOUNTING FIRM" shall have the meaning defined in Section 1.9(f).

"ACQUIRED BUSINESS" shall have the meaning defined in Section 9.13 of the Agreement.

"ACQUISITION PROPOSAL" shall have the meaning defined in Section 4.3 of the Agreement.

"ACTIVE EMPLOYEE OF THE BUSINESS" means any employee of the Business who is actively at work on the Closing Date, and also shall include any employee of the Business who, as of the Closing Date, is absent from employment because of short term disability, vacation, approved leave of absence, or other form of absence from employment. For purposes of this Agreement, the term Active Employee of the Business shall not include any employee on leave of absence on the Closing Date who does not return to work within three (3) months of the Closing Date unless the leave of absence is subject to the Family and Medical Leave Act of 1993 or the Uniformed Services Employment and Reemployment Rights Act of 1994.

"AEROSPACE LEASE AGREEMENT" shall have the meaning defined in Section 9.16 of the Agreement.

"AFFILIATES" shall have the same meaning as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934.

"AGREEMENT" shall have the meaning defined in introductory paragraph of the Agreement.

"ANTITRUST AUTHORITY" shall mean the Federal Trade Commission, the Antitrust Division, the attorneys general of the several states of the United States and any other governmental authority having jurisdiction with respect to the Transaction pursuant to applicable Antitrust Laws.

"ANTITRUST LAWS" shall mean the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state, and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect the monopolization or restraint of trade or creation of cartels.

"APPLICABLE RATE" shall have the meaning defined in Section 1.9(g) of the Agreement.

"ASSET SUBSIDIARIES" shall have the meaning defined in Recital B on Page 1.

"ASSETS" shall have the meaning defined in Section 1.1 of the Agreement.

"ASSIGNED PREPAID EXPENSES ACQUIRED BY ASSET PURCHASE" shall have the meaning defined in Section 1.1(h) of the Agreement.

"ASSIGNED PREPAID EXPENSES" means all non-refundable and transferable prepaid expenses, prepaid assets and deposits paid by Seller or its Subsidiaries prior to the Closing Date for which Buyer will receive the benefit after the Closing Date.

"ASSUMED LIABILITIES" shall have the meaning defined in Section 1.5 of the Agreement.

"ASSUMPTION AGREEMENT" shall have the meaning defined in Section 10.2(e) of the Agreement.

"BENEFIT PLAN" means each plan, program, policy, payroll practice, contract, agreement or other arrangement providing for severance, termination pay, retirement pay benefits, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral and whether or not legally binding, including, without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA and each "multi-employer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA.

"BFG PENSION PLAN FOR SALARIED EMPLOYEES" means the B.F. Goodrich Retirement Program for Salaried Employees.

"BFG PENSION PLAN FOR WAGE EMPLOYEES" means the B.F. Goodrich Company Wage Employees' Pension Plan.

"BOOKS AND RECORDS ACQUIRED BY ASSET PURCHASE" shall have the meaning defined in
Section 1.1(g) of the Agreement.

"BRECKSVILLE VACANT LAND" shall have the meaning defined in Section 1.2(m) of the Agreement.

"BUSINESS" shall have the meaning defined in Paragraph A of Recitals on Page 1.

"BUYER INDEMNIFIED PERSONS" shall have the meaning defined in Section 11.1 of the Agreement.

"BUYER PENSION PLAN" shall mean a Benefit Plan which is both (a) established or maintained by Buyer or Buyer and one or more of its Subsidiaries, and (b) a defined benefit pension plan intended to be tax-qualified under Section 401(a) of the Code.

"BUYER'S INVESTMENT PLAN" shall have the meaning defined in Section 9.2(f) of the Agreement.

"BUYER'S NOTICE" shall have the meaning defined in Section 1.9(e) of the Agreement.

"BUYER'S OUTSIDE DATE" shall have the meaning defined in Section 8.2 of the Agreement.

"BUYER'S REVIEW PERIOD" shall have the meaning defined in Section 1.9(e) of the Agreement.

"BUYER" shall have the meaning defined in introductory paragraph.

"CERCLIS" shall have the meaning defined in Section 2.17 of the Agreement.

"CLAIM NOTICE" shall have the meaning defined in Section 11.4(a) of the Agreement.

"CLAIM" shall have the meaning defined in Section 11.4(a) of the Agreement.

"CLOSED FACILITIES" shall have the meaning defined in Section 1.2(n) of the Agreement.

"CLOSING" shall have the meaning defined in Section 1.8 of the Agreement.

"CLOSING BALANCE SHEET" shall have the meaning defined in Section 1.9(c) of Agreement.

"CLOSING DATE" shall have the meaning defined in Section 1.8 of the Agreement.

"CODE" means the Internal Revenue Code of 1986, as amended.

"COLLECTIVELY BARGAINED RETIREE WELFARE PLAN" means an Employee Welfare Benefit Plan of Seller that provides retiree medical or retiree life insurance benefits to one or more groups of retired employees of the Business who are covered under such plan pursuant to the terms of one or more collective bargaining agreements.

"COMMITMENT LETTERS" shall have the meaning defined in Section 3.11 of the Agreement.

"COMPETITIVE BUSINESS" shall have the meaning defined in Section 9.13 of the Agreement.

"CONFIDENTIALITY AGREEMENT" shall have the meaning defined in Section 9.1 of the Agreement.

"CONFLICT OF INTEREST" means the situation where either (i) Buyer and Seller mutually agree that the representation of both Seller and Buyer by the same counsel or consultant would create an impermissible conflict of interest or (ii) an independent counsel mutually agreed upon by Buyer and Seller determines in a written opinion to Buyer and Seller that the representation of both Seller and Buyer by the same counsel or consultant would create a conflict of interest. In the case of (ii) in the previous sentence, Buyer and Seller agree to split the cost of the independent counsel in connection with rendering such written opinion.

"CONTRACTS" means all of Seller's and its affiliates' rights and obligations under those contracts, purchase orders, customer orders, leases for real and personal property and agreements, whether written or oral, to which any of Seller and its affiliates are a party on the Closing Date that are used or held for use solely or primarily in connection with the operation of the Business.

"CONTRACTS ASSIGNED BY ASSET PURCHASE" shall have the meaning defined in Section 1.1(e) of the Agreement.

"DEFINED REMEDIATION PROJECTS" shall have the meaning defined in Section 11.3(d)(i) of the Agreement.

"DETERMINATION DATE" shall have the meaning defined in Section 1.9(g) of the Agreement.

"DISCLOSURE SCHEDULES" shall have the meaning defined in Section 2.1(a) of the Agreement.

"DISPUTE NOTICE" shall have the meaning defined in Section 11.4(e) of the Agreement.

"EMD BUSINESS" shall have the meaning defined in Section 1.2(l) of the Agreement.

"EMD LEASE AGREEMENT" shall have the meaning defined in Section 9.17 of the Agreement.

"EMPLOYEE AGREEMENT" means each management, employment, severance, retirement, change-in-control, consulting, non-compete, confidentiality, or similar agreement or contract between the Seller or any of its Subsidiaries and any employee of the Business.

"EMPLOYEE BENEFIT PLAN" means each Benefit Plan (other than an Employee Agreement) which is now or previously has been sponsored, maintained, contributed to, or required to be contributed to by the Seller or any of its Subsidiaries or pursuant to which Seller or any of its Subsidiaries has or may have any liability, contingent or otherwise, in each case for the benefit of any employee of the Business.

"EMPLOYEE PENSION BENEFIT PLAN" means each Employee Benefit Plan that provides retirement pay benefits for 25 or more participants, including, without limitation, any plan described in Section 3(2) of ERISA, but not including any plans mandated by law (other than U.S. federal, state and local laws).

"EMPLOYEE WELFARE BENEFIT PLAN" means each Employee Benefit Plan that provides benefits of a type described in Section 3(1) of ERISA and any associated "cafeteria plan" that is designed to meet the requirements of Section 125 of the Code.

"ENCUMBRANCES" shall have the meaning defined in Section 1.3 of the Agreement.

"ENVIRONMENTAL CLAIM" shall have the meaning defined in Section 11.3(h) of the Agreement.

"ENVIRONMENTAL COSTS" means, without limitation, any actual or threatened investigation, cleanup, remediation, removal, or other response costs (which without limitation shall include costs to cause the Business to come into compliance with Environmental Laws), expenses (including without limitation fees and disbursements of consultants, counsel, and other experts in connection with any environmental investigation, testing, audits or studies, response actions, or litigation), losses, liabilities or obligations (including without limitation, liabilities or obligations under any lease or other contract), payments, damages (including without limitation any actual, punitive or consequential damages under any statutory laws, common law cause of action or contractual obligations or otherwise, including without limitation damages (a) of third parties for personal injury or property damage, or (b) to natural resources), civil or criminal fines or penalties, judgments, and amounts paid in settlement arising out of or relating to or resulting from any Environmental Matter regardless of whether such costs, expenses, losses, liabilities, obligations, payments, damages, fines, penalties, judgments or amounts arise as a result of the negligence, strict liability or any other liability under any theory of law or equity.

"ENVIRONMENTAL LAWS" shall mean all applicable international, federal, state and local statutes, laws, regulations, ordinances, orders or other legally binding directives, common law, and similar provisions having the force or effect of law, concerning any Environmental Matter, including but not limited to, the Clean Air Act, 42 U.S.C. `7401 et. seq., the Clean Water Act, 33 U.S.C. `1251 et seq., the Resource Conservation Recovery Act ("RCRA"), 42 U.S.C. `6901 et seq., the Toxic Substances Control Act, 15 U.S.C `2601 et seq., the Occupational Safety and Health Act, 29 U.S.C.

ss.ss.641, et seq., and the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. `9601 et seq.

"ENVIRONMENTAL MATTER" means, any matter arising out of, relating to, or resulting from pollution, contamination, protection of the environment, human health or safety, health or safety of employees, sanitation, and any matter arising out of, relating to, or resulting from emissions, discharges, disseminations, releases or threatened releases, of Hazardous Materials into the air (indoor or outdoor), surface water, groundwater, soil, land surface or subsurface, buildings, facilities, real or personal property or fixtures or otherwise arising out of, relating to, or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, release or threatened release of Hazardous Materials.

"ENVIRONMENTAL PERMITS" shall have the meaning defined in Section 2.17 of the Agreement.

"EQUITY INTEREST" shall have the meaning defined in Section 1.1 of the Agreement.

"EQUITY SUBSIDIARIES" shall have the meaning defined in Recital D of Page 1.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"ERISA AFFILIATE" means, with respect to any Person, any trade or business (whether or not incorporated) that is part of the same controlled group, or under common control with, or part of an affiliated service group that includes such Person, within the meaning of Code Sections 414(b), (c), (m), or (o) and/or ERISA Section 4001(a)(14).

"EXCLUDED ASSETS" shall have the meaning defined in Section 1.2 of the Agreement.

"EXCLUDED LIABILITIES" shall have the meaning defined in Section 1.4 of the Agreement.

"FINANCIAL STATEMENTS" shall have the meaning defined in Section 2.9 of the Agreement.

"FORMER PM EMPLOYEE" shall mean an Active Employee of the Business who becomes an employee of Buyer or a subsidiary of Buyer on or shortly after the Closing Date, or continues in employment with a member of the Stock Group (other than an Equity Subsidiary) after the Closing Date.

"FORWARD LOOKING DATA" shall have the meaning defined in Section 3.6 of the Agreement.

"GUIDE" shall have the meaning defined in Section 1.9(c) of the Agreement.

"HAZARDOUS MATERIALS" means all materials or substances subject to regulation under any Environmental Laws, including without limitation any substance regulated as hazardous (under CERCLA, RCRA, or otherwise), dangerous, explosive, flammable, toxic or radioactive, or any petroleum or petroleum-derived substance or waste.

"HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

"INCOME TAX" or "INCOME TAXES" means any federal, state, local or foreign Tax or Taxes (i) based upon, measured by, or calculated with respect to, net income or net receipts, proceeds or profits, or (ii) based upon, measured by, or calculated with respect to multiple bases (including, without limitation, corporate franchise or occupation Taxes) if such Tax may be based upon, measured by, or calculated with respect to one or more bases described in (i) above.

"INCREASED AMOUNT" shall have the meaning defined in Section 1.9(h) of the Agreement.

"INDIRECT SUBSIDIARIES" shall have the meaning defined in Paragraph E of Recitals on Page 1.

"INDIRECTLY OWNED STOCK" shall have the meaning defined in Section 2.4 of this Agreement.

"INDEMNIFIED PARTY" shall have the meaning defined in Section 11.4(a) of the Agreement.

"INTANGIBLES ACQUIRED BY ASSET PURCHASE" shall have the meaning defined in
Section 1.1(f) of the Agreement.

"INTELLECTUAL PROPERTY" shall have the meaning defined in Section 2.16(a) of the Agreement.

"INTERIM PERIOD" shall have the meaning defined in Section 9.2(e) of the Agreement.

"INVENTORY AND SUPPLIES ACQUIRED BY ASSET PURCHASE" shall have the meaning defined in Section 1.1(b) of the Agreement.

"INVENTORY AND SUPPLIES" means all inventory and supplies that are used, held for use or useful solely or primarily in connection with the operation of the Business, including without limitation, raw materials, work-in-progress and finished goods, inventory and supplies in transit or on consignment and any and all other supplies stored, kept or maintained by or on behalf of Seller and its Subsidiaries, wherever located.

"INVESTMENT PLAN PARTICIPANTS" shall have the meaning defined in Section 9.2(f) of the Agreement.

"KNOWLEDGE," "to the Knowledge of" or words of like import mean that the party to which the statement is attributed is actually aware of the particular fact or other matter to which the statement refers. Seller will be deemed to have "Knowledge" of a particular fact or other matter if any Person listed on Schedule A has knowledge of such fact or other matter.

"LEASED REAL PROPERTY" means all of Seller's and its Subsidiaries' leasehold interest in and to the real property described in Section 2.13(c) of the Disclosure Schedule.

"LIABILITIES" means any liabilities or obligations of any kind whatsoever, including without limitation, liabilities based on negligence or strict liability whether known or unknown, liquidated or contingent, or any claims or demands based thereon or attributable thereto.

"LOWEST-COST COMMERCIALLY REASONABLE" shall have the meaning defined in Section 11.3(g)(iii) of the Agreement.

"LOSSES" shall have the meaning defined in Section 11.1 of the Agreement.

"MANAGEMENT INCENTIVE PLAN" shall have the meaning defined in Section 9.2(i) of the Agreement.

"MATERIAL ADVERSE EFFECT" shall mean any change, event or occurrence which is materially adverse to the assets, liabilities, business, financial condition or results of operations of the Business taken as a whole.

"MATERIAL CONSENTS" shall have the meaning defined in Section 6.4(b) of the Agreement.

"MATERIAL CONTRACTS" shall have the meaning defined in Section 2.14 of the Agreement.

"MAY 31, 2000 BALANCE SHEET" shall have the meaning defined in Section 1.9(a) of the Agreement.

"MAY 31, 2000 WORKING CAPITAL STATEMENT" shall have the meaning defined in
Section 1.9(c) of the Agreement.

"NET WORKING CAPITAL" shall have the meaning defined in Section 1.9(c) of the Agreement.

"ON-SITE CLAIM" shall have the meaning defined in Section 11.3(i) of the Agreement.

"OTHER TANGIBLE PROPERTY ACQUIRED BY ASSET PURCHASE" shall have the meaning defined in Section 1.1(c) of the Agreement.

"OTHER TANGIBLE PROPERTY" means all the tangible property, other than Inventory and Supplies, owned by Seller and its affiliates and used or useful solely or primarily in connection with the operation of the Business, including without limitation, all leasehold improvements, equipment, furniture and fixtures, machinery, vehicles, tools and other fixed assets and all related thereto including operating and engineering records.

"OWNED REAL PROPERTY" means all of Seller's and its Subsidiaries' right, title and interest in the real property described in Section 2.13(a) of the Disclosure Schedule, together with all buildings, improvements, fixtures and appurtenances thereto.

"PARTY" or "parties" shall refer to Buyer and Seller, as the specific context requires.

"PERMITS" shall have the meaning defined in Section 2.15 of the Agreement.

"PERMITTED ENCUMBRANCES": means: (i) liens for taxes, assessments or governmental charges not yet due and payable, or being diligently contested in good faith and by appropriate proceedings (ii) Encumbrances (other than mortgages, security interests, deeds of trust or pledges) which do not, individually or in the aggregate, materially interfere with the present use of the Assets, and which do not materially detract from their value, (iii) liens imposed by law, such as carriers', warehousemen's and mechanics' liens with respect to which the underlying obligations are not delinquent or being diligently contested in good faith and by appropriate proceedings, (iv) purchase money security interest for the purchase or leasing of office equipment, computers, vehicles and other items of tangible personal property, (v) zoning, entitlement or other land use regulations, (vi) items that are reflected on any current or updated survey of the Owned or Leased Real Property that has been provided to Buyer prior to the date of this Agreement, and (vii) all Encumbrances (other than mortgages, security interests, deeds of trust or pledges) disclosed in policies of title insurance or title commitments that have been provided to Buyer prior to the date of this Agreement.

"PBGC" shall have the meaning defined in Section 2.19(b).

"PERSON" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

"POST-CLOSING TAX PERIOD" means any Taxable Period beginning after the Closing Date; and, with respect to a Taxable Period that begins on or before the Closing Date and ends thereafter, the portion of such Taxable Period beginning after the Closing Date.

"PRE-CLOSING TAX PERIOD" means any Taxable Period ending on or before the Closing Date; and, with respect to a Taxable Period that begins on or before the Closing Date and ends thereafter, the portion of such Taxable Period beginning on or before the Closing Date and ending on the Closing Date.

"PROHIBITED ACTIVITIES" shall have the meaning defined in Section 9.13 of the Agreement.

"PURCHASE" shall have the meaning defined in Paragraph G of Recitals on Page 1.

"PURCHASE PRICE" shall have the meaning defined in Section 1.6 of the Agreement.

"REAL PROPERTY ACQUIRED BY ASSET PURCHASE" shall have the meaning defined in
Section 1.1(a) of the Agreement.

"RECEIVABLES" means all accounts receivable of the Business owed to Seller or its Subsidiaries on the Closing Date.

"RECEIVABLES ACQUIRED BY ASSET PURCHASE" shall have the meaning defined in
Section 1.1(d) of the Agreement.

"REDUCTION AMOUNT" shall have the meaning defined in Section 1.9(g) of the Agreement.

"RELEASE" means any spilling, emitting, leaking, pumping, pouring, emptying, escaping, leaching, dumping or disposing, injecting, depositing, or discharging in, onto, into or through the environment (including ambient air, surface water, groundwater, or soils); it being understood that a Release shall include the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material.

"REORGANIZATION" means (i) the intercompany sales by BFGoodrich Chemical Belgie BVBA to BFGoodrich Chemical Holding B.V. (Netherlands) of the stock of (a) Goodrich Holding UK Ltd. and (b) BFGoodrich Holding S.A. (France), (ii) the contribution of certain assets by BFGoodrich Diamalt GmbH (Germany)("Diamalt") to a German partnership to be acquired or formed by

Diamalt and related transactions, (iii) the conversion of BFGoodrich Chemical Spain S.A. from S.A. into an S.L.; and (iv) the merger of International BFGoodrich Technology Corporation into Mitech Holding Corporation.

"REPRESENTATIVES" shall have the meaning defined in Section 4.4 of the Agreement.

"RESOLUTION PERIOD" shall have the meaning defined in Section 1.9(e) of the Agreement.

"RETAINED INTELLECTUAL PROPERTY" shall have the meaning defined in Section 1.2(j) of the Agreement.

"SALARIED PENSION PLAN PARTICIPANTS" shall have the meaning defined in Section 9.2(e) of the Agreement.

"SALE ASSETS" shall have the meaning defined in Section 1.1 of the Agreement.

"SALE" shall have the meaning defined in Paragraph G of Recitals on Page 1.

"SELLER GROUP" means, with respect to Federal Taxes, the affiliated group of corporations (as defined in Section 1504(a) of the Code) of which Seller is a member, and with respect to Taxes other than Federal Taxes, any affiliated, consolidated, combined or unitary group of which Seller or any of its affiliates is a member.

"SELLER'S CLOSING WORKING CAPITAL STATEMENT" shall have the meaning defined in
Section 1.9(c) of the Agreement.

"SELLER'S OUTSIDE DATE" shall have the meaning defined in Section 8.3 of the Agreement.

"SELLER" shall have the meaning defined in introductory paragraph on Page 1.

"SELLER NOTE" shall have the meaning defined in Section 1.6 of the Agreement.

"STOCK" shall have the meaning defined in Section 1.1 of the Agreement.

"STOCK GROUP" shall have the meaning defined in Recital E on Page 1.

"STOCK SELLING SUBSIDIARIES" shall have the meaning defined in Recital B on Page 1.

"STOCK SUBSIDIARIES" shall have the meaning defined in Recital C on Page 1.

"SUBSIDIARIES" shall have the meaning defined in Paragraph F of Recitals on Page 1.

"SURVIVAL PERIOD" shall have the meaning defined in Section 11.5 of the Agreement.

"TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

"TAX ASSET" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute that could be carried forward or back to reduce Taxes (including without limitation deductions and credits related to alternative minimum Taxes). "TAX GROUP" shall have the meaning defined in Section 2.20(a) of the Disclosure Schedule.

"TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"TAX SHARING AGREEMENTS" means all existing agreements or arrangements (whether or not written) binding any member of the Stock Group that provide for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any person's Tax liability.

"TAXABLE PERIOD" means any period for which Taxes are owed to a federal, state, local or foreign taxing authority, or for which a Tax Return is required to be filed by Seller, any Subsidiary or Buyer.

"TEXTILE CONSOLIDATION PROJECT" shall have the meaning defined in Section 4.13 of the Agreement.

"TEXTILE DYES FACILITIES" shall have the meaning defined in Section 1.2(o) of the Agreement.

"THIRD-PARTY CLAIM" shall have the meaning defined in Section 11.4(b) of the Agreement.

"TRANSACTION" shall have the meaning defined in the Agreements section on Page
1.

"TRANSFER DATE" shall have the meaning defined in Section 9.2(f) of the Agreement.

"TRANSITION ARRANGEMENTS" means The B.F. Goodrich Company Performance Materials Transition Arrangements Plan, as disclosed on Schedule 9.2(d).

"TRANSITION SERVICES AGREEMENT" shall have the meaning defined in Section 9.9 of the Agreement.

                                    EXHIBIT A

                           MAY 31, 2000 BALANCE SHEET

                                    EXHIBIT B

                     MAY 31, 2000 WORKING CAPITAL STATEMENT

                                    EXHIBIT C

                              TERMS OF SELLER NOTE

                            BFG PERFORMANCE MATERIALS
          SUMMARY OF PROPOSED TERMS FOR SELLER PIK PAPER/DISCOUNT NOTES


ISSUER            Holding Company for Performance Materials ("Holdco")

SECURITY          Holdco unsecured debentures ("Debentures")

AMOUNT $200 million, subject to a reduction for a shortfall in 4Q EBITDA from the target EBITDA of $52.5 million per the purchase agreement

MATURITY          10.5 years

CALL FEATURES     1.   Callable at par during first 24 months
                  2.       Callable at 106.5% in year 3
                  3.       Callable at 105.4% in year 4
                  4.       Callable at 104.3% in year 5
                  5.       Callable at 103.3% in year 6
                  6.       Callable at 102.2% in year 7
                  7.       Callable at 101.1% in year 8
                  8.       Callable at 100% thereafter

PREPAYMENT        At any time during the first 24 months, Holdco may prepay up to $75,000,000 (less the amount, if any, of principal reduction pursuant to Section 1.6 of the Purchase Agreement) of the face amount of the Debentures by a cash payment in an amount equal to 80% of the principal amount of the prepayment.

LOCK UP If requested by Holdco or the underwriters of the Senior Subordinated Notes ("High Yield") of the Operating Company, the holder of the Debentures will not effect a sale or distribution of the securities for the first 24 months in any transaction (other than a sale or distribution to an entity in which BF Goodrich has a controlling interest) which either requires registration pursuant to the Securities Act of 1933, as amended ("1933 Act"), relies upon the exemption therefrom provided by Rule 144A promulgated pursuant to the 1933 Act, or relies upon the exemption therefrom provided by Rule 144 promulgated pursuant to the 1933 Act and involves a sale or distribution to a qualified institutional buyer.

REGISTRATION      Customary registration rights to be provided immediately
                  following the Lock Up period.

INTEREST RATE     1.  13% payable semiannually in additional Debentures through year 5

                  2. After year 5, interest rate increases to 15% per annum if paid in additional Debentures, otherwise the interest rate remains at 13% if interest on the Debentures is paid in cash.
                  3. Holdco has the option at any time to pay interest in cash subject to the terms of the Senior Subordinated Notes.

COVENANTS         NOTE: THESE COVENANTS CANNOT BE ANY MORE RESTRICTIVE THAN THE
                  HIGH YIELD COVENANTS WHICH ARE YET TO BE NEGOTIATED, BUT WILL
                  BE CUSTOMARY

                  1. Restricted Payments - No payments to Holdco shareholders in excess of: (1) 100% of cumulative net income of Holdco, PLUS any basket in the Senior Subordinated Notes, it being understood that such basket will not exceed $10 million (in each case, excluding gains on asset sales and other non-recurring items), PLUS (2) the proceeds of any sale of equity securities of Holdco.

2. Debt Issuance - Holdco shall not issue any debt senior to the Debentures during their term until their principal and interest are fully paid. Holdco may issue debt that is pari passu to the Debentures if Holdco uses this debt to redeem a portion of the Debentures and the total debt at the Holdco following this issuance is less than or equal to the debt prior to such issuance and redemption. Redemption is subject to the call provisions above.

                      An incurrence covenant binding Holdco similar to that found in the High Yield Indenture shall be provided for the benefit of the Debentures.

                  3. Limitation on Asset Sales - Any asset sales must be at fair market value. The proceeds must be cash, marketable securities or operating assets. If the proceeds are in cash, this cash must be either reinvested in operating assets or be used to repay debt as per the provisions of the High Yield covenant. To the extent the High Yield covenant allows distributions of proceeds to the equity holders, proceeds must be used first to redeem the Debentures.

                  4. Sale or Merger - In the event of a sale of Holdco or a merger of Holdco in which Holdco is not the surviving entity, or a transfer, sale or merger of all or substantially all of its assets (other than to a subsidiary of Holdco), the holder shall have the option to put the Debentures at 101% of par. Change-in-control language similar to that found in the High Yield Indenture shall apply.

                  5.  Affiliate Transactions - No transactions with affiliates:
                      (1) other than on an arms-length basis, and (2) those specifically permitted in the High Yield indenture.

DEFAULT NOTE: THESE DEFAULT PROVISIONS WILL BE SUBJECT TO THE INTERCREDITOR AGREEMENT AND MAY REQUIRE SOME TYPE OF STANDSTILL

                  1.   Non payment of interest or principal
                  2.   Breach of covenants, subject to a customary cure period
                  3.   Bankruptcy of Holdco or the Operating Company

                                    EXHIBIT D

                               COMMITMENT LETTERS

                                    EXHIBIT E

                       TERMS OF AEROSPACE LEASE AGREEMENT

                             CONFIDENTIAL TERM SHEET

   SUMMARY OF PROPOSED TERMS AND CONDITIONS FOR LEASE AND SERVICES AGREEMENTS
           BFGOODRICH AEROSPACE AND FUTURE PERFORMANCE MATERIALS OWNER


SUMMARY

o BFGoodrich Aerospace proposes to lease from the BFGoodrich Performance Materials buyer the building space currently occupied by the BFGoodrich Aerospace MMTC Laboratory and additional space to consolidate the BFG Aerospace administrative offices currently in residence in other locations on the Brecksville campus.

SPACE REQUIREMENTS

o BFGoodrich Aerospace MMTC Laboratory occupies space in the N Building Complex consisting of scientific laboratories (10,300 square feet), office space (3,000 s.f.) and storage (770 s.f.); totaling approximately 14,070 square feet.

o Other BFGoodrich Corporate and Aerospace departments (including legal, Landing Systems Group, and Information Technology) occupy office space in parts of B Building and S Building. Their forward-looking space requirements approximate 3,500 square feet.

o For MMTC, an additional 2,600 square feet of contiguous lab and office space would be required in the short term and an additional 1,000 square feet of contiguous office space will be required over the next 5 years.

o Total additional space required is 7,100 square feet, making the total required space 21,200 square feet.

PROPOSED SOLUTION

o BFG Aerospace would lease the existing space in N2 (14,070 square feet) plus 3,600 square feet of contiguous lab/office space. BFGoodrich Aerospace and corporate employees will continue to occupy 3,500 square feet of existing office space in B Building. Buyer may relocate the BFG employees in Building B as a group to another area of the complex reasonably satisfactory to BFG and reasonably comparable with respect to access, buildout quality, total space, etc. to the existing space, at Buyer's sole and complete cost.

o The mechanical/electrical wing, area G, which contains mechanical and electrical equipment for the N Complex would be retained by the Performance Materials buyer, with BFG Aerospace paying a prorated rate for any utilities that cannot be submetered through the CAM, as explained further below.

GENERAL ASSUMPTIONS AND TERMS

o Any cost of demolition, build-out and/or improvements of the leased space in N Building will be funded by BFG Aerospace.

o Any cost to relocate displaced Performance Materials labs or offices and/or improve other buildings to house these labs or offices will be funded by the new PM owner.

o MMTC's space will be leased at an initial lease rate between $6.00 and $10.00 per square foot per year (on a gross industrial basis including property insurance and property taxes only), based on the median value of market appraisals of Building N2 compared to market comparables in the Brecksville area, to be provided by Colliers International (for Seller) and a reputable real estate broker in the Northeast Ohio region selected by Buyer (for Buyer) and a third Cleveland area broker (to be agreed mutually by Seller and Buyer if necessary to reach agreement).

o Normal and customary common area maintenance (CAM) will be performed and charged at an initial rate between $4.00 and $6.00 per square foot per year and will escalate at no more than 2% per year. The definition of CAM expenses is attached as Appendix A. The final value of the initial CAM will be based on the median value of market comparables in the Brecksville area, provided by Colliers International (for Seller) and a reputable real estate broker in the Northeast Ohio region selected by Buyer (for Buyer) and a third Cleveland area broker (to be agreed mutually by Seller and Buyer if necessary to reach agreement).

o Maintenance on the lab and office space will be the responsibility of BFG.

o        Access to the cafeteria will be provided to BFG employees.

o Electricity, natural gas, water/sewer are included in CAM at a rate of $1.81 per square foot per year. Buyer may separately meter these costs to Aerospace, in which case BFG Aerospace will bear the cost of separately metering such utilities and the initial CAM will be reduced by $1.81 per square foot per year.

o Other non-facility services outside those described in CAM (for example, Material Characterization Services) currently provided and/or required in the future will be arranged under a separate agreement.

o The lease agreement will be for a 5-year period with two 5-year options. The base rate for each option period will be determined by a fair market appraisal adjustment to be agreed upon one year prior to the effective date of the commencement of the applicable option term. BFG Aerospace may terminate the lease at any time upon at least twelve months written notice.

o The lease agreement will contain a commercially reasonable cross indemnification provision with respect to environmental matters.

                                   SCHEDULE A:
                          BRECKSVILLE SITE CAM SERVICES



 Electrical Supplies/Equip
 Electrical R&M
 Electrical Misc.
 Electricity*
 Water*
 Sewage*
 DI Water*
 Natural Gas*
 Nitrogen*
 HVAC Supplies/Equip
 HVAC R&M
 HVAC Contract
 HVAC Misc
 Fire Equip/Systems R&M
 Landscape/Grounds Snow Removal
 General Bldg Supp/R&M/Misc.
 Window Washing
 Housekeeping
 Elevator
 Safety/Security Manager
 Security Contract
 Security Supp/Equip/R&M/Misc.
 Exterminating
 General Bldg. Supp/R&M/Misc.
 Vehicles
 Office Supplies
 Parking




*    Total cost of utilities included in CAM is $1.81 per square foot per year

                                    EXHIBIT F

                          TERMS OF EMD LEASE AGREEMENT

                             CONFIDENTIAL TERM SHEET

   SUMMARY OF PROPOSED TERMS AND CONDITIONS FOR LEASE AND SERVICES AGREEMENTS
                BFGOODRICH AND FUTURE PERFORMANCE MATERIALS OWNER


SUMMARY

o BFGoodrich ("BFG") proposes to lease from the BFGoodrich Performance Materials buyer the building space currently occupied by the EMD Business, as more particularly described on the attached floor plan.

GENERAL ASSUMPTIONS AND TERMS

o The leased space will be leased at an initial lease rate between $6.00 and $10.00 per square foot per year (on a gross industrial basis including property insurance and property taxes only), based on the median value of market appraisals of Building N2 compared to market comparables in the Brecksville area, to be provided by Colliers International (for Seller) and a reputable real estate broker in the Northeast Ohio region selected by Buyer (for Buyer) and a third Cleveland area broker (to be agreed mutually by Seller and Buyer if necessary to reach agreement).

o Normal and customary common area maintenance (CAM) will be performed and charged at an initial rate between $4.00 and $6.00 per square foot per year and will escalate at no more than 2% per year. The definition of CAM expenses is attached as Appendix A. The final value of the initial CAM will be based on the median value of market comparables in the Brecksville area, provided by Colliers International (for Seller) and a reputable real estate broker in the Northeast Ohio region selected by Buyer (for Buyer) and a third Cleveland area broker (to be agreed mutually by Seller and Buyer if necessary to reach agreement).

o        Maintenance on the leased space will be the responsibility of BFG.

o        Access to the cafeteria will be provided to BFG employees.

o Electricity, natural gas, water/sewer are included in CAM at a rate of $1.81 per square foot per year. Buyer may separately meter these costs to EMD, in which case EMD will bear the cost of separately metering such utilities and the initial CAM will be reduced by $1.81 per square foot per year.

o The lease agreement will be for a 5-year period, with two-5 year options. The base rate for each option period will be determined by a fair market appraisal adjustment to be agreed upon one year prior to the effective date of the commencement of the applicable option term. EMD may terminate the lease at any time upon at least twelve months written notice.

o Other non-facility services outside those described in CAM (for example, Material Characterization Services) currently provided and/or required in the future will be arranged under a separate agreement.

o BFG shall be given the option to lease the space in the PDC building (indicated on the attached floor plan) currently licensed to Cymetech, LLC (f/k/a APT, LLC) on the same terms as provided in this term sheet when such space becomes first available for lease after abandonment by Cymetech or upon termination of such license.

o The lease agreement will contain a commercially reasonable cross indemnification provision with respect to environmental matters.

                                   SCHEDULE A:
                         BRECKSVILLE SITE CAM ESTIMATES



 Electrical Supplies/Equip
 Electrical R&M
 Electrical Misc.
 Electricity*
 Water*
 Sewage*
 DI Water*
 Natural Gas*
 Nitrogen*
 HVAC Supplies/Equip
 HVAC R&M
 HVAC Contract
 HVAC Misc
 Fire Equip/Systems R&M
 Landscape/Grounds
 Snow Removal
 General Bldg Supp/R&M/Misc.
 Window Washing
 Housekeeping
 Elevator
 Safety/Security Manager
 Security Contract
 Security Supp/Equip/R&M/Misc.
 Exterminating
 General Bldg. Supp/R&M/Misc.
 Vehicles
 Office Supplies
 Parking





*    Total cost of utilities included in CAM is $1.81 per square foot per year